      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON 15 MAY 2001


   REGISTRATION NOS. 333-52832; 333-52832-01 TO -03; 2-99979; 33-7738; 33-29253;
         33-39818; 33-47267; 33-51149; 33-58124; 333-13831; 333-13831-01 TO -04;
                            333-17913; 333-63107; 333-67187; 333-67187-01 TO -03
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 3



                                       ON



                                    FORM F-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                    UBS AG                         UBS AMERICAS INC.                  PWG CAPITAL TRUST I
         (EXACT NAME OF REGISTRANT AS        (EXACT NAME OF REGISTRANT AS        (EXACT NAME OF REGISTRANT AS
           SPECIFIED IN ITS CHARTER)           SPECIFIED IN ITS CHARTER)           SPECIFIED IN ITS CHARTER)

                  SWITZERLAND                          DELAWARE                            DELAWARE
        (STATE OR OTHER JURISDICTION OF     (STATE OR OTHER JURISDICTION OF     (STATE OR OTHER JURISDICTION OF
        INCORPORATION OR ORGANIZATION)      INCORPORATION OR ORGANIZATION)      INCORPORATION OR ORGANIZATION)
                  98-0186363                          06-1595848                          13-7099828
               (I.R.S. EMPLOYER                    (I.R.S. EMPLOYER                    (I.R.S. EMPLOYER
              IDENTIFICATION NO.)                 IDENTIFICATION NO.)                 IDENTIFICATION NO.)

          BAHNHOFSTRASSE 45, ZURICH,           677 WASHINGTON BOULEVARD            677 WASHINGTON BOULEVARD
      SWITZERLAND, 011 41-1-234 11 11 AND     STAMFORD, CONNECTICUT 06901         STAMFORD, CONNECTICUT 06901
           AESCHENVORSTADT 1, BASEL,                (203) 719-3000                      (203) 719-3000
       SWITZERLAND, 011 41-61-288 20 20      (ADDRESS AND TELEPHONE NUMBER       (ADDRESS AND TELEPHONE NUMBER
         (ADDRESS AND TELEPHONE NUMBER              OF REGISTRANT'S                     OF REGISTRANT'S
                OF REGISTRANT'S              PRINCIPAL EXECUTIVE OFFICES)        PRINCIPAL EXECUTIVE OFFICES)
         PRINCIPAL EXECUTIVE OFFICES)

             PWG CAPITAL TRUST II
         (EXACT NAME OF REGISTRANT AS
           SPECIFIED IN ITS CHARTER)
                   DELAWARE
        (STATE OR OTHER JURISDICTION OF
        INCORPORATION OR ORGANIZATION)
                  13-7099829
               (I.R.S. EMPLOYER
              IDENTIFICATION NO.)
           677 WASHINGTON BOULEVARD
          STAMFORD, CONNECTICUT 06901
                (203) 719-3000
         (ADDRESS AND TELEPHONE NUMBER
                OF REGISTRANT'S
         PRINCIPAL EXECUTIVE OFFICES)


                            ------------------------

                           ROBERT C. DINERSTEIN, ESQ.
                                     UBS AG
                                299 PARK AVENUE
                         NEW YORK, NEW YORK 10171-0026
                            TELEPHONE: 212-821-3000

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                            REBECCA J. SIMMONS, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NY 10004-2498
                                  212-558-4000


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after this Post-Effective Amendment becomes effective.



    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



     THE REGISTRANTS HEREBY AMEND THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS POST-EFFECTIVE AMENDMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

This registration statement contains two prospectuses relating to market-making transactions that may occur on an ongoing basis in securities that have been previously issued.

The first prospectus, which is included in its entirety, relates to the debt securities previously issued by UBS Americas Inc. (the successor by merger to Paine Webber Group Inc.). The second prospectus, for which only alternate pages are included, relates to preferred trust securities previously issued by PWG Capital Trust I and PWG Capital Trust II, the junior subordinated debentures issued by UBS Americas Inc., the preferred trust securities guarantees by UBS Americas Inc. and the guarantees of UBS AG.

These prospectuses are intended to be used only in market-making transactions. This registration statement does not provide for the issuance of new securities by any of the registrants.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION


PROSPECTUS                              PRELIMINARY PROSPECTUS DATED 15 MAY 2001

--------------------------------------------------------------------------------

[UBS AG LOGO]
                               UBS AMERICAS INC.
                            CERTAIN DEBT SECURITIES

   FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED IN THIS PROSPECTUS, BY

                                     UBS AG
--------------------------------------------------------------------------------
This prospectus relates to outstanding debt securities of UBS Americas Inc. UBS Americas Inc. is the successor by merger to Paine Webber Group Inc. Before the merger, Paine Webber Group Inc. issued the following debt securities, of which the indicated aggregate principal amounts are outstanding:

            - $150,000,000 of 9 1/4% Notes Due 2001
            - $100,000,000 of 7 7/8% Notes Due 2003
            - $200,000,000 of 6 1/2% Notes Due 2005
            - $100,000,000 of 6 3/4% Notes Due 2006
            - $200,000,000 of 7 5/8% Notes Due 2014
            - $125,000,000 of 8 7/8% Notes Due 2005
            - $125,000,000 of 8 1/4% Notes Due 2002
            - $150,000,000 of 7 5/8% Notes Due 2008
            - $250,000,000 of 6.55% Notes Due 2008
            - $340,000,000 of 6.45% Notes Due 2003
            - $525,000,000 of 6 3/8% Notes Due 2004
            - $275,000,000 of 7 5/8% Notes Due 2009
            - $175,000,000 of 7 3/4% Subordinated Notes Due 2002
            - Varying principal amounts and maturities of Medium-Term Senior
              Notes, Series C
            - Varying principal amounts and maturities of Medium-Term
              Subordinated Notes, Series D

As a result of the merger of Paine Webber Group Inc. into UBS Americas Inc., UBS Americas is now the issuer of all the debt securities listed above.

UBS Americas is a wholly owned subsidiary of UBS AG. Following the merger of UBS Americas and Paine Webber Group, UBS AG issued its guarantee of the payment obligations of UBS Americas under all the debt securities issued above. Under this guarantee, UBS AG has fully and unconditionally guaranteed all the obligations of UBS Americas under these securities. However, the obligations of UBS AG under its guarantee of the subordinated debt securities listed above are subordinated as well, as described in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The debt securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

This prospectus is to be used by UBS AG and its affiliates, including UBS Warburg LLC and UBS PaineWebber Inc., in connection with offers and sales of the debt securities when UBS AG and its affiliates engage in market-making transactions. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions. No new debt securities are being offered.

UBS WARBURG                                                 UBS PAINEWEBBER INC.


                   The date of this prospectus is -- May 2001

TABLE OF CONTENTS
--------------------------------------------------------------------------------


Prospectus Summary.....................    3
Cautionary Note Regarding Forward-
  Looking Information..................    7
Where You Can Find More Information....    8
Incorporation of Information About
  UBS..................................    8
Presentation of Financial
  Information..........................    9
Limitations on Enforcement of U.S. Laws
  Against UBS AG, Its Management and
  Others...............................   10
Capitalization of UBS..................   10
UBS....................................   11
UBS Americas...........................   13
Use of Proceeds........................   14
Description of the Debt Securities.....   15
The Guarantees.........................   40
Foreign Currency Risks.................   43
Certain United States Federal Income
  Tax Considerations...................   46
Tax Considerations Under the Laws of
  Switzerland..........................   53
ERISA Matters..........................   54
Plan of Distribution...................   55
Validity of the Securities.............   55
Experts................................   55

Prospectus Summary


The following summary does not contain all the information that may be important to you. You should read the entire prospectus and the documents incorporated by reference into the prospectus before making an investment decision.


UBS AG

UBS AG is a global, integrated investment services firm and the leading bank in Switzerland. UBS's business is managed through three main business groups and its Corporate Center. The business groups are: UBS Switzerland, UBS Warburg and UBS Asset Management. UBS's clients include international corporations, small- and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. UBS AG's ordinary shares are listed on the New York Stock Exchange under the symbol UBS.N, on the Zurich Stock Exchange under the symbol UBSNZn.S and on the Tokyo Stock Exchange under the symbol UBS.T.

The principal executive offices of UBS AG are located at Bahnhofstrasse 45, Zurich, Switzerland and Aeschenvorstadt 1, Basel, Switzerland. Its telephone numbers are 011-41-1-234-11-11 and 011-41-61-288-20-20.

UBS AMERICAS

UBS Americas is a direct, wholly owned subsidiary of UBS AG, and acts as the holding company for the U.S. onshore private banking operations of UBS, including UBS PaineWebber Inc. UBS Americas' principal executive offices are located at 677 Washington Boulevard, Stamford, Connecticut 06901, and its telephone number is 203-719-3000.

THE OFFERING

This prospectus relates to the outstanding debt securities of UBS Americas and the related guarantees of UBS. The specific terms of each debt security are described under "Description of the Debt Securities" below in this prospectus.

The Debt Securities...........     This prospectus relates to the following
                                   outstanding debt securities of UBS Americas:

                                   $150,000,000 of 9 1/4% Notes Due 2001
                                   $100,000,000 of 7 7/8% Notes Due 2003
                                   $200,000,000 of 6 1/2% Notes Due 2005
                                   $100,000,000 of 6 3/4% Notes Due 2006
                                   $200,000,000 of 7 5/8% Notes Due 2014
                                   $125,000,000 of 8 7/8% Notes Due 2005
                                   $125,000,000 of 8 1/4% Notes Due 2002
                                   $150,000,000 of 7 5/8% Notes Due 2008
                                   $250,000,000 of 6.55% Notes Due 2008
                                   $340,000,000 of 6.45% Notes Due 2003
                                   $525,000,000 of 6 3/8% Notes Due 2004
                                   $275,000,000 of 7 5/8% Notes Due 2009
                                   $175,000,000 of 7 3/4% Subordinated Notes Due 2002
                                   Varying principal amounts and maturities of Medium-Term Senior Notes, Series C
                                   Varying principal amounts and maturities of Medium-Term Subordinated Notes, Series D.

Issuer........................     UBS Americas Inc.

Guarantor.....................     UBS AG.

Terms of the Debt
Securities....................     As stated in the applicable description
                                   below.

Market for the Debt
Securities....................     UBS Warburg LLC and UBS PaineWebber Inc.
                                   currently make a market in the debt
                                   securities. However, they are not required to do so, and they can stop doing so at any time without notice. As a result, there is no assurance as to the liquidity of any market for the debt securities.

Use of Proceeds...............     All of the sales of debt securities under
                                   this prospectus will be market-making
                                   transactions--that is, transactions in which
                                   UBS AG, UBS Warburg LLC, UBS PaineWebber
                                   Inc., or one of UBS AG's other affiliates, resells securities that the seller, or one of its affiliates, has previously bought from another party. UBS Americas will not receive any of the proceeds from these resales of the debt securities. In general, we expect that the entity that resells any particular debt securities will retain the proceeds of its market-making resales and will not pay the proceeds to UBS Americas or, if the resales are not made by UBS AG, to UBS AG.

Plan of Distribution..........     This prospectus relates to market-making
                                   transactions in the debt securities by UBS AG and its affiliates. The affiliates that may engage in these transactions include, but are not limited to, UBS AG itself, UBS Warburg
                                   LLC and UBS PaineWebber Inc. These
                                   transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions. No new securities are offered.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth UBS AG's ratio of earnings to fixed charges, for the periods indicated. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented as there were no preferred share dividends in any of the periods indicated.


FOR THE YEAR ENDED                         31.3.01       31.12.00      31.12.99      31.12.98      31.12.97
-----------------------------------------------------------------------------------------------------------
International Accounting Standards
  ("IAS")(1),(2).........................    1.17          1.23          1.25          1.11          0.95
U.S. Generally Accepted Accounting
  Principles ("GAAP")(1),(3).............                  1.15          1.14          0.80


------------

1. The ratio is provided using both IAS and U.S. GAAP values, as the ratio is materially different between the two accounting standards. No U.S. GAAP information is provided for 31 December 1997 or 31 March 2001 as a U.S. GAAP reconciliation was not required for either period.


2. The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1997 was CHF 851 million.

3. The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1998 was CHF 5,319 million.

--------------------------------------------------------------------------------

Cautionary Note Regarding Forward-Looking Information


This prospectus contains or incorporates statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. The words "anticipate," "believe," "expect," "estimate," "intend," "plan," "should," "could," "may" and other similar expressions are used in connection with forward-looking statements. In this prospectus, forward-looking statements may, without limitation, relate to:



- The implementation of strategic initiatives, such as the implementation of the European wealth management strategy and a new business model for the UBS Capital business unit.



-  The development of revenues overall and within specific business areas.



-  The development of operating expenses.



- The anticipated level of capital expenditures and associated depreciation expense.



- The expected impact of the risks that affect UBS's business, including the risk of loss resulting from the default of an obligor or counterparty.



-  Expected credit losses based upon UBS's credit review.



- Other statements relating to UBS's future business development and economic performance.


There can be no assurance that forward-looking statements will approximate actual experience. Several important factors exist that could cause UBS's actual results to differ materially from expected results as described in the forward-looking statements. Such factors include:


- General economic conditions, including prevailing interest rates and performance of financial markets, which may affect demand for products and services.



-  Changes in UBS's expenses associated with acquisitions and dispositions.



- UBS's and PaineWebber's ability to achieve anticipated cost savings and efficiencies from their merger, to integrate their sales and distribution channels in a timely manner and to retain their key employees.



-  General competitive factors, locally, nationally, regionally and globally.



-  Industry consolidation and competition.



- Changes affecting the banking industry generally and UBS's banking operations specifically, including asset quality.



-  Developments in technology.



-  Credit ratings and the financial position of obligors and counterparties.



-  UBS's ability to control risk in its businesses.



- Changes in federal tax laws, which could adversely affect the tax advantages of certain of UBS's products and subject it to increased taxation.



- Changes in currency exchange rates, including the exchange rate for the Swiss franc into U.S. dollars.



You should also consider other risks and uncertainties discussed in the documents that are incorporated by reference into this prospectus.



UBS is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Where You Can Find More Information



UBS AG files periodic reports and other information with the Securities and Exchange Commission. You may read and copy any document that UBS AG files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers like UBS AG that file electronically with the SEC. You may also inspect UBS AG's SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.



We have filed an amendment under the Securities Act of 1933 to PaineWebber's registration statements on Form S-3, originally on Form F-1 and as amended on Form F-3, with the SEC covering the debt securities and UBS's guarantees. For further information on the debt securities, the guarantees, UBS Americas and UBS, you should review our registration statement, its exhibits and the documents incorporated by reference into this prospectus. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.



Incorporation of Information About UBS



The SEC allows us to "incorporate by reference" into this prospectus the information that UBS AG files with them, which means that:



-The incorporated documents are considered part of this prospectus;



-We can disclose important information to you by referring you to those documents; and



-Information that we file with the SEC will automatically be considered to update and supersede the information in this prospectus.



We incorporate by reference into this prospectus:



-UBS AG's Annual Report on Form 20-F for the year ended 31 December 2000, which
 UBS AG filed with the SEC on 15 March 2001;



-UBS AG's Form 6-K, which UBS AG filed with the SEC on 8 May 2001, containing the financial statements of PaineWebber for the year ended 31 December 1999;



-UBS AG's Form 6-K, which UBS AG filed with the SEC on 15 May 2001, containing the pro forma financial statement of UBS AG and PaineWebber for the year ended 31 December 2000, as if the merger between PaineWebber and UBS Americas, Inc., a wholly-owned subsidiary of UBS AG, had occurred on 1 January 2000; and



-UBS AG's Form 6-K, which UBS AG filed with the SEC on 15 May 2001, containing the unaudited financial statements of UBS AG for the quarter ended 31 March 2001.



All subsequent reports that we file on Form 20-F under the Securities Exchange Act of 1934 prior to the termination of this offering will also be deemed to be incorporated by reference into this prospectus. We may also incorporate any other Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into this prospectus.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that it is modified or superseded by a statement that is in this prospectus or in any later filed document that is or is deemed to be incorporated by reference. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.



You may request a copy, at no cost, of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits (other than those that we specifically incorporate by reference into the documents that you request) by contacting us, orally or in writing, at the following address:



UBS AG


Investor Relations G41B


P.O. Box


CH-8098 Zurich


Phone: 011-41-1-234 41 00


Fax: 011-41-1-234 34 15


E-mail: SH-investorrelations@ubs.com


Internet: www.ubs.com/investor-relations



Presentation of Financial Information



UBS's financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with International Accounting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.



The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars or "USD," per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.



                                                                 AVERAGE RATE(1)
YEAR ENDED 31 DECEMBER                        HIGH      LOW      (USD PER 1 CHF)    AT PERIOD END
-------------------------------------------------------------------------------------------------
1996.....................................    0.8641    0.7399        0.8090            0.7468
1997.....................................    0.7446    0.6510        0.6890            0.6845
1998.....................................    0.7731    0.6485        0.6894            0.7281
1999.....................................    0.7361    0.6244        0.6605            0.6277
2000.....................................    0.6441    0.5479        0.5912            0.6172
                                             ------    ------        ------            ------



                   MONTH                      HIGH      LOW
-------------------------------------------------------------
November 2000..............................  0.5759    0.5529
December 2000..............................  0.6172    0.5785
January 2001...............................  0.6240    0.6031
February 2001..............................  0.6124    0.5910
March 2001.................................  0.6073    0.5760
April 2001.................................  0.5908    0.5755


------------

(1) The average of the noon buying rates on the last business day of each full month during the relevant period.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Limitations on Enforcement of U.S. Laws Against UBS AG,


Its Management and Others



UBS AG is a Swiss bank. Many of its directors and executive officers, including some of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of UBS's assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS AG or its management or have any of them appear in a U.S. court. We have been advised by UBS AG internal counsel that there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgment of U.S. courts, of liabilities based solely on the federal securities laws of the United States.


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.


                                                                         31 MARCH 2001
                                                                  CHF              USD
--------------------------------------------------------------------------------------
                                                                   (in millions)
Debt
  Debt issued...............................................  163,128        94,157
                                                              -------       -------
  Total Debt................................................  163,128        94,157
Minority Interest...........................................    3,005         1,734
Shareholders' Equity........................................   43,380        25,039
                                                              -------       -------
Total capitalization(1).....................................  209,513       120,931
                                                              =======       =======


------------

(1) There has been no material change in the capitalization of UBS since 31 March 2001.



Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.5772.


--------------------------------------------------------------------------------
 10

--------------------------------------------------------------------------------

UBS


The UBS Group is one of the world's leading financial firms. It combines financial strength with a reputation for innovation and a global culture that embraces change.



Based on assets under management, UBS is the world's largest provider of private banking services and one of the largest asset managers globally. In the investment banking and securities businesses, UBS is among the select bracket of major global houses. In Switzerland, UBS is the clear market leader in retail and corporate banking.



UBS is managed through three Business Groups and its Corporate Center. UBS's Business Groups are:



- UBS Switzerland



- UBS Asset Management



- UBS Warburg



Each of the Business Groups benefits from its place in the UBS Group, with products from wholesale businesses distributed through the retail businesses, and the combined resources and expertise of all UBS's businesses available to its clients.



The Business Groups and UBS's Corporate Center are summarized below. Further information about UBS, including more detailed descriptions of the Business Groups and Corporate Center, is contained in UBS's Annual Report on Form 20-F for the year ended 31 December 2000 (the "Form 20-F"), which is incorporated by reference into this prospectus.



UBS SWITZERLAND has the world's largest private banking business, based on assets under management, with CHF 681 billion in client assets at 31 December 2000. UBS Private Banking provides a comprehensive range of products and services tailored specifically for wealthy clients from Switzerland and around the world. UBS Switzerland also provides a complete set of banking and securities services for some four million individual and corporate clients in Switzerland.



UBS ASSET MANAGEMENT is a leading institutional asset manager and mutual fund provider based on assets under management, with client assets of CHF 496 billion at 31 December 2000. It offers a broad range of asset management services and products to institutional and retail clients across the world. Its key institutional brands include Brinson Partners and Brinson Advisors in the U.S. and Phillips & Drew in the U.K.



UBS WARBURG operates globally as a client-driven securities, investment banking and wealth management firm. For both its own corporate and institutional clients and the other parts of the UBS Group, UBS Warburg provides product innovation, high quality research and advice and broad access to the world's capital markets. UBS PaineWebber, the fourth largest private client firm in the U.S., joined UBS Warburg in November 2000. Its 8,900 financial advisors provide a full range of wealth management services to over 2 million affluent households in the United States, with assets of CHF 794 billion at 31 December 2000.



CORPORATE CENTER coordinates the activities of the Business Groups, with the goal of making the whole worth more than the sum of the parts. Its functions include finance and accounting; risk management and control; communications and marketing; compliance; legal; and treasury management.



UBS was formed on 29 June 1998, by the merger of two of Switzerland's leading financial services groups, Union Bank of Switzerland (founded 1860) and Swiss Bank Corporation (founded 1854). UBS


--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------


is incorporated and domiciled in Switzerland and is a publicly-owned company, with its shares listed on the Zurich, New York and Tokyo stock exchanges.



UBS employs approximately 71,000 people, 42% in Switzerland and 40% in the U.S. With headquarters in Zurich, Switzerland and Basel, Switzerland, UBS has a presence in major financial centers worldwide and a total of approximately 1500 offices in over 50 countries. The addresses and telephone numbers of its headquarters are Bahnhofstrasse 45, Zurich, Switzerland, telephone 011 41-1-234 11 11; and Aeschenvorstadt 1, Basel, Switzerland, telephone 011 41-61-288 20 20.


--------------------------------------------------------------------------------
 12

--------------------------------------------------------------------------------

UBS Americas


UBS Americas is a direct, wholly owned subsidiary of UBS AG, and acts as the holding company for the U.S. onshore private banking operations of UBS, including UBS PaineWebber Inc. See "UBS--The UBS Group--Strategy, Structure and History--PaineWebber" in UBS's Handbook, filed as part of UBS AG's Annual Report on Form 20-F for the year ended 31 December 2000, which is incorporated by reference into this prospectus.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Use of Proceeds



All of the sales of debt securities under this prospectus will be market-making transactions--that is, transactions in which UBS AG, UBS Warburg LLC, UBS PaineWebber Inc., or one of UBS AG's other affiliates, resells securities that the seller, or one of its affiliates, has previously bought from another party. UBS Americas will not receive any of the proceeds from these resales of the debt securities. In general, we expect that the entity that resells any particular debt securities will retain the proceeds of its market-making resales and will not pay the proceeds to UBS Americas or, when the resales are not made by UBS AG, to UBS AG.


--------------------------------------------------------------------------------
 14

--------------------------------------------------------------------------------


DESCRIPTION OF DEBT SECURITIES


Please note that in this section entitled "Description of Debt Securities," references to UBS Americas refer only to UBS Americas Inc. and not to its consolidated subsidiaries. Similarly, references to UBS refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to Holders mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Because all of the debt securities are currently held by The Depository Trust Company in the form of global debt securities, DTC is currently the only Holder of any of the debt securities. Owners of beneficial interests in the debt securities should read the subsection entitled "-- Global Debt Securities."

THIS SECTION IS ONLY A SUMMARY

The applicable indenture and its associated documents, including your note, contain the full legal text governing the matters described in this section.

This section summarizes all the material terms of the applicable indenture and your note. It does not, however, describe every aspect of the indenture and your note. For example, in this section, we use terms that have been given special meaning in the indenture, but we describe the meaning of only the more important of those terms.

All of the debt securities were issued in various issuances by Paine Webber Group Inc. before Paine Webber Group Inc. merged with UBS Americas Inc. Some of the debt securities were issued as separate series of securities, and these are listed in the first table under "--Fixed Rate Securities" below. Other debt securities were issued as medium-term notes, either as part of Paine Webber Group Inc.'s Medium-Term Senior Notes, Series C, or as part of Paine Webber Group Inc.'s Medium-Term Subordinated Notes, Series D. These are listed in the other tables under "--Fixed Rate Securities" and "--Floating Rate Securities" below.

THE INDENTURES

Each of the debt securities was issued under one of two Indentures, each of which is between UBS Americas and The Chase Manhattan Bank, as Trustee.

The senior debt securities were issued under the Senior Indenture, dated as of 15 March 1988, as amended by a supplemental indenture dated as of 22 September 1989, by a supplemental indenture dated as of 22 March 1991, and by a supplemental indenture dated as of 3 November 2000, between UBS Americas (as successor by merger to PaineWebber) and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, as well as by a supplemental indenture dated as of 22 December 2000 among UBS Americas, the Trustee and UBS AG, as guarantor. When we refer to The Chase Manhattan Bank, acting as Trustee under the Senior Indenture, we will call it the "Senior Trustee." The debt securities issued under the Senior Indenture constitute Superior Indebtedness and rank pari passu with all other unsecured debt of UBS Americas except subordinated debt. The Chase Manhattan Bank's address is 270 Park Avenue, New York, NY 10017.

The subordinated debt securities were issued under the Subordinated Indenture, dated as of 15 March 1988, as amended by a supplemental indenture dated as of 22 September 1989, by a supplemental indenture dated as of 22 March 1991, by a supplemental indenture dated as of 30 November 1993, and by a supplemental indenture dated as of 3 November 2000, between UBS Americas (as successor by merger to PaineWebber) and Chase Manhattan Bank USA, National Association (formerly known

--------------------------------------------------------------------------------

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

as Chemical Bank (Delaware)), as Trustee, as well as by a supplemental indenture dated as of 22 December 2000 among UBS Americas, the Trustee and UBS AG, as guarantor. When we refer to Chase Manhattan Bank USA, acting as Trustee under the Subordinated Indenture, we will call it the "Subordinated Trustee." The debt securities issued under the Subordinated Indenture are subordinated in right of payment, to the extent and in the manner listed in the Subordinated Indenture, to the prior payment in full of all Superior Indebtedness, as described below under "--Subordination." Chase Manhattan Bank USA's address is 1201 Market Street, Wilmington, DE 19801.


In this prospectus, we sometimes refer to the Senior Indenture and the Subordinated Indenture together as the "Indentures." Similarly, we sometimes refer to the Senior Trustee and the Subordinated Trustee together as the "Trustees." Both Indentures are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" above for information on how to obtain a copy.


The Indentures do not restrict (i) a consolidation, merger or sale of assets or other similar transactions that may adversely affect the creditworthiness of the Company or a successor or combined entity, (ii) a change of control of the Company or (iii) leveraged transactions involving the Company, whether or not involving a change of control. In addition, under the terms of the Indentures the Company is entitled to defease the Offered Securities. As a result, the Indentures do not protect Holders against a substantial decline in the value of the Offered Securities which may result from the aforementioned transactions.

FORM

All of the debt securities were issued in fully registered form without coupons. All of the debt securities that are denominated in U.S. dollars were issued in denominations of $1,000 and integral multiples of $1,000. All of the debt securities that are denominated in Japanese yen were issued in denominations of Y250,000,000 and integral multiples of Y250,000,000 or Y100,000,000 and integral multiples of Y100,000,000.

PRINCIPAL

All of the debt securities are denominated in U.S. dollars, with the exception of three series of fixed rate Medium-Term Notes, Series C, which are payable in Japanese yen, as indicated below. The principal of, and interest on, the yen-denominated debt securities is payable in Japanese yen, except under the circumstances described under "--Payment Currency" below. For each debt security, the aggregate principal amount outstanding is equal to the initial aggregate principal amount for that debt security. The full principal amount of each series of debt securities will be due and payable on the maturity date specified for that series below.

INTEREST RATE

All of the debt securities bear interest, either at a fixed rate or at a floating rate. Each debt security will bear interest from its date of issuance until its principal is paid or made available for payment. The interest will be payable on each interest payment date and at maturity as described below under "--Payment of Principal and Interest."

FIXED RATE DEBT SECURITIES
Each fixed rate debt security will bear interest at a fixed rate, payable semi-annually on the dates specified in the table below. The description below designates the fixed rate of interest per annum payable on each of the fixed rate debt securities.

--------------------------------------------------------------------------------
 16

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

The following tables list the fixed rate debt securities, as well as their primary terms:

                                INITIAL
                               AGGREGATE                        INTEREST                           HELD
                               PRINCIPAL       MATURITY          PAYMENT           REGULAR        THROUGH
TITLE                            AMOUNT          DATE             DATES          RECORD DATES       DTC
---------------------------------------------------------------------------------------------------------
7 5/8% Notes Due 2009         $275 million     1 December         1 June and     15 May and 15        Yes
                                                     2009         1 December          November
6 3/8% Notes Due 2004         $525 million    15 May 2004      15 May and 15      30 April and        Yes
                                                                    November        31 October
6.45% Notes Due 2003          $340 million     1 December       1 June and 1     15 May and 15        Yes
                                                     2003           December          November
6.55% Notes Due 2008          $250 million       15 April    15 April and 15     1 April and 1         No
                                                     2008            October           October
7 5/8% Notes Due 2008         $150 million     15 October    15 April and 15     1 April and 1         No
                                                     2008            October           October
8 1/4% Notes Due 2002         $125 million     1 May 2002        1 May and 1      15 April and         No
                                                                    November        15 October
8 7/8% Notes Due 2005         $125 million       15 March    15 March and 15     1 March and 1         No
                                                     2005          September         September
7 5/8% Notes Due 2014         $200 million    15 February    15 February and    1 February and         No
                                                     2014          15 August          1 August
6 3/4% Notes Due 2006         $100 million     1 February     1 February and    15 January and         No
                                                     2006           1 August           15 July
6 1/2% Notes Due 2005         $200 million     1 November        1 May and 1      15 April and         No
                                                     2005           November        15 October
7 7/8% Notes Due 2003         $100 million    15 February    15 February and    1 February and         No
                                                     2003          15 August          1 August
9 1/4% Notes Due 2001         $150 million    15 December     15 June and 15      1 June and 1         No
                                                     2001           December          December
7 3/4% Subordinated Notes
  Due 2002                    $175 million    1 September      1 March and 1       15 February         No
                                                     2002          September     and 15 August

--------------------------------------------------------------------------------

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

MEDIUM-TERM SENIOR NOTES, SERIES C*
-------------------------------------------------------------------------------
       INITIAL
     AGGREGATE                             INTEREST
     PRINCIPAL           MATURITY           PAYMENT          REGULAR   INTEREST
        AMOUNT               DATE             DATES     RECORD DATES       RATE
-------------------------------------------------------------------------------
Y  900 million        1 July 2002   1 January and 1      15 December    1.0100
                                               July      and 15 June
Y    9 billion**    13 March 2003   13 March and 13    1 March and 1    1.2700
                                          September        September
Y  900 million**      1 July 2003   1 January and 1      15 December    1.3400
                                               July      and 15 June
$   25 million        21 May 2001     1 March and 1      15 February    6.1850
                                          September    and 15 August
$   10 million       08 June 2001     1 March and 1    1 March and 1    5.8100
                                          September        September
$    1 million       13 June 2001     1 March and 1      15 February    7.6400
                                          September    and 15 August
$   25 million       23 July 2001     1 March and 1      15 February    6.5850
                                          September    and 15 August
$    5 million       24 July 2001     1 March and 1      15 February    7.2800
                                          September    and 15 August
$    5 million       11 September     1 March and 1      15 February    7.5200
                             2001         September    and 15 August
$   22 million       26 September     1 March and 1      15 February    6.5200
                             2001         September    and 15 August
$   22 million       28 September     1 March and 1      15 February    6.4400
                             2001         September    and 15 August
$   10 million   14 December 2001     1 March and 1      15 February    6.5800
                                          September    and 15 August
$   20 million      28 March 2002     1 March and 1      15 February    6.0150
                                          September    and 15 August
$   45 million      22 April 2002     1 March and 1      15 February    6.0200
                                          September    and 15 August
$   25 million    15 October 2002     1 March and 1      15 February    6.6500
                                          September    and 15 August
$   25 million    4 February 2003     1 March and 1      15 February    6.2500
                                          September    and 15 August
$   12 million   14 February 2003     1 March and 1      15 February    7.0200
                                          September    and 15 August
$   45 million      18 March 2003     1 March and 1      15 February    6.3200
                                          September    and 15 August
$   25 million        20 May 2003     1 March and 1      15 February    6.3310
                                          September    and 15 August
$   30 million        1 July 2003     1 March and 1      15 February    6.7850
                                          September    and 15 August

  ------------
*  All of the Medium-Term Senior Notes, Series C, are held through DTC.
** Redeemable under the limited ci* below.

--------------------------------------------------------------------------------
 18

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

MEDIUM-TERM SENIOR NOTES, SERIES C*
-------------------------------------------------------------------------------
       INITIAL
     AGGREGATE                             INTEREST
     PRINCIPAL           MATURITY           PAYMENT          REGULAR   INTEREST
        AMOUNT               DATE             DATES     RECORD DATES       RATE
-------------------------------------------------------------------------------
$   20 million    15 October 2003     1 March and 1      15 February    7.3000
                                          September    and 15 August
$    5 million    21 October 2003     1 March and 1    15 days prior    6.3100
                                          September          to each
                                                            interest
                                                        payment date
$    1 million   17 November 2003     1 March and 1    15 days prior    6.6800
                                          September          to each
                                                            interest
                                                        payment date
$    1 million   24 November 2003     1 March and 1    15 days prior    6.7700
                                          September          to each
                                                            interest
                                                        payment date
$   20 million    20 January 2004     1 March and 1    15 days prior    6.7300
                                          September          to each
                                                            interest
                                                        payment date
$   20 million    26 January 2004     1 March and 1    15 days prior    6.7300
                                          September          to each
                                                            interest
                                                        payment date
$    5 million    27 January 2004     1 March and 1      15 February    7.1150
                                          September    and 15 August
$    5 million    28 January 2004     1 March and 1      15 February    7.1400
                                          September    and 15 August
$  2.2 million    3 February 2004     1 March and 1    15 days prior    6.6700
                                          September          to each
                                                            interest
                                                        payment date
$   20 million   10 February 2004     1 March and 1    15 days prior    6.6800
                                          September          to each
                                                            interest
                                                        payment date
$ 13.5 million   10 February 2004     1 March and 1      15 February    7.0150
                                          September    and 15 August
$    5 million       13 September     1 March and 1      15 February    7.0700
                             2004         September    and 15 August
$   25 million     4 October 2004     1 March and 1      15 February    7.5500
                                          September    and 15 August
$   13 million     4 October 2004     1 March and 1      15 February    6.7900
                                          September    and 15 August
$ 11.5 million    15 October 2004     1 March and 1      15 February    7.4900
                                          September    and 15 August
$   30 million       6 April 2005     1 March and 1      15 February    6.5200
                                          September    and 15 August
$    5 million        25 May 2005     1 March and 1    15 days prior    8.0000
                                          September          to each
                                                            interest
                                                        payment date

  ------------
*  All of the Medium-Term Senior Notes, Series C, are held through DTC.

--------------------------------------------------------------------------------

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

MEDIUM-TERM SENIOR NOTES, SERIES C*
-------------------------------------------------------------------------------
       INITIAL
     AGGREGATE                             INTEREST
     PRINCIPAL           MATURITY           PAYMENT          REGULAR   INTEREST
        AMOUNT               DATE             DATES     RECORD DATES       RATE
-------------------------------------------------------------------------------
$    5 million     11 August 2005     1 March and 1    15 days prior    7.7650
                                          September          to each
                                                            interest
                                                        payment date
$    1 million   14 November 2005     1 March and 1    15 days prior    6.9500
                                          September          to each
                                                            interest
                                                        payment date
$    2 million     4 October 2006     1 March and 1      15 February    7.7500
                                          September    and 15 August
$    1 million    10 October 2006     1 March and 1      15 February    7.5200
                                          September    and 15 August
$   10 million   20 February 2007     1 March and 1      15 February    7.2200
                                          September    and 15 August
$   35 million       1 April 2008     1 March and 1      15 February    6.7200
                                          September    and 15 August
$ 42.5 million       3 April 2008     1 March and 1      15 February    6.7300
                                          September    and 15 August
$   10 million      21 April 2008     1 March and 1      15 February    6.5200
                                          September    and 15 August
$   25 million    5 February 2009     1 March and 1      15 February    6.6400
                                          September    and 15 August
$    2 million    9 February 2009     1 March and 1    15 days prior    7.0100
                                          September          to each
                                                            interest
                                                        payment date
$   25 million      13 April 2010     1 March and 1      15 February    6.6500
                                          September    and 15 August
$   30 million      14 April 2010     1 March and 1      15 February    6.6400
                                          September    and 15 August
$   10 million        16 May 2011     1 March and 1      15 February    6.7600
                                          September    and 15 August
$    5 million    30 January 2012     1 March and 1      15 February    7.7400
                                          September    and 15 August
$   10 million    30 January 2012     1 March and 1      15 February    7.7400
                                          September    and 15 August
$    5 million    30 January 2012     1 March and 1      15 February    7.7400
                                          September    and 15 August
$    5 million     4 October 2016     1 March and 1      15 February    8.2700
                                          September    and 15 August
$   25 million    17 January 2017     1 March and 1      15 February    8.0600
                                          September    and 15 August
$    2 million    27 January 2017     1 March and 1      15 February    7.9400
                                          September    and 15 August
$   10 million    6 February 2017     1 March and 1      15 February    7.9300
                                          September    and 15 August
$    1 million   13 February 2017     1 March and 1      15 February    7.8100
                                          September    and 15 August

  ------------
*  All of the Medium-Term Senior Notes, Series C, are held through DTC.

--------------------------------------------------------------------------------
 20

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

MEDIUM-TERM SENIOR NOTES, SERIES C*
-------------------------------------------------------------------------------
       INITIAL
     AGGREGATE                             INTEREST
     PRINCIPAL           MATURITY           PAYMENT          REGULAR   INTEREST
        AMOUNT               DATE             DATES     RECORD DATES       RATE
-------------------------------------------------------------------------------
$   15 million   13 February 2017     1 March and 1      15 February    7.8100
                                          September    and 15 August
$   20 million      17 March 2017     1 March and 1      15 February    7.9100
                                          September    and 15 August
$    5 million        5 June 2017     1 March and 1      15 February    8.0400
                                          September    and 15 August
$   10 million        9 June 2017     1 March and 1      15 February    7.9900
                                          September    and 15 August
$19.31 million       17 July 2017     1 March and 1      15 February    7.6050
                                          September    and 15 August
$   10 million       11 September     1 March and 1      15 February    7.6330
                             2017         September    and 15 August
$   25 million    16 October 2017     1 March and 1      15 February    7.3900
                                          September    and 15 August

------------
* All of the Medium-Term Senior Notes, Series C, are held through DTC.

MEDIUM-TERM SUBORDINATED NOTES, SERIES D
-----------------------------------------------------------------------------
      INITIAL
    AGGREGATE                            INTEREST
    PRINCIPAL          MATURITY           PAYMENT          REGULAR   INTEREST
       AMOUNT              DATE             DATES     RECORD DATES       RATE
-----------------------------------------------------------------------------
$   1 million    22 August 2001     1 March and 1    15 days prior    9.7500
                                        September          to each
                                                          interest
                                                      payment date
$   1 million      10 September     1 March and 1    15 days prior    9.7500
                           2001         September          to each
                                                          interest
                                                      payment date
$   1 million  26 November 2001     1 March and 1    15 days prior    9.3750
                                        September          to each
                                                          interest
                                                      payment date
$     200,000  19 February 2002     1 March and 1    15 days prior    9.2500
                                        September          to each
                                                          interest
                                                      payment date
$ 5.5 million       22 May 2002     1 March and 1    15 days prior    8.9500
                                        September          to each
                                                          interest
                                                      payment date
$   6 million      24 July 2002     1 March and 1    15 days prior    8.3900
                                        September          to each
                                                          interest
                                                      payment date
$   2 million     7 August 2002     1 March and 1    15 days prior    8.2000
                                        September          to each
                                                          interest
                                                      payment date

--------------------------------------------------------------------------------

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

MEDIUM-TERM SUBORDINATED NOTES, SERIES D
-----------------------------------------------------------------------------
      INITIAL
    AGGREGATE                            INTEREST
    PRINCIPAL          MATURITY           PAYMENT          REGULAR   INTEREST
       AMOUNT              DATE             DATES     RECORD DATES       RATE
-----------------------------------------------------------------------------
$   1 million    13 August 2002     1 March and 1    15 days prior    8.0700
                                        September          to each
                                                          interest
                                                      payment date
$   2 million   24 January 2003     1 March and 1    15 days prior    8.3000
                                        September          to each
                                                          interest
                                                      payment date
$ 2.5 million   5 February 2003     1 March and 1    15 days prior    8.0400
                                        September          to each
                                                          interest
                                                      payment date
$   7 million       1 July 2003     1 March and 1    15 days prior    7.1300
                                        September          to each
                                                          interest
                                                      payment date
$  28 million    15 August 2003     1 March and 1    15 days prior    6.9300
                                        September          to each
                                                          interest
                                                      payment date
$   9 million    15 August 2003     1 March and 1    15 days prior    6.9000
                                        September          to each
                                                          interest
                                                      payment date
$  15 million   9 February 2004     1 March and 1    15 days prior    6.9000
                                        September          to each
                                                          interest
                                                      payment date
$   1 million    19 August 2004     1 March and 1    15 days prior    8.0200
                                        September          to each
                                                          interest
                                                      payment date
$   1 million    31 August 2004     1 March and 1    15 days prior    8.0600
                                        September          to each
                                                          interest
                                                      payment date
$   1 million  8 September 2004     1 March and 1    15 days prior    8.0000
                                        September          to each
                                                          interest
                                                      payment date

FLOATING RATE DEBT SECURITIES
Each floating rate debt security bears interest at a variable rate determined by reference to LIBOR of the specified "index maturity", adjusted by adding a "spread." The "spread" for a floating rate debt security is the number of basis points (one basis point equals one-hundredth of a percentage point) specified below as being applicable to the interest rate for that debt security. "Index maturity" means, with respect to a floating rate debt security, the period to maturity of the LIBOR rate on which the interest rate formula is based, as specified in the tables below. The Chase Manhattan Bank is the calculation agent with respect to each floating rate debt security.

"LIBOR" is indexed to the offered rate for U.S. dollar deposits and is determined by the calculation agent in accordance with the following provisions:

- With respect to any interest determination date, LIBOR is determined on the basis of the rate for deposits in U.S. dollars having the index maturity specified in the table below, beginning on the second London banking day immediately following the interest determination date, that appears on Telerate Screen Page 3750 as of 11:00 A.M., London time, on that interest determination date, if the relevant rate appears on Telerate Screen Page 3750.

--------------------------------------------------------------------------------
 22

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

  "Telerate Screen Page 3750" means the display designated as page 3750 on the Dow Jones Market Service (or the other page or pages that may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

- If no rate appears on Telerate Screen Page 3750, LIBOR for the interest determination date will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such interest determination date at which deposits in U.S. dollars having the index maturity specified in the table below, beginning on the second London banking day immediately following that interest determination date and in a principal amount equal to an amount of not less than $1,000,000 that in the calculation agent's judgment is representative for a single transaction in that market at that time, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for the interest determination date will be the arithmetic mean of the provided quotations. If fewer than two quotations are provided, LIBOR for the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on that interest determination date by three major banks in New York City, selected by the calculation agent, for loans in U.S. dollars to leading European banks having the index maturity specified in the table below beginning on the second London banking day immediately following that interest determination date and in a principal amount equal to an amount of not less than $1,000,000 that in the calculation agent's judgment is representative for a single transaction in the relevant market at that time. However, if the banks selected by the calculation agent are not quoting as described above, LIBOR with respect to the interest determination date will be LIBOR in effect on that interest determination date.

If the determination of any interest rate requires the calculation agent to obtain quotes of rates from banks or other sources, those quotes may be given by the calculation agent or an affiliate of the calculation agent, so long as the calculation agent or affiliate satisfies all of the applicable criteria for such a bank or other source listed below. Unless there is a manifest error, any calculation made by the calculation agent will be conclusive and binding on UBS Americas, the applicable Trustee and the Holders and owners of the applicable debt securities.

The tables below specify the index maturity, the spread, and the interest reset dates with respect to each floating rate debt security. We describe below how these terms are used.

The rate of interest on each floating rate debt security is reset monthly, quarterly or semi-annually, as specified in the tables below. We refer to the dates on which the interest rate is reset as the "interest reset dates." The interest reset dates are the dates specified in the tables below. Each interest reset date with respect to a debt security is also an interest payment date for that debt security. The regular record date for each interest payment date is the fifteenth day prior to that interest payment date.

If any interest reset date for any floating rate debt security would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

The "interest determination date" pertaining to each interest reset date will be the second London banking day preceding the interest reset date.

The "calculation date" pertaining to any interest determination date will be the earlier of:

- The tenth day after the interest determination date or, if that day is not a New York business day, the next succeeding New York business day.

--------------------------------------------------------------------------------

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

- The New York business day next preceding the relevant interest payment date or maturity of the debt security, as the case may be.

All percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or composite currency amounts used in or resulting from the calculation will be rounded, if necessary, to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

The interest rate on the debt securities will never be higher than the maximum rate permitted by New York law, as modified by United States federal law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit does not apply to debt securities in which $2,500,000 or more has been invested.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect, and, if determined, the interest rate that will become effective on the next interest reset date with respect to that floating rate debt security.

The following tables list the floating rate debt securities, as well as their primary terms:


MEDIUM-TERM SENIOR NOTES, SERIES C*
------------------------------------------------------------------------------------------------------------
         INITIAL
       AGGREGATE                                                                                    INTEREST
       PRINCIPAL         MATURITY                                          INDEX                       RESET
          AMOUNT             DATE                 SPREAD                MATURITY                       DATES
------------------------------------------------------------------------------------------------------------
$  8 million          16 May 2001      40 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 48 million          17 May 2001      16 basis points                   1 month        Monthly on the third
                                                                                                   Wednesday
$ 49 million         18 June 2001      14 basis points                   1 month        Monthly on the third
                                                                                                   Wednesday
$ 7.5 million        20 June 2001      40 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$  7 million         26 June 2001      21 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 12 million     19 November 2001      43 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$  5 million     26 November 2001      43.5 basis points                 1 month        Monthly on the third
                                                                                                   Wednesday
$ 20 million     18 February 2002      25 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 10 million        18 March 2002      37 basis points                   1 month        Monthly on the third
                                                                                                   Wednesday
$  5 million        26 March 2002      37.5 basis points                 1 month        Monthly on the third
                                                                                                   Wednesday


------------
* All of the Medium-Term Senior Notes, Series C, are held through DTC.

--------------------------------------------------------------------------------
 24

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

MEDIUM-TERM SENIOR NOTES, SERIES C*
------------------------------------------------------------------------------------------------------------
         INITIAL
       AGGREGATE                                                                                    INTEREST
       PRINCIPAL         MATURITY                                          INDEX                       RESET
          AMOUNT             DATE                 SPREAD                MATURITY                       DATES
------------------------------------------------------------------------------------------------------------
$ 25 million          14 May 2002      40 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 25 million           2 May 2002      47 basis points                   1 month        Monthly on the third
                                                                                                   Wednesday
$ 12 million          20 May 2002      37 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$100 million         15 July 2002      56 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 25 million       14 August 2002      37.5 basis points                3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 15 million       27 August 2002      35 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 25 million         19 September      35 basis points                  3 months          Third Wednesday of
                             2002                                                               March, June,
                                                                                              September, and
                                                                                                    December
$ 10 million      03 October 2002      55 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 40 million     18 November 2002      50 basis points                  3 months             The 18th Day of
                                                                                       February, May, August
                                                                                                and November
$ 11 million     18 December 2002      50 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 12 million     03 February 2003      48 basis points                 3 months,          Third Wednesday of
                                                                       with last                March, June,
                                                                          coupon              September, and
                                                                        2 months                    December
$ 10 million        13 March 2003      45 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 10 million         23 June 2003      32 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$  5 million         23 July 2003      63 basis points                   1 month        Monthly on the third
                                                                                                   Wednesday
$  2 million         23 July 2003      63 basis points                   1 month        Monthly on the third
                                                                                                   Wednesday

------------
* All of the Medium-Term Senior Notes, Series C, are held through DTC.

--------------------------------------------------------------------------------

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

MEDIUM-TERM SENIOR NOTES, SERIES C*
------------------------------------------------------------------------------------------------------------
         INITIAL
       AGGREGATE                                                                                    INTEREST
       PRINCIPAL         MATURITY                                          INDEX                       RESET
          AMOUNT             DATE                 SPREAD                MATURITY                       DATES
------------------------------------------------------------------------------------------------------------
$   350,000          24 July 2003      62.5 basis points                3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 15 million     01 December 2003      135 basis points                 3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 10 million      28 January 2004      92 basis points                  3 months          Third Wednesday of
                                                                                      March, June, September
                                                                                                and December
$  5 million     09 February 2004      45 basis points                  3 months          Third Wednesday of
                                                                                      March, June, September
                                                                                                and December
$ 12 million     10 February 2004      85 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 10 million     12 February 2004      90 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 45 million          11 May 2004      60 basis points                  3 months             The 11th Day of
                                                                                       February, May, August
                                                                                                and November
$ 12 million          27 May 2004      62 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 25 million       18 August 2004      40 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 30 million      13 October 2004      68 basis points                 3 months,      The 13th Day of March,
                                                                       with last         June, September and
                                                                          coupon                    December
                                                                         1 month
$ 20 million      25 October 2004      35 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 25 million      27 January 2005      65 basis points                  3 months             The 27th Day of
                                                                                        January, April, July
                                                                                                 and October
$ 12 million     11 February 2005      65 basis points                  3 months             The 11th Day of
                                                                                       February, May, August
                                                                                                and November
$ 45 million        15 March 2005      80 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December

------------
* All of the Medium-Term Senior Notes, Series C, are held through DTC.

--------------------------------------------------------------------------------
 26

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

MEDIUM-TERM SENIOR NOTES, SERIES C*
------------------------------------------------------------------------------------------------------------
         INITIAL
       AGGREGATE                                                                                    INTEREST
       PRINCIPAL         MATURITY                                          INDEX                       RESET
          AMOUNT             DATE                 SPREAD                MATURITY                       DATES
------------------------------------------------------------------------------------------------------------
$ 25 million         15 July 2005      88 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 29 million     14 November 2005      70 basis points                  3 months             The 14th Day of
                                                                                       February, May, August
                                                                                                and November
$ 10 million          01 May 2006      67 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 10 million          01 May 2006      67 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 4.1 million      07 August 2006      75 basis points                  6 months       March 1 and September
                                                                                                           1
$ 25 million      22 October 2007      45 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 10 million         31 July 2008      52 basis points                  3 months          Third Wednesday of
                                                                                                March, June,
                                                                                              September, and
                                                                                                    December
$ 13 million          07 May 2018      65 basis points                 3 months,          Third Wednesday of
                                                                       with last                March, June,
                                                                          coupon              September, and
                                                                        2 months                    December

EXCHANGE, REGISTRATION AND TRANSFER

Debt securities of any series are exchangeable for other debt securities of the same series and of the same aggregate principal amount and tenor of any authorized denominations.

No service charge will be made for any transfer or exchange of the debt securities, but UBS Americas may require payment of a sum sufficient to cover any tax or other governmental charge in connection with the transfer or exchange.

Debt securities may be presented for exchange as provided above, and debt securities may be presented for registration of transfer (duly endorsed, or accompanied by a satisfactory instrument of transfer), at the office of the security registrar or at the office of any transfer agent designated by UBS Americas for such purpose with respect to any series of debt securities, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. UBS Americas has appointed The Chase Manhattan Bank as security registrar for each Indenture. If UBS Americas designates any transfer agents in addition to the security registrar with respect to any series of debt securities, UBS Americas may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that UBS Americas will be required to maintain a transfer agent for each series in each place of payment for that series. UBS

------------
* All of the Medium-Term Senior Notes, Series C, are held through DTC.

--------------------------------------------------------------------------------

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

Americas may at any time designate additional transfer agents with respect to any series of debt securities.

UBS Americas is not required to: (i) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

For a discussion of restrictions on the exchange, registration and transfer of global debt securities, see "-- Global Debt Securities" below.

PAYMENT AND PAYING AGENTS

GENERAL PROVISIONS

The corporate trust office of The Chase Manhattan Bank in the Borough of Manhattan, New York City, has been designated as UBS Americas' paying agent in the Borough of Manhattan, New York City, for payments with respect to the debt securities. UBS Americas may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that UBS Americas is required to maintain a paying agent in each place of payment for such series. Chase Manhattan Bank's address is 270 Park Avenue, New York, NY 10017.

All money paid by UBS Americas to a paying agent for the payment of principal of or premium, if any, or any interest on any debt security that remains unclaimed at the end of two years after such principal, premium or interest is due and payable will be repaid to UBS Americas, and the Holder of such debt security must look only to UBS Americas for payment of those amounts.

Interest will be payable to the person in whose name a debt security is registered at the close of business on the regular record date preceding each interest payment date. However, interest payable at maturity will be payable to the person to whom principal is payable. Unless otherwise indicated in the tables above, the "regular record date" with respect to any debt security will be the fifteenth calendar day prior to each interest payment date, whether or not such date is a business day.

Payments of interest on any debt security with respect to any interest payment date or at maturity will include interest accrued from and including the later of the date of issuance of such debt security and the most recent interest payment date for such debt security to which interest has been paid or provided for to but excluding such current interest payment date or maturity.

With respect to a floating rate debt security, accrued interest from the date of issuance or from the last date to which interest has been paid or provided for is calculated by multiplying the face amount of such floating rate debt security by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from the date of issuance, or from the last date to which interest has been paid or provided for, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Any payment of principal, premium, if any, or interest required to be made on a debt security on a day that is not a business day need not be made on such day, but may be made on the next day that is a business day with the same force and effect as if made on such day, and no interest will accrue as a result of such delayed payment, except that in connection with any floating rate debt security, if the next succeeding business day is in the next succeeding calendar month, the payment will be made on

--------------------------------------------------------------------------------
 28

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

the immediately preceding business day. The term "business day" means each day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions in the business day centers with respect to such debt security are authorized or obligated by law or executive order to close and (ii) if the debt security is a floating rate debt security, a London banking day. "Business day centers" with respect to any debt security means New York City and, in the case of the yen-denominated debt securities, Tokyo, Japan. "London banking day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

PAYMENTS ON U.S. DOLLAR-DENOMINATED SECURITIES

Payment of principal of and premium, if any, and any interest on U.S. dollar denomination debt securities other than medium-term notes will be made at the office of such paying agent or paying agents as UBS Americas may designate from time to time, except that at the option of UBS Americas payment of any interest may be made by check mailed to the address of the person entitled to the payment, as the address appears in the security register.

Payments in U.S. dollars of interest on medium-term notes (other than interest payable at maturity) will be made by mailing a check to the Holders of the medium-term notes entitled to the payment at their addresses appearing on the security register for the debt securities. However, at the option of UBS Americas, such payments may be made by wire transfer to an account with a bank located in the continental United States (or other jurisdiction acceptable to UBS Americas and the Senior Trustee, in the case of senior debt securities, or the paying agent, in the case of subordinated debt securities), but only if appropriate payment instructions from the registered Holder of a certificated debt security have been received in writing by the Senior Trustee or the paying agent, as the case may be, not less than five business days prior to the applicable interest payment date. Payments of principal of and premium, if any, and interest on the medium-term notes will be made, if at stated maturity or upon earlier redemption, on the stated maturity or the date fixed for redemption, as applicable, upon surrender of the medium-term notes at the Trustee's corporate trust office. Payment of principal of and premium, if any, and interest upon a repayment prior to stated maturity will be made on the applicable date for repayment, provided the Holder has complied with the requirements for repayment listed in this prospectus and in the debt securities. See "--Optional Redemption, Repayment and Repurchase" below. These payments will be made in immediately available funds, provided that the medium-term notes to be paid are presented to the Trustee's corporate trust office in time for the Senior Trustee or the paying agent, as the case may be, to make the payments in such funds in accordance with its normal procedures. Beneficial owners of book-entry debt securities will be paid in accordance with DTC's and its participants' procedures in effect at the relevant time as described below under "--Global Debt Securities."

PAYMENTS ON YEN-DENOMINATED DEBT SECURITIES

Payments of principal of and premium, if any, and interest on the yen-denominated debt securities will be made on the date due by wire transfer to such account with a bank located in Japan or another jurisdiction acceptable to UBS Americas and the Senior Trustee, for any Senior Notes, or the paying agent, for any Subordinated Notes, as are designated at least 15 days prior to the applicable interest payment date or maturity, as the case may be, by the Holder of the debt security. However, in the case of payment of principal, premium, if any, and interest due at maturity, the debt security must be presented to the relevant Trustee or paying agent, as the case may be, in time for the Trustee or the paying agent, as the case may be, to make the payments in the appropriate funds in accordance with its normal procedures. This designation must be made by filing the appropriate information with the relevant Trustee or the paying agent, as the case may be, at the debt securities office and, unless an appropriate revocation is received by the Trustee or the paying agent, as the case may be, any such

--------------------------------------------------------------------------------

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

designation made with respect to any debt security by a Holder will remain in effect with respect to any further payments with respect to such debt security payable to such Holder. If a payment with respect to any such debt security cannot be made by wire transfer because the required designation has not been received by the relevant Trustee or paying agent, as the case may be, on or before the requisite date or for any other reason, a notice will be mailed to the registered Holder of the relevant debt security at its registered address requesting a designation pursuant to which the relevant wire transfer can be made and, upon receipt by the Trustee or the paying agent, as the case may be, of such a designation, the payment will be made within 15 days of receipt of the designation.

UBS Americas will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the registered Holders of the debt securities in respect of which payments are made.

At the option of UBS Americas, payments on a debt security may be made for value on any date on which a payment of principal, premium, if any, or interest is due in a place other than the United States, even though, as a result of time zone differences, it may at the time the payment is made to the Holder of the debt security be the preceding day in the United States or it may be necessary to make a payment on the preceding day in the United States in order that the payment be available to be credited for value on the due date in the place the payment is made.

If the Japanese yen is not available (as determined by UBS Americas) on any payment date to make a payment on the yen-denominated debt securities due to the imposition of exchange controls or other circumstances beyond UBS Americas' control, or is no longer used by the government of Japan or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on the relevant payment date will be made in U.S. dollars. The amount payable on any such payment date in Japanese yen will be converted into U.S. dollars at a rate determined by the exchange rate agent as of the second business day prior to the date on which the payment is due on the basis of the most recently available exchange rate for Japanese yen. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an event of default under the applicable Indenture. Any such determination by UBS Americas made in good faith will be binding on the relevant Trustee or the paying agent, as the case may be, and such Holder.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and, in the absence of manifest error, will be conclusive for all purposes and binding on Holders of the debt securities and UBS Americas, and the exchange rate agent will have no liability for the determination.

The yen-denominated debt securities provide that, in the event of an official redenomination of the Japanese yen, the obligations of UBS Americas with respect to payments on those debt securities will, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated Japanese yen representing the amount of such obligations immediately before such redenomination.

GLOBAL DEBT SECURITIES

If the tables above indicate that the debt securities of a series are held through DTC, then those debt securities were issued in the form of one or more global debt securities that were deposited with, or on behalf of, The Depository Trust Company. Each global debt security was issued in registered form.

Each global debt security is registered in the name of DTC or its nominee. Upon the issuance of a global debt security, DTC credited, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of institutions that have accounts with DTC or its nominee ("participants"). Ownership of beneficial

--------------------------------------------------------------------------------
 30

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

interests in a global debt security are limited to participants or persons that may hold interests through participants. Ownership of a beneficial interest in such global debt security is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to participants' interests) or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global debt security.

So long as DTC, or its nominee, is the owner of a global debt security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global debt security for all purposes under the Indenture governing those debt securities. Except as described below, owners of beneficial interests in a global debt security will not be entitled to have debt securities represented by that global debt security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or Holders of the debt securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which the person owns its interest, to exercise any rights of a Holder under the applicable Indenture.

Payment of principal of and premium, if any, and any interest on debt securities registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the global debt security representing the relevant debt securities. None of UBS Americas, UBS AG, the trustee for such debt securities, any paying agent, any authenticating agent or the security registrar for any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global debt security or for maintaining, supervising or reviewing any records relating to any beneficial ownership interests.

UBS Americas expects that DTC, upon receipt of any payment of principal of or premium, if any, or any interest on a global debt security, will credit immediately participants' accounts with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in that global debt security as shown on the records of DTC. UBS Americas also expects that payments by participants to owners of beneficial interests in the global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Those payments will be the responsibility of the participants.

Unless and until it is exchanged in whole for debt securities in definitive form, a global debt security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such a successor. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by UBS Americas within ninety days, UBS Americas will issue debt securities of that series in like tenor and terms in definitive registered form in exchange for the global debt security or global debt securities representing all of the relevant debt securities. In addition, UBS Americas may at any time and in its sole discretion determine not to have any debt securities of a series represented by global debt securities and, in that event, will issue debt securities of that series in like tenor and terms in definitive registered form in exchange for the global debt security or global debt securities representing all of the relevant debt securities. In any such instance, an owner of a beneficial interest in a global debt security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global debt security equal in aggregate principal amount to that beneficial interest and to have those debt securities registered in the name of the owner of the beneficial interest.

--------------------------------------------------------------------------------

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

DTC has advised UBS Americas and the paying agent as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

None of the debt securities can be redeemed prior to its stated maturity except under the limited circumstances described under "--Payment of Additional Amounts" below. The debt securities are not subject to any sinking fund. If less than all of the debt securities having the same terms (except as to principal amount and date of issuance) are to be redeemed, the debt securities to be redeemed will be selected by the applicable Trustee by a method the Trustee deems fair and appropriate and otherwise as provided under the applicable Indenture.

None of the debt securities can be repaid at the Holder's option prior to its stated maturity.

UBS Americas and its affiliates may at any time repurchase debt securities at any price in the open market or otherwise. Debt securities so purchased by UBS Americas may, at the discretion of UBS Americas, be held or resold or surrendered to the applicable Trustee for cancellation.

PAYMENT OF ADDITIONAL AMOUNTS

Subject to the limitations and exceptions listed below, UBS Americas will pay to the Holder of any yen-denominated debt security who is a United States alien (as defined below) additional amounts that are necessary in order to ensure that every net payment of principal of, premium, if any, and interest on the debt security, is not less than the amount provided for in the debt security to be then due and payable. These amounts will be decreased by any deduction or withholding by UBS Americas, any Trustee, the paying agent or any of UBS Americas' other paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon the Holder with respect to or as a result of such payment by the United States or any political subdivision or taxing authority of the United States. However, this obligation to pay additional amounts does not apply to any of the following:

(a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between the Holder (or between a fiduciary, settlor or beneficiary of, or person holding a power over, the Holder, if the Holder is an estate or a trust, or between a member or shareholder of the Holder, if the Holder is a partnership or corporation) and the United States, including, without limitation, the Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business

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DESCRIPTION OF DEBT SECURITIES
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    therein or being or having been present therein or having or having had a permanent establishment therein, or (ii) the Holder's present or former status as a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, a private foundation or other tax-exempt organization for United States Federal income tax purposes or a corporation that accumulates earnings to avoid United States Federal income tax;

(b) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of the debt security for payment on a date more than 15 days after the date on which the payment became due and payable or the date on which payment was duly provided for, whichever occurs later;

(c) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or other governmental charge;

(d) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the debt security, if compliance is required by statute or by regulation of the United States or any U.S. taxing authority as a precondition to relief or exemption from the tax, assessment or other governmental charge;

(e) any tax, assessment or other governmental charge that is (i) payable otherwise than by deduction or withholding from payments of principal of or premium, if any, or interest on the debt security or (ii) required to be deducted or withheld by any paying agent from any payment, if (and only if) the payment can be made without a deduction or withholding by any other paying agent;

(f) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of UBS Americas entitled to vote (taking into account the applicable attribution of ownership rules under Section 871(h)(3) of the Internal Revenue Code of 1986, as amended) or that is a controlled foreign corporation related to UBS Americas (directly or indirectly) through stock ownership; or

(g) any combination of items (a), (b), (c), (d), (e) and (f).

Furthermore, additional amounts will not be paid with respect to payment of the principal of or premium, if any, or interest on the debt security to any United States alien that is a fiduciary or partnership or to a person other than the sole beneficial owner of the debt security to the extent that a beneficiary or settlor with respect to such fiduciary or a member of the partnership or a beneficial owner would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the relevant debt security.

Any debt security registered in the name of a United States alien may be redeemed at the option of UBS Americas in whole, but not in part, at any time, on giving not less than 30 nor more than 45 days' notice in accordance with the provisions described in "--Notices" below (which notice will be irrevocable). This redemption would be a redemption price equal to the principal amount of the debt security together with accrued interest to the redemption date, if UBS Americas determines that UBS Americas has or will become obligated to pay additional amounts with respect to the debt security on the next succeeding interest payment date as a result of any change in, or amendment to, the laws (or any regulations or rulings under the laws) of the United States or any political subdivision or taxing authority, or any change in the application or official interpretation of such laws, regulations or rulings by a taxing authority, court or regulatory agency, or any action taken by any taxing authority, court or regulatory agency (including any change in administrative policy or enforcement practice of such taxing authority), which change or amendment becomes effective, or action is taken,

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DESCRIPTION OF DEBT SECURITIES
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on or after the original issuance date of the debt security, and the obligation cannot be avoided by UBS Americas taking reasonable measures available to it. Before giving a notice of redemption, UBS Americas will deliver to the applicable Trustee a certificate stating that UBS Americas is entitled to make the redemption and showing that the conditions precedent to this right of have occurred. UBS Americas will also deliver an opinion of independent legal counsel addressed to UBS Americas and the Trustee to the effect that UBS Americas has or will become obligated to pay additional amounts as a result of a change or amendment. Notice of UBS Americas' intention to redeem any debt security pursuant to this paragraph will not be given earlier than 90 days prior to the earliest date that the obligation to pay additional amounts would arise were a payment in respect of the debt security due on such date.

As used in this prospectus, "United States alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

These provisions apply only to the yen-denominated fixed-rate securities, and not to any other securities.

SUBORDINATION

The payment of the principal of and premium, if any, and any interest on the subordinated debt securities, including sinking fund payments, is subordinated in right of payment, to the extent and in the manner provided in the Subordinated Indenture, to the prior payment in full of all "superior indebtedness" of UBS Americas.

Superior indebtedness is defined as:

- the principal of, premium, if any, and accrued and unpaid interest on (a) indebtedness of UBS Americas for money borrowed, whether outstanding on the date of execution of the Subordinated Indenture or later created, incurred or assumed, (b) guarantees by UBS Americas of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of the Subordinated Indenture or later created, incurred or assumed, (c) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which UBS Americas is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the Subordinated Indenture or later created, incurred or assumed, and (d) obligations of UBS Americas under any agreement to lease, or any lease of, any real or personal property, whether outstanding on the date of execution of the Subordinated Indenture or later created, incurred or assumed,

- any other indebtedness, liability or obligation, contingent or otherwise, of UBS Americas and any guarantee, endorsement or other contingent obligation of UBS Americas in respect of any indebtedness, liability or obligation, whether outstanding on the date of execution of the Subordinated Indenture or later created, incurred or assumed, and

- modifications, renewals, extensions and refundings of any such indebtedness, liabilities, obligations or guarantees, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities, obligations or guarantees, or such modification, renewal, extension or refunding, are not superior in right of payment to the subordinated debt securities.

However, superior indebtedness will not be deemed to include, and all the subordinated debt securities will rank equal in right of payment to, any other subordinated debt securities. The Subordinated

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DESCRIPTION OF DEBT SECURITIES
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Indenture and the subordinated debt securities do not contain any covenants or other provisions that would limit the issuance of additional superior indebtedness.

No payment by UBS Americas on account of principal of or premium, if any, or any interest on the subordinated debt securities may be made if any default or event of default with respect to any superior indebtedness has occurred and is continuing and written notice of that default an as event of default has been given to the Subordinated Trustee by UBS Americas or to UBS Americas and the Trustee by the Holders of at least 10% in principal amount of any kind or category of any superior indebtedness (or a representative or trustee on their behalf). Upon any acceleration of the principal due on the subordinated debt securities or any payment or distribution of assets of UBS Americas to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of and premium, if any, and interest due or to become due on all superior indebtedness must be paid in full before the Holders of subordinated debt securities are entitled to receive or retain any payment (other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment that does not alter the rights of Holders of superior indebtedness).

Subject to the payment in full of all superior indebtedness, the Holders of the subordinated debt securities are to be subrogated to the rights of the Holders of superior indebtedness to receive payments or distributions of assets of UBS Americas applicable to superior indebtedness until the subordinated debt securities are paid in full.

By reason of such subordination, in the event of insolvency, creditors of UBS Americas who are Holders of superior indebtedness, as well as certain general creditors of UBS Americas, may recover more, ratably, than the Holders of the subordinated debt securities.

In addition, because UBS Americas is a holding company, UBS Americas' right, and therefore the right of its creditors (including holders of debt securities) to participate in any distribution of assets of any subsidiary of UBS Americas upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of UBS Americas itself as a creditor of the subsidiary may be recognized. Also, dividend payments and advances to UBS Americas by UBS PaineWebber Inc., its largest subsidiary, are restricted by the provisions of the net capital rules of the SEC and the NYSE and covenants in various loan agreements. The operations of UBS Americas are conducted through its subsidiaries and, therefore, UBS Americas is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the senior debt securities and subordinated debt securities. The senior debt securities and subordinated debt securities will be effectively subordinated to all indebtedness of UBS Americas' subsidiaries.

CERTAIN RESTRICTIVE PROVISIONS

The Senior Indenture provides that, with certain limited exceptions, UBS Americas will not, nor will it permit any restricted subsidiary (as defined in the Senior Indenture) to, pledge as security for any loan the capital stock or indebtedness of any restricted subsidiary or create, incur, assume or permit to exist any lien on any property or asset of UBS Americas. This provision applies to all the senior debt securities.

MODIFICATION OF THE INDENTURES

Each Indenture provides that UBS Americas and the applicable Trustee may, without the consent of any Holders of debt securities, enter into supplemental indentures for the purpose, among other things, of adding to UBS Americas' covenants, adding additional events of default, establishing the form or terms of debt securities or, so long as the relevant action will not adversely affect the interests of the

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DESCRIPTION OF DEBT SECURITIES
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Holders of any series of debt securities in any material respect, curing ambiguities or inconsistencies in the applicable Indenture or making other provisions.

Each Indenture contains provisions permitting UBS Americas, with the consent of the Holders of not less than 66 2/3% in principal amount of the outstanding debt securities of each affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the relevant Indenture or modifying the rights of the Holders of the debt securities of the series.

However, no such supplemental indenture may, without the consent of the Holders of all the affected outstanding debt securities, among other things:

- change the maturity of the principal of, or any installment of principal of or interest on, any of the debt securities;

- reduce the principal amount of those debt securities, any premium on those debt securities or the rate of interest on those debt securities;

- change the currency or currencies, in which any of the debt securities or any premium or interest on these debt securities is payable;

- change any obligation of UBS Americas to maintain an office or agency in the places and for the purposes required by the relevant Indenture;

- impair the right to institute suit for the enforcement of any payment due on any debt securities on or after their applicable maturity date;

- reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of the Holders of which is required for any supplemental indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, the applicable Indenture; or

- with certain exceptions, modify the provisions for the waiver of certain covenants and defaults and any of the foregoing provisions.

WAIVER OF CERTAIN COVENANTS

The Senior Indenture provides that UBS Americas will not be required to comply with certain restrictive covenants (including those described above under "--Certain Restrictive Provisions") if the Holders of at least 66 2/3% in principal amount of each affected series of outstanding debt securities waive compliance with those restrictive covenants.

EVENTS OF DEFAULT, NOTICE AND WAIVER

An event of default in respect of any series of debt securities is:

- a default for 30 days in the payment of any installment of interest upon any of the debt securities of that series when due;

- a default in the payment of principal of or premium, if any, on any of the debt securities of that series when due;

- a default in the performance, or breach, of any other covenants or warranties of UBS Americas in the applicable Indenture which has not been remedied for a period of 60 days after notice from the Trustee under the applicable Indenture or the Holders of not less than 25% in principal amount of the outstanding debt securities of that series; and

- certain events of bankruptcy, insolvency or reorganization of UBS Americas.

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DESCRIPTION OF DEBT SECURITIES
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If an event of default in respect of any series of outstanding debt securities has occurred and is continuing, either the relevant Trustee or the Holders of not less than 25% in principal amount of the outstanding debt securities of the relevant series may declare the principal of all of the outstanding debt securities of that series to be immediately due and payable.

The Holders of not less than a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the relevant Trustee, or exercising any trust or power conferred on that Trustee, with respect to the debt securities of that series. However, the Trustee may act in any way that is not inconsistent with those directions and may decline to act if any direction is contrary to law or to the Indenture or would involve that Trustee in personal liability.

The Holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the Holders of all of the outstanding debt securities of such series waive any past default under the applicable Indenture with respect to that series and its consequences, except a default (i) in the payment of the principal of or premium, if any, or any interest on any of the debt securities of the series or (ii) in respect of a covenant or provision of the applicable Indenture which, under the terms of that Indenture, cannot be modified or amended without the consent of the Holders of all of the affected outstanding debt securities of the series.

Each Indenture contains provisions entitling the relevant Trustee, subject to the duty of that Trustee during an event of default in respect of any series of debt securities to act with the required standard of care, to be indemnified by the Holders of the debt securities of that series before proceeding to exercise any right or power under the applicable Indenture at the request of the Holders of the debt securities of the relevant series.

The Trustee thereunder will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the Holders of the debt securities of that series notice of all uncured and unwaived defaults known to it. However, except in the case of a default in the payment of the principal of or premium, if any, or any interest on any of the debt securities of that series, the Trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interest of the Holders of the debt securities of that series. Furthermore, the notice will not be given until at least 30 days after the occurrence of an event of default regarding the performance, or breach, of any covenant or warranty of UBS Americas under the applicable Indenture other than for the payment of the principal of or premium, if any, or any interest on any of the debt securities of the series. The term "default" for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an event of default with respect to the debt securities of the relevant series.

Each Indenture requires UBS Americas to file annually with the relevant Trustee a certificate, executed by an officer of UBS Americas, indicating whether UBS Americas is in default under that Indenture.

MEETINGS

Each Indenture contains provisions for convening meetings of the Holders of debt securities of a series to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders pursuant to the applicable Indenture. A meeting may be called at any time by the Trustee under the applicable Indenture, and also, upon request, by UBS Americas or the Holders of at least 10% in principal amount of the outstanding debt securities of the relevant series, upon notice given as described under "--Notices" below. Persons entitled to vote a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting of Holders of debt securities of that series. However, if any action is to be taken at the meeting with respect to a consent or waiver that is required to be given by the

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DESCRIPTION OF DEBT SECURITIES
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Holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series, the persons entitled to vote 66 2/3% in principal amount of the outstanding debt securities of that series will constitute a quorum. In the absence of a quorum, (i) a meeting called by UBS Americas or the Trustee will be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting will be further adjourned for a period of not less than 10 days, and (ii) a meeting called by the Holders will be dissolved.

Any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage in principal amount of outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of Holders of debt securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of debt securities of that series, whether or not present or represented at the meeting. With respect to any consent, waiver or other action that the applicable Indenture expressly provides may be given by the Holders of a specified percentage of the affected outstanding debt securities of all series (acting as one class), only the principal amount of outstanding debt securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action will be counted for purposes of calculating the aggregate principal amount of affected outstanding debt securities of all series favoring such action.

CONSOLIDATION, MERGER AND SALE OF ASSETS

Without the consent of any Holders of debt securities, UBS Americas may consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any person or may acquire or lease the assets of any person substantially as an entirety or may permit any corporation to merge into UBS Americas, so long as:

- The successor is a corporation organized under the laws of any domestic jurisdiction.

- The successor corporation, if other than UBS Americas, assumes UBS Americas' obligations under the applicable Indenture and all the debt securities issued under it.

- Immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing.

- Certain other conditions are also met.

NOTICES

Notices to Holders of debt securities will be given by mail to the addresses of such Holders as they appear in the security register, within the time prescribed for the giving of such notice.

TITLE

UBS Americas, UBS AG, the appropriate Trustee and any agent of UBS Americas, UBS AG or such Trustee may treat the registered owner of any debt security as the absolute owner of that security (whether or not the debt security is overdue and notwithstanding any notice to the contrary) for the purpose of making payment, delivering notices and all other purposes.

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DESCRIPTION OF DEBT SECURITIES
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REPLACEMENT OF DEBT SECURITIES

Any mutilated debt security will be replaced by UBS Americas at the expense of the Holder upon surrender of the mutilated debt security to the applicable Trustee. Debt securities that become destroyed, stolen or lost will be replaced by UBS Americas at the expense of the Holder upon delivery to the applicable Trustee of evidence of the destruction, loss or theft of the debt security satisfactory to UBS Americas and the applicable Trustee. In the case of a destroyed, lost or stolen debt security, an indemnity satisfactory to the applicable Trustee and UBS Americas may be required at the expense of the Holder of the debt security before a replacement debt security will be issued.

DEFEASANCE

UBS Americas at its option (i) will be discharged (as this term is defined in the applicable Indenture) from any and all obligations in respect of the debt securities (except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain restrictive covenants of the applicable Indenture (including those described above under "--Certain Restrictive Provisions"), if there is deposited with the Trustee money and/or (a) in the case of debt securities denominated in U.S. dollars, U.S. government obligations (as defined in the applicable Indenture), or (b) in the case of the yen-denominated debt securities, foreign government securities (as defined in the applicable Indenture), that in each case through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, the debt securities on the dates such payments are due in accordance with the terms of the debt securities. Among the conditions to UBS Americas's exercising any such option, UBS Americas is required to deliver to the applicable Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of the relevant debt securities to recognize income, gain or loss for United States Federal income tax purposes and that the Holders will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred.

GOVERNING LAW

The debt securities and the Indentures are governed by and will be construed in accordance with the laws of the State of New York.


JUDGMENTS UNDER YEN-DENOMINATED DEBT SECURITIES


Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that, in an action based upon an obligation denominated in a currency other than U.S. dollars, a court will render or enter a judgment or decree in the currency of the underlying obligation and the judgment or decree will be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. It is not known whether the foregoing provision would be applied (a) in any action based on an obligation denominated in a composite currency or (b) by a Federal court sitting in the State of New York.

THE TRUSTEES UNDER THE INDENTURES

The Chase Manhattan Bank is the Trustee under the Senior Indenture. Chase Manhattan Bank USA, National Association is the Trustee under the Subordinated Indenture. The Chase Manhattan Bank is a depositary for funds and performs other services for, and transacts other banking business with, UBS Americas in the normal course of business.

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THE GUARANTEES


SENIOR DEBT SECURITIES GUARANTEE

UBS AG has unconditionally and irrevocably guaranteed the senior debt securities of UBS Americas Inc. issued under the Senior Indenture. UBS AG has guaranteed all the obligations of UBS Americas under the senior debt securities, including the payment of the principal of and premium, if any, and interest on the senior debt securities (including any additional interest or other amounts payable in accordance with the terms of the senior debt securities).

If UBS Americas fails to make any timely payment under the senior debt securities, the Holders of the senior debt securities or the Senior Trustee may institute legal proceedings directly against UBS without first proceeding against UBS Americas.

UBS has agreed that the senior debt securities guarantee is an absolute, present and continuing guarantee of payment and not of collectability. UBS has also agreed that its obligations under the guarantee are unconditional, irrespective of:

- the validity, legality or enforceability of the senior debt securities or the Senior Indenture,

- the absence of any action to enforce the senior debt securities or to collect from UBS Americas,

- any waiver or consent by the Holder of the senior debt securities with respect to the provisions of the senior debt securities, and

- the recovery of any judgment against UBS Americas or any action to enforce a judgment or any other circumstance that might otherwise result in a legal or equitable discharge or defense of a guarantor.

The senior debt securities guarantee is a direct, unconditional and unsecured obligation of UBS.

SUBORDINATED DEBT SECURITIES GUARANTEE

UBS AG has unconditionally and irrevocably guaranteed the subordinated debt securities of UBS Americas Inc. issued under the Subordinated Indenture. UBS AG has guaranteed all the obligations of UBS Americas under the subordinated debt securities, including the payment of the principal of and premium, if any, and interest on the subordinated debt securities (including any additional interest or other amounts payable in accordance with the terms of the subordinated debt securities).

If UBS Americas fails to make any timely payment under the subordinated debt securities, the Holders of the subordinated debt securities or the Subordinated Trustee may institute legal proceedings directly against UBS without first proceeding against UBS Americas.

UBS has agreed that the subordinated debt securities guarantee is an absolute, present and continuing guarantee of payment and not of collectability and that its obligations under the guarantee are unconditional, irrespective of:

- the validity, legality or enforceability of the subordinated debt securities or the Subordinated Indenture,

- the absence of any action to enforce the subordinated debt securities or to collect from UBS Americas,

- any waiver or consent by the Holder of the subordinated debt securities with respect to the provisions of the subordinated debt securities, and

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THE GUARANTEES
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- the recovery of any judgment against UBS Americas or any action to enforce the same or any other circumstance that might otherwise result in a legal or equitable discharge or defense of a guarantor.

The subordinated debt securities guarantee is a direct, unconditional and unsecured obligation of UBS. The obligations of UBS under this guarantee are subordinated in right of payment to the prior payment in full of the deposit liabilities of UBS and all other liabilities of UBS (including all deposit liabilities and other liabilities of the head office and all offices of UBS wherever located), except

 (i) any liabilities that by their terms rank pari passu with or are subordinated to the obligations of UBS under this guarantee;

 (ii) any existing pari passu obligations;

(iii) any liabilities that by their terms rank pari passu with or are subordinated to liabilities which by their terms rank pari passu with or are subordinated to the obligations of UBS under this guarantee or any existing pari passu obligations; and

 (iv) any existing junior subordinated obligations.

UBS's obligations under this guarantee rank pari passu with any existing pari passu obligations and any liabilities that by their terms rank pari passu with this guarantee or any existing pari passu obligations. UBS's obligations under this guarantee are senior to any existing junior subordinated obligations and any liabilities that by their terms are subordinated to the obligations of UBS under this guarantee or under any existing pari passu obligations.


As of 31 March 2001, the amount of senior liabilities of UBS AG to which the Holders of the subordinated debt securities would be subordinated under the UBS guarantee would be approximately CHF 597 billion. The Holders would also be structurally subordinated to all liabilities of UBS AG's subsidiaries.


For purposes of this guarantee, the term "existing pari passu obligations" means the obligations of UBS under the 7 3/4% Subordinated Debentures due 2026, the 7% Subordinated Debentures due 15 October 2015, the 6 3/4% Subordinated Notes due 15 July 2005, the 7 3/8% Subordinated Debentures due 15 July 2015 and the 7 1/2% Subordinated Debentures due 15 July 2025, and any other indebtedness or liability that, in accordance with its terms, ranks pari passu with any of the foregoing obligations.

For purposes of this guarantee, the term "existing junior subordinated obligations" means

 (i) the obligations of UBS under (x) the Amended and Restated Limited Liability Company Agreement of UBS Preferred Funding Company LLC I dated as of 3 October 2000, (y) the Subordinated Guarantee Agreement dated as of 3 October 2000 by UBS, Wilmington Trust Company, as trustee, and Wilmington Trust Company, as trustee, for the benefit of holders from time to time of Company Preferred Securities (as defined therein) of UBS Preferred Funding Company LLC I, and (z) the 8.622% Perpetual Subordinated Notes issued by UBS; and

(ii) the obligations of UBS pursuant to the guarantees of the obligations of UBS Americas under (A) the outstanding unsecured debentures issued under the Indenture dated as of 9 December 1996 between UBS Americas and The Chase Manhattan Bank, a New York banking corporation, as trustee, as supplemented by the First Supplemental Indenture dated as of 9 December 1996, the Second Supplemental Indenture dated as of 14 March 1997, the Third Supplemental Indenture dated as of 3 November 2000 and the Fourth Supplemental Indenture dated as of 22 December 2000, (B) the Guarantee Agreement of PWG Capital Trust I dated as of 9 December 1996 between UBS Americas, as guarantor, and The Chase Manhattan Bank, a New York banking corporation, as guarantee trustee, (C) the Amended and Restated Declaration of Trust of PWG Capital Trust I

--------------------------------------------------------------------------------

THE GUARANTEES
--------------------------------------------------------------------------------

     dated and effective as of 9 December 1996 (the "Trust I Declaration") by the trustees named therein, UBS Americas and the holders from time to time of undivided beneficial interests in the assets of PWG Capital Trust I issued pursuant to the Trust I Declaration, (D) the Guarantee Agreement of PWG Capital Trust II dated as of 14 March 1997 between UBS Americas, as guarantor, and The Chase Manhattan Bank, a New York banking corporation, as guarantee trustee, and (E) the Amended and Restated Declaration of Trust of PWG Capital Trust II (the "Trust II Declaration"), dated and effective as of 14 March 1997, by the trustees named therein, UBS Americas and the holders from time to time of undivided beneficial interests in the assets of PWG Capital Trust II issued pursuant to the Trust II Declaration.

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 42

--------------------------------------------------------------------------------


FOREIGN CURRENCY RISKS


PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISERS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED OR PAYABLE IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

EXCHANGE RATES AND EXCHANGE CONTROLS

An investment in debt securities that are denominated or payable in a specified currency other than U.S. dollars, like the Japanese yen-denominated Medium-Term Senior Notes, Series C, entails significant risks that are not associated with a similar investment in a security denominated and payable in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such specified currency and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. Such risks generally depend on factors over which UBS Americas has no control, such as economic and political events and the supply of and demand for the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and the Japanese yen have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any debt security. Depreciation of the Japanese yen against the U.S. dollar would result in a decrease in the effective yield of the debt security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

The following table sets forth the noon buying rate for cable transfers in New York City payable in Japanese yen, expressed in Japanese yen per U.S. dollar as reported by the Federal Reserve Bank of New York on the last New York business day of the months indicated. These rates are provided solely for your convenience and should not be construed as a representation that Japanese yen amounts actually represent such U.S. dollar amounts or that such Japanese yen amounts could have been, or could be, converted into U.S. dollars that rate or any other rate.

                                                              JAPANESE YEN/
                                                                U.S. DOLLAR
MONTH-END                                                     EXCHANGE DATE
---------------------------------------------------------------------------

1996
  March.....................................................     107.00
  June......................................................     109.48
  September.................................................     111.65
  December..................................................     115.88

1997
  March.....................................................     123.72
  June......................................................     114.61
  September.................................................     120.71
  December..................................................     130.45

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                                                                              43

FOREIGN CURRENCY RISKS
--------------------------------------------------------------------------------


                                                              JAPANESE YEN/
                                                                U.S. DOLLAR
MONTH-END                                                     EXCHANGE DATE
---------------------------------------------------------------------------
1998
  March.....................................................     133.29
  June......................................................     138.29
  September.................................................     136.59
  December..................................................     113.08

1999
  March.....................................................     118.43
  June......................................................     120.94
  September.................................................     106.82
  December..................................................     102.16

2000
  March.....................................................     105.46
  June......................................................     106.14
  September.................................................     107.90
  December..................................................     114.35

2001
  March.....................................................     125.54


The debt securities have not been and will not be registered under the Securities and Exchange Law of Japan and UBS Americas has agreed that it will not, directly or indirectly, solicit offers to purchase or, directly or indirectly, offer, sell or deliver any debt securities in Japan or to any resident in Japan except as permitted by the Securities and Exchange Law of Japan and any other applicable laws of Japan.

Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of the Japanese yen for making payments with respect to a debt security. There can be no assurances that exchange controls will not restrict or prohibit payments of principal or any premium or interest in the Japanese yen. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular debt security, the Japanese yen would not be available to UBS Americas. In that event, UBS Americas will make any required payment in the manner listed above under "Description of Debt Securities-- Payment Currency."

Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. Sovereign governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. Sovereign governments in fact use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing a debt security that is denominated or payable in a foreign currency or composite currency is that its U.S. dollar equivalent yield could be affected by governmental actions which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and few banks offer non-U.S. dollar-denominated checking or savings

--------------------------------------------------------------------------------
 44

FOREIGN CURRENCY RISKS
--------------------------------------------------------------------------------

account facilities in the United States. Accordingly, payment of principal of and premium, if any, and interest on debt securities made in Japanese yen will be made from an account with a bank located in Japan.

The information listed in this prospectus is directed to prospective purchasers of debt securities who are United States residents, and UBS Americas disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal of and premium, if any, and interest on, debt securities. Such persons should consult their own legal and financial advisors with regard to such matters.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Certain United States Federal Income Tax Considerations

This section describes the material United States federal income tax consequences of owning the debt securities we are offering. It is the opinion of Sullivan & Cromwell, counsel to UBS Americas. It applies to you only if you acquire debt securities in a sale governed by this prospectus and you hold your debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:


     - a dealer in securities or currencies;



     - a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;



     - a bank;



     - a life insurance company;



     - a tax-exempt organization;



     - a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;



     - a person that owns debt securities as part of a straddle or conversion transaction for tax purposes; or


     - a person whose functional currency for tax purposes is not the U.S.
       dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

   Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:


     - a citizen or resident of the United States;



     - a domestic corporation;



     - an estate whose income is subject to United States federal income tax regardless of its source; or


     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to "-- United States Alien Holders" below.

PAYMENTS OF INTEREST

You will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

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 46

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

MARKET DISCOUNT

You will be treated as if you purchased your debt security at a market discount, and your debt security will be a market discount debt security if:

     - the difference between the debt security's stated redemption price at maturity and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security's stated redemption price at maturity multiplied by the number of complete years to the debt security's maturity.

If your debt security's stated redemption price at maturity does not exceed the price you paid for the debt security by 1/4 of 1 percent multiplied by the number of complete years to the debt security's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer

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                                                                              47

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------

deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

DEBT SECURITIES PURCHASED AT A PREMIUM

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security's yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service.

PURCHASE, SALE AND RETIREMENT OF THE DEBT SECURITIES

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

     - adding any market discount previously included in income with respect to your debt security, and then

     - subtracting any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:


     - the date payment is received, if you are a cash basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable Treasury regulations;



     - the date of disposition, if you are an accrual basis taxpayer; or


     - the settlement date for the sale, if you are a cash basis taxpayer, or an accrual basis taxpayer that so elects, and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations.

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 48

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:


     - described above under "-- Market Discount";



     - attributable to accrued but unpaid interest; or


     - attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the property is held more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

UNITED STATES ALIEN HOLDERS

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:


     - a nonresident alien individual;



     - a foreign corporation;



     - a foreign partnership; or


     - an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this section does not apply to you.

Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security:


     - we and other payors will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest to you if, in the case of interest:



        1. you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of UBS Americas entitled to vote;



        2. you are not a controlled foreign corporation that is related to UBS Americas through stock ownership; and


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
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------

        3. the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:


           a. you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person;



           b. in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person;


           c. the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

               i. a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

               ii. a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

               iii. a U.S. branch of a non-United States bank or of a non-United States insurance company,


               and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service);



           d. the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business;


               i. certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and


               ii. to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or


           e. the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; and

     - no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

     - the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of UBS Americas entitled to vote at the time of death and

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 50

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------

     - the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

BACKUP WITHHOLDING AND INFORMATION REPORTING

UNITED STATES HOLDERS

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your debt security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding at a rate of 31% will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

UNITED STATES ALIEN HOLDERS

In general, payments of principal, premium or interest made by us and other payors will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "-- United States Alien Holders" are satisfied or you otherwise establish an exemption.

In general, payment of the proceeds from the sale of debt securities effected at a United States office of a broker is subject to both United States backup withholding and information reporting. If, however, you are a United States alien holder, you will not be subject to backup withholding and information reporting on such a sale provided that:

     - the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

        - an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

        - other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

     - you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the payor has actual knowledge that you are a United States person. We and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:


     - the proceeds are transferred to an account maintained by you in the United States;



     - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or


--------------------------------------------------------------------------------

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------


     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;


unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting, but not backup withholding, if the sale is effected at a foreign office of a broker that is:


     - a United States person;



     - a controlled foreign corporation for United States tax purposes;



     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or


     - a foreign partnership, if at any time during its tax year:

        - one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or


        - such foreign partnership is engaged in the conduct of a United States trade or business;


unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

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

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Tax Considerations Under The Laws of Switzerland

The tax information set forth below is based on the opinion of Ernst & Young AG, dated 21 December 2000, and has been approved by them for its accuracy. In this section, we summarize the principal tax consequences under the laws of Switzerland of owning debt securities fully and unconditionally guaranteed by UBS AG, Switzerland.

Under the scope of Swiss withholding tax legislation, debt securities issued by an entity domiciled outside of Switzerland (the issuer) are not subject to the Swiss withholding tax of 35% on any interest payments on those securities. If the issuer is a permanent establishment outside of Switzerland or a subsidiary that is not a resident of Switzerland, and that entity is vested with a guarantee by the parent company that is a resident of Switzerland, Swiss withholding tax does not apply if the proceeds of such securities are not used in Switzerland. If the proceeds from the sale of debt instruments by these issuers are not used in Switzerland, both (1) interest payments by the issuer and (2) any guarantee payment or comparable payment by the Swiss parent company in connection with such debt securities are free from Swiss withholding tax.

The guarantees relate to debt securities, which were issued by Paine Webber Inc. before the merger with UBS Americas Inc. UBS AG and UBS Americas Inc. will ensure that the proceeds from the sale of these debt securities are not used in Switzerland. Consequently, current and future interest payments on the debt securities should not be subject to Swiss withholding tax.

Neither the present Swiss withholding tax law nor the current practice of the Federal Tax Administration of Switzerland indicate that a guarantee payment related to interest could be re-characterized as an interest payment itself, which would be subject to withholding tax. For this reason, we believe that a possible guarantee payment will not be subject to Swiss withholding tax, irrespective of whether it is made for the principal, interest or other amounts payable in accordance with the terms of the debt securities.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ERISA Matters

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit an employee benefit plan, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in debt securities might constitute or give rise to a prohibited transaction under ERISA and the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.

UBS AG, UBS Americas, PaineWebber International and other affiliates of UBS Americas may each be considered a party in interest or disqualified person with respect to many employee benefit plans. This could be the case, for example, if one of these companies is a service provider to a plan. Special caution should be exercised, therefore, before debt securities are purchased by an employee benefit plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of debt securities from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing debt securities on behalf of or with "plan assets" of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of debt securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

--------------------------------------------------------------------------------
 54

--------------------------------------------------------------------------------

Plan of Distribution

This prospectus is to be used by UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and other affiliates of UBS AG in connection with offers and sales related to market-making transactions in the debt securities by and through UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and such other affiliates. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and such other affiliates may act as principal or agent in these transactions. No new securities are offered. These market-making transactions will settle in accordance with customary market practices, or as otherwise agreed by the parties. None of these affiliates will receive any compensation from UBS Americas or UBS AG for engaging in these transactions.

UBS Warburg LLC and UBS PaineWebber Inc. currently make a market in the debt securities. However, they are not required to do so, and they can stop doing so at any time without notice. As a result, there is no assurance as to the liquidity of any market for the debt securities.


Validity of the Securities


The validity of the debt securities was passed on, at the time of their initial issuance, by Theodore A. Levine, then PaineWebber's general counsel.

The validity of the guarantees was passed upon for UBS by Sullivan & Cromwell, New York, New York, in reliance upon the opinion of internal counsel for UBS AG as to certain matters under Swiss law. Sullivan & Cromwell has in the past represented and continues to represent UBS on a regular basis and in a variety of matters.

Experts


The consolidated financial statements of UBS AG at 31 December 2000 and 1999 and for each of the three years in the period ended 31 December 2000 incorporated by reference into this prospectus have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon incorporated by reference into this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated statements of financial condition of Paine Webber Group Inc. at 31 December 1999 and 1998 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended 31 December 1999 incorporated by reference into this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference into this prospectus and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


--------------------------------------------------------------------------------

                                 [UBS AG LOGO]

                                EXPLANATORY NOTE

The following substitute pages relate to the prospectus covering the preferred trust securities. These pages will replace the corresponding pages of the first prospectus contained in this registration statement.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION


PROSPECTUS                              Preliminary Prospectus dated 15 May 2001

--------------------------------------------------------------------------------

[UBS AG LOGO]

                $195,000,000 of 8.30% Preferred Trust Securities
                              PWG Capital Trust I

                $198,750,000 of 8.08% Preferred Trust Securities
                              PWG Capital Trust II

     FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED IN THIS
                                 PROSPECTUS, BY

                               UBS Americas Inc.
                                     UBS AG
--------------------------------------------------------------------------------
This prospectus relates to outstanding preferred trust securities that were issued in 1996 and 1997 by two trusts, PWG Capital Trust I and PWG Capital Trust
II. The preferred trust securities issued by PWG Capital Trust I are the 8.30% Preferred Trust Securities. The preferred trust securities issued by PWG Capital Trust II are the 8.08% Preferred Trust Securities. Each series of preferred trust securities represents preferred undivided beneficial interests in the assets of its issuer. Each trust exists for the sole purpose of issuing its preferred trust securities and the related common trust securities, and investing the proceeds of those securities in junior subordinated debentures of Paine Webber Group Inc. Paine Webber Group Inc. provided a full and unconditional guarantee, to the extent described in this prospectus, of the obligations of each trust under its preferred trust securities.

Both series of preferred trust securities are listed on the New York Stock Exchange. The 8.30% Preferred Trust Securities of PWG Capital Trust I are listed under the symbol "PWJ PrA." The 8.08% Preferred Trust Securities of PWG Capital Trust II are listed under the symbol "PWJ PrB."

Both of the trusts were subsidiaries of Paine Webber Group Inc. On 3 November 2000, Paine Webber Group Inc. merged with UBS Americas Inc., and UBS Americas survived that merger. As a result, the two trusts are now subsidiaries of UBS Americas. In addition, UBS Americas became the guarantor of the preferred trust securities.

UBS Americas is a wholly owned subsidiary of UBS AG. Following the merger of UBS Americas and Paine Webber Group, UBS AG issued its guarantee of the payment obligations of UBS Americas under the agreements that make up UBS Americas' guarantee of the preferred trust securities. Under this guarantee, UBS AG has fully and unconditionally guaranteed these obligations of UBS Americas. However, the obligations of UBS AG under its guarantee are subordinated as well, as described in this prospectus.


SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF SOME OF THE RISKS THAT SHOULD BE CONSIDERED BEFORE PURCHASING PREFERRED TRUST SECURITIES.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

This prospectus is to be used by UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and other affiliates of UBS AG in connection with offers and sales of the securities when UBS and those affiliates engage in market-making transactions. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions. No new securities are offered.

UBS WARBURG                                                 UBS PAINEWEBBER INC.


                   THE DATE OF THIS PROSPECTUS IS -- MAY 2001

TABLE OF CONTENTS
--------------------------------------------------------------------------------


Prospectus Summary.....................    3
Risk Factors...........................    9
Cautionary Note Regarding Forward-
  Looking Information..................
Where You Can Find More Information....   14
Incorporation of Information About
  UBS..................................   14
Presentation of Financial
  Information..........................   15
Limitations on Enforcement of U.S. Laws
  Against UBS AG, Its Management and
  Others...............................   16
Capitalization of UBS..................   16
UBS....................................
UBS Americas...........................
PWG Capital Trust I and PWG Capital
  Trust II.............................   17
Use of Proceeds........................   20
Description of Securities..............   21
     Description of the Preferred Trust
       Securities......................   22
     Description of the Junior
       Subordinated Debentures.........   35
     Description of the Preferred Trust
       Securities Guarantees...........   45
     Description of the UBS AG
       Guarantee.......................   49
Taxation...............................   51
Tax Considerations Under The Laws of
  Switzerland..........................   56
ERISA Matters..........................   57
Plan of Distribution...................   58
Validity of the Securities.............   58
Experts................................   58

Prospectus Summary


The following summary does not contain all the information that may be important to you. You should read the entire prospectus and the documents incorporated by reference into the prospectus before making an investment decision.


UBS AG

UBS AG is a global, integrated investment services firm and the leading bank in Switzerland. UBS's business is managed through three main business groups and its Corporate Center. The business groups are: UBS Switzerland, UBS Warburg and UBS Asset Management. UBS's clients include international corporations, small- and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. UBS AG's ordinary shares are listed on the New York Stock Exchange under the symbol UBS.N, on the Zurich Stock Exchange under the symbol USBNZn.S and on the Tokyo Stock Exchange under the symbol UBS.T.

The principal executive offices of UBS AG are located at Bahnhofstrasse 45, Zurich, Switzerland and Aeschenvorstadt 1, Basel, Switzerland. Its telephone numbers are 011-41-1-234-11-11 and 011-41-61-288-20-20.

UBS AMERICAS

USB Americas is a direct, wholly owned subsidiary of UBS AG, and acts as the holding company for the U.S. onshore private banking operations of UBS, including UBS PaineWebber Inc. UBS Americas' principal executive offices are located at 677 Washington Boulevard, Stamford, Connecticut 06901, and its telephone number is 203-719-3000.

THE TRUSTS

Each trust is a business trust formed under the Delaware Business Trust Act under a declaration of trust among the trustees of that trust and UBS Americas. Each trust's primary governing document is its declaration of trust, which was completely amended and restated on the date its preferred trust securities were initially issued. The amended and restated declaration of trust of each trust is called the trust's "declaration." Each declaration is qualified under the Trust Indenture Act of 1939. The rights of the Holders of the trust securities, including economic rights, rights to information and voting rights, are as set forth in the applicable declaration, the Business Trust Act and the Trust Indenture Act. UBS Americas holds all the issued and outstanding common trust securities of each trust.

Each trust exists solely for the purpose of:

- issuing its trust securities for cash,

- investing the proceeds in an equivalent amount of junior subordinated debentures, and

- engaging in such other activities as are necessary, convenient or incidental to these activities.

THE OFFERING

The Securities................     7,000,000 8.30% Preferred Trust Securities of
                                   PWG Capital Trust I.

                                   7,000,000 8.08% Preferred Trust Securities of PWG Capital Trust II.

                                   The terms of each series of preferred trust securities correspond to the terms of the junior subordinated debentures held by the relevant trust. Each trust's ability to make distributions and other payments on its preferred trust securities is solely dependent upon UBS Americas' making payments on the junior subordinated debentures held by the trust as and when required.

Liquidation Amount............     The liquidation amount of the 8.30% Preferred
                                   Trust Securities of PWG Capital Trust I is
                                   $25 per security.

                                   The liquidation amount of the 8.08% Preferred Trust Securities of PWG Capital Trust II is $25 per security.

Offering Price................     Negotiated prices that are related to market
                                   prices at the time of purchase or sale, or at other prices.

Distributions.................     Holders of the 8.30% Preferred Trust
                                   Securities of PWG Capital Trust I will be entitled to receive cumulative cash distributions at an annual rate of 8.30% of the stated liquidation amount of $25 per preferred trust security. These distributions are payable monthly, in arrears, on the first day of each month.

                                   Holders of the 8.08% Preferred Trust
                                   Securities of PWG Capital Trust II will be entitled to receive cumulative cash distributions at an annual rate of 8.08% of the stated liquidation amount of $25 per preferred trust security. These distributions are payable monthly, in arrears, on the first day of each month.

Extension Periods.............     UBS Americas has the right to defer payments
                                   of interest on either series of the junior subordinated debentures for a period of not more than five years. No interest will be due and payable on the junior subordinated debentures during an extension period and, as a result, distributions on the trust securities will also be deferred.

                                   At the end of the extension period, UBS
                                   Americas will be required to pay all accrued interest on the affected series of junior subordinated debentures, together with interest on that accrued interest at the rate applicable to those junior subordinated debentures to the extent permitted by applicable law, compounded monthly.

                                   UBS Americas has the right to select an
                                   extension period as many times as it wishes during the life of the junior subordinated debentures. There could be multiple extension periods of varying lengths throughout the term of either series of junior subordinated debentures.

                                   See "Risk Factors--Option to Extend Interest
                                   Payment Period," "--Tax Impact of Extension," "Description of Securities--Description of the Junior Subordinated Debentures--General" and "--Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

Ranking.......................     The preferred trust securities and the common
                                   trust securities of each trust rank equally with each other and have equivalent terms.
                                   However,

                                   - If an event of default (as defined below)
                                     under the declaration of trust of the
                                     issuing trust occurs and continues, the
                                     Holders of the preferred trust securities of that trust will have a priority over the Holders of the common trust securities of that trust with respect to payments on those preferred trust securities.

                                   - Holders of the common securities of each
                                     trust have the exclusive right (subject to the terms of the trust's declaration of trust) to appoint, replace or remove trustees for the issuing trust and to increase or decrease the number of trustees.

Redemption....................     The preferred trust securities of each trust
                                   will be redeemed when the junior subordinated debentures of that trust mature or are redeemed.

                                   The junior subordinated debentures held by PWG Capital Trust I will mature on 1 December 2036. UBS Americas may redeem the junior subordinated debentures held by PWG Capital Trust I, either as a whole or in part, at any time after 30 November 2001.

                                   The junior subordinated debentures held by PWG Capital Trust II will mature on 1 March 2037. UBS Americas may redeem the junior subordinated debentures held by PWG Capital Trust II, either as a whole or in part, at any time after 28 February 2002.

                                   In addition, UBS Americas can redeem the junior subordinated debentures of either trust at any time if a "Tax Event," as described below, occurs.

                                   If UBS Americas redeems any junior
                                   subordinated debentures, the trust that holds those junior subordinated debentures must redeem a corresponding amount of its trust securities. The redemption price will be equal to the liquidation amount of the trust security plus any accrued and unpaid distributions to the date fixed for redemption. See "Description of Securities--Description of the Preferred Trust Securities--Redemption of Trust Securities."

Distribution of Junior
  Subordinated Debentures.....     If a trust is dissolved, the junior
                                   subordinated debentures held by that trust will be distributed to the holders of that trust's trust securities, pro rata. UBS
                                   Americas Inc. will have
                                   the right to liquidate each trust if there is a "Special Event," as described below, as a result of a change in law or a change in legal interpretation.

                                   However, if the Special Event is a Tax Event, UBS Americas may have the right to redeem the junior subordinated debentures, which would result in the redemption of the trust securities as described above.

                                   If the junior subordinated debentures are distributed to the Holders of the preferred trust securities, UBS Americas will use its best efforts to have the junior subordinated debentures listed on the New York Stock Exchange, or on whatever exchange that then lists the preferred trust securities. See "Description of Securities--Description of the Preferred Trust Securities--Special Event Redemption or Distribution" and "--Description of the Junior Subordinated Debentures."

The UBS Americas Guarantee....     UBS Americas has guaranteed the payment of
                                   distributions by each trust out of the moneys held by the property trustee of that trust, as well as payments upon liquidation of the trust and on redemption of the preferred trust securities. We call these guarantees by UBS Americas the "preferred trust securities guarantees."

                                   The preferred trust securities guarantees cover payments of distributions and other payments on the preferred trust securities only to the extent that the issuing trust has funds available for the payment. As a result, UBS Americas Inc. will only be required to make payments under the preferred trust securities guarantees if it has already made interest, principal or other payments to the issuing trust on the junior subordinated debentures held by that trust.

                                   The preferred trust securities guarantees, when taken together with UBS Americas' obligations under the junior subordinated debentures, the indenture relating to the junior subordinated debentures and each trust's declaration of trust, provide a full and unconditional guarantee of the amounts due on the preferred trust securities. However, the obligations of UBS Americas under the junior subordinated debentures are subordinate to all of UBS Americas' Senior Indebtedness. Similarly, the obligations of UBS Americas under the preferred trust securities guarantee are subordinate to all other indebtedness, liabilities and obligations of UBS Americas and any guarantees or other contingent obligations of UBS Americas, including the junior subordinated debentures. Because UBS Americas is a holding company, its obligations under the junior subordinated debentures and the preferred trust securities guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of UBS Americas' subsidiaries, except to the extent that UBS Americas is a creditor of the subsidiaries and its claims are recognized.

The UBS AG Guarantee..........     UBS AG has issued its full and unconditional
                                   guarantee of the obligations of UBS Americas under the junior subordinated debentures, the preferred trust securities guarantees, and the obligations of UBS Americas under the declarations of trust. However, UBS AG's obligations under this guarantee are subordinate to all other indebtedness, liabilities and obligations of UBS AG and any guarantees or other contingent obligations of UBS AG.

Market for the Preferred Trust
  Securities..................     Both series of preferred trust securities are
                                   listed on the New York Stock Exchange. The
                                   8.30% Preferred Trust Securities of PWG
                                   Capital Trust I are listed under the symbol
                                   "PWJ PrA." The 8.08% Preferred Trust
                                   Securities of PWG Capital Trust II are listed under the symbol "PWJ PrB."

                                   UBS Warburg LLC and UBS PaineWebber Inc.
                                   currently make a market in the preferred trust securities. However, they are not required to, and they can stop doing so at any time without notice. As a result, there is no assurance as to the liquidity of any market for the preferred trust securities.

Use of Proceeds...............     All of the sales of preferred trust
                                   securities under this prospectus will be market-making transactions--that is, transactions in which UBS AG, UBS Warburg
                                   LLC, UBS PaineWebber Inc., or one of UBS AG's other affiliates, resells securities that the seller, or one of its affiliates, has previously bought from another party. Neither
                                   UBS Americas nor the issuing trust will
                                   receive any proceeds from these resales of the preferred trust securities. In general, we expect that the entity that resells any particular preferred trust securities will retain the proceeds of their market-making resales and will not pay the proceeds to UBS
                                   Americas, the issuing trust or, if the
                                   resales are not made by UBS AG, to UBS AG.

Plan of Distribution..........     This prospectus relates to market-making
                                   transactions in the preferred trust
                                   securities by UBS AG and its affiliates. The affiliates that may engage in these transactions include, but are not limited to, UBS AG itself, UBS Warburg LLC and UBS
                                   PaineWebber Inc. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions. No new securities are offered.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth UBS AG's ratio of earnings to fixed charges, for the periods indicated. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented as there were no preferred share dividends in any of the periods indicated.


FOR THE YEAR ENDED                         31.3.01       31.12.00      31.12.99      31.12.98      31.12.97
-----------------------------------------------------------------------------------------------------------
International Accounting Standards
  ("IAS")(1),(2).........................    1.17          1.23          1.25          1.11          0.95
U.S. Generally Accepted Accounting
  Principles ("GAAP")(1),(3).............                  1.15          1.14          0.80


------------

1. The ratio is provided using both IAS and U.S. GAAP values, as the ratio is materially different between the two accounting standards. No U.S. GAAP information is provided for 31 December 1997 or 31 March 2001 as a U.S. GAAP reconciliation was not required for either period.


2. The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1997 was CHF 851 million.

3. The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1998 was CHF 5,319 million.

--------------------------------------------------------------------------------

Risk Factors

As used in this prospectus, "trust securities" means the common trust securities and the preferred trust securities of the relevant PWG Capital Trust. "The trust" refers to the relevant PWG Capital Trust.


If you are considering purchasing preferred trust securities, you should carefully review the information contained in this prospectus and the documents incorporated by reference into the prospectus. You should pay special attention to the following matters:


UBS AMERICAS' OBLIGATIONS UNDER THE PREFERRED TRUST SECURITIES GUARANTEES AND JUNIOR SUBORDINATED DEBENTURES, AND UBS AG'S OBLIGATIONS UNDER ITS GUARANTEE, ARE DEEPLY SUBORDINATED

UBS Americas' obligations under the junior subordinated debentures are unsecured obligations and are subordinate to all Senior Indebtedness of UBS Americas. "Senior Indebtedness" generally consists of any indebtedness, liabilities or obligations of UBS Americas, contingent or otherwise, other than the preferred trust securities guarantee and any other guarantees. Similarly, UBS Americas' obligations under the preferred trust securities guarantees are also unsecured and are subordinate to all other indebtedness, liabilities and obligations of UBS Americas and any guarantees, endorsements or other contingent obligations of UBS Americas in respect of any indebtedness, liabilities or obligations, including the junior subordinated debentures and any other series of junior subordinated debentures, except those made pari passu or subordinate by their terms. Because UBS Americas is a holding company, the junior subordinated debentures and UBS Americas' obligations under the preferred trust securities guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of UBS Americas' subsidiaries, except to the extent that UBS Americas is a creditor of the subsidiaries and its claims are recognized.

UBS AG's obligations under its guarantee are also subordinate to all of UBS AG's other indebtedness, liabilities and obligations and any guarantees or other contingent obligations of UBS AG.


There are no terms in the preferred trust securities that limit UBS Americas' or UBS AG's ability to incur additional indebtedness, including indebtedness that ranks senior to or equally with the junior subordinated debentures and the guarantees of UBS Americas and UBS AG, or the ability of their subsidiaries to incur additional indebtedness. As of 31 March 2001, the amount of senior liabilities of UBS AG to which the Holders of the trust preferred securities would be subordinated under the UBS guarantee would be approximately CHF 612 billion. The Holders would also be structurally subordinated to all liabilities of UBS AG's subsidiaries.


DEPENDENCE ON UBS AMERICAS

The trust's ability to make distributions and other payments on the preferred trust securities is solely dependent upon UBS Americas making interest and other payments on the junior subordinated debentures deposited in the trust as trust assets as and when required, or UBS AG doing so on its behalf under the relevant UBS AG guarantee. If UBS Americas does not make distributions or other payments on the junior subordinated debentures for any reason, including as a result of UBS Americas' election to defer the payment of interest on the junior subordinate debentures by extending the interest payment period for the junior subordinated debentures, the trust will not make payments on the trust securities. In such an event, Holders of the preferred trust securities cannot rely on the relevant preferred trust securities guarantee, since distributions and other payments on the preferred trust securities are subject to the preferred trust securities guarantee only to the extent that UBS Americas (or UBS AG under the relevant UBS AG guarantee) has made a payment to the property trustee on the junior subordinated debentures deposited in the trust as trust assets. Instead, Holders of preferred trust

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                                                                               9
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RISK FACTORS
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securities would rely on the enforcement (i) by the property trustee of its rights as registered Holder of the junior subordinated debentures against UBS Americas under the terms of the indenture (or UBS AG under the relevant UBS AG guarantee) or (ii) by such Holder of preferred trust securities of its right against UBS Americas to directly enforce payments of principal and interest on certain junior subordinated debentures (or UBS AG under the relevant UBS AG guarantee). However, if the trust's failure to make distributions on the preferred trust securities is a consequence of UBS Americas' exercise of its right to extend the interest payment period for the junior subordinated debentures, neither the property trustee nor any Holder of preferred trust securities has any right to enforce the payment of distributions on the preferred trust securities until an event of default under the declaration occurs. UBS Americas' obligations under the preferred trust securities guarantees are subordinate to all other indebtedness, liabilities and obligations of UBS Americas and any guarantee or other contingent obligations of UBS Americas, including the junior subordinated debentures, except those made pari passu or subordinate by their terms to the preferred trust securities guarantee relating to the junior subordinated debentures. The declaration of each trust provides that each Holder of preferred trust securities of that trust, by accepting the security, agrees to the provisions of the related preferred trust securities guarantee, including its subordination provision, and of the indenture relating to the junior subordinated debentures.

Each declaration provides that UBS Americas will pay for all debts and obligations (other than with respect to the trust securities) and all costs and expenses of the relevant trust, including any taxes and all costs and expenses, to which the trust may become subject, except for United States withholding taxes. UBS AG has guaranteed UBS Americas' obligation to make these payments. We cannot assure you that UBS Americas or UBS AG will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the trust.

If an event of default occurs and is continuing with respect to a trust, then the Holders of the trust's preferred trust securities would rely on the property trustee to enforce its rights as a Holder of the junior subordinated debentures against UBS Americas. In addition, the Holders of a majority in liquidation amount of the preferred trust securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee to exercise the remedies available to it as a Holder of the junior subordinated debentures. If the property trustee fails to enforce its rights under the junior subordinated debentures, any Holder of preferred trust securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such Holder's written request, directly institute a legal proceeding against UBS Americas to enforce the property trustee's rights under the junior subordinated debentures without first instituting any legal proceeding against the property trustee or any other person or entity. If an event of default occurs and is continuing and the event is attributable to the failure of UBS Americas to pay interest or principal on the junior subordinated debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of preferred trust securities may also directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred trust securities held by such Holder on or after the respective due date specified in the junior subordinated debentures without first (i) directing the property trustee to enforce the terms of the junior subordinated debentures or (ii) instituting a legal proceeding against UBS Americas to enforce the property trustee's rights under the junior subordinated debentures. In connection with such direct action, UBS Americas will be subrogated to the rights of such Holder of preferred trust securities under the declaration to the extent of any payment made by UBS Americas to such Holder of preferred trust securities in such direct action. The Holders of preferred trust securities cannot exercise directly any other remedy available to the Holders of the junior subordinated debentures unless the property trustee first fails to do so.

--------------------------------------------------------------------------------

 10
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RISK FACTORS
--------------------------------------------------------------------------------

OPTION TO EXTEND INTEREST PAYMENT PERIOD

So long as UBS Americas is not in default in the payment of interest on the junior subordinated debentures, UBS Americas can defer payments of interest on the junior subordinated debentures by extending the interest payment period on the junior subordinated debentures. No extension may exceed five years. During the extension period, no interest is due and payable. If this occurs, monthly distributions on the preferred trust securities will not be made by the trust during the extension period, but distributions would continue to accrue with interest at the relevant rate of interest per annum, compounded monthly. If UBS Americas exercises the right to extend an interest payment period, UBS Americas generally may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to any of its common stock or preferred stock or make any payments on guarantee with respect thereto during the extension period. However, the foregoing restrictions do not apply to
(i) dividends, redemptions, purchases, acquisitions, distributions or payments made by UBS Americas by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by UBS Americas upon the redemption, exchange or conversion of any preferred stock of UBS Americas, or (iii) cash payments made by UBS Americas in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of UBS Americas. See "Description of Securities--Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" for a description of certain related terms of the outstanding preferred stock of UBS Americas.

UBS Americas may further extend an extension period before the end of extension period, so long as the total of all extension periods does not exceed five years. Upon the termination of any extension period and the payment of all amounts then due, UBS Americas may commence a new extension period, subject to the above requirements. UBS Americas may also prepay at any time all or any portion of the interest accrued during an extension period. Consequently, there could be multiple extension periods of varying lengths throughout the term of the junior subordinated debentures. See "Description of Securities--Description of the Preferred Trust Securities--Distributions" and "Description of Securities--Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

TAX IMPACT OF EXTENSION

If an extension period occurs, the junior subordinated debentures would be considered to have original issue discount for U.S. Federal income tax purposes at all times after the beginning of the first extension period, including after the termination of the extension period. During such times, each Holder, whether on the cash or accrual method of accounting, would be required to include its pro rata share of original issue discount into income as it accrues, even though no cash would be distributed during the extension period. Even before the beginning of the first extension period, while UBS Americas will take the position that original issue discount does not arise, it is possible that all income on the junior subordinated debentures would be accounted for as original issue discount, and stated interest would not separately be reported as taxable income. UBS Americas has no current intention of exercising its option to defer payments of interest. See "Taxation--Interest and Original Issue Discount."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

If a Tax Event or Investment Company Event (each as defined under "Description of Securities--Description of the Preferred Trust Securities--Special Event Redemption or Distribution" below) occurs and is continuing, the trust will be dissolved, unless the junior subordinated debentures are redeemed instead. As a result, junior subordinated debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred trust securities and the common trust securities

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                                                                              11
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RISK FACTORS
--------------------------------------------------------------------------------

would be distributed pro rata to the Holders of the preferred trust securities and the common trust securities in liquidation of the trust. This process is described in "Description of Securities--Description of the Preferred Trust Securities--Liquidation Distribution Upon Dissolution."

There can be no assurance as to the market prices for preferred trust securities or the junior subordinated debentures that may be distributed in exchange for preferred trust securities if a dissolution and liquidation of the trust occurs. Accordingly, the preferred trust securities that you may purchase, or the junior subordinated debentures that you may receive on dissolution and liquidation of the trust, may trade at a discount to the price that you paid to purchase the preferred trust securities. Because Holders of preferred trust securities may receive junior subordinated debentures upon the occurrence of a Special Event, if you are considering purchasing preferred trust securities you are also making an investment decision with regard to the junior subordinated debentures and should review carefully all the information regarding the junior subordinated debentures contained below. See "Description of Securities--Description of the Preferred Trust Securities--Special Event Redemption or Distribution" and "Description of Securities--Description of the Junior Subordinated Debentures--General."

Under current United States Federal income tax law, a distribution of the junior subordinated debentures upon a Tax Event under certain circumstances may be a taxable event to Holders of the preferred trust securities. See "Taxation--Distribution of Junior Subordinated Debentures to Holders of Preferred Trust Securities." An Investment Company Event would not be a taxable event to Holding of the preferred trust securities under current United States Federal income tax law.

LIMITED VOTING RIGHTS

Holders of preferred trust securities have limited voting rights, but are not able to appoint, remove or replace, or to increase or decrease the number of, trustees. These rights are held exclusively by the Holder of the common trust securities.

LISTING OF PREFERRED TRUST SECURITIES

The preferred trust securities are listed on the NYSE. However, there can be no assurance that an active market for the preferred trust securities will be sustained in the future on the NYSE. Although UBS Warburg LLC and UBS PaineWebber Inc. have indicated to UBS Americas and the trusts that they intend to make a market in the preferred trust securities as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the preferred trust securities.

TRADING PRICES

The preferred trust securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. If you dispose of your preferred trust securities between record dates for payments of distributions, you will be required to include accrued but unpaid interest on the junior subordinated debentures through the date of disposition in income as ordinary income, and to add such amount to your adjusted tax basis in your pro rata share of the underlying junior subordinated debentures deemed disposed of. Accordingly, you will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than your adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Taxation--Interest and Original Issue Discount" and "--Disposition of the Preferred Trust Securities."

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 12

RISK FACTORS
--------------------------------------------------------------------------------

POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

As described above, UBS Americas has the right to extend an interest payment period on the junior subordinated debentures from time to time for a period not exceeding five years. If UBS Americas extends an interest payment period, or if UBS Americas further extends an extension period or prepays interest accrued during an extension period as described above, the market price of the preferred trust securities is likely to be affected. In addition, as a result of such rights, the market price of the preferred trust securities (which represent an undivided interest in junior subordinated debentures) may be more volatile than other securities that do not have such rights. If you dispose of your preferred trust securities during an extension period, you may not receive the same return on your investment as a Holder that continues to hold its preferred trust securities. See "Description of Securities--Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

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                                                                              13

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WHERE YOU CAN FIND MORE INFORMATION



UBS AG files periodic reports and other information with the Securities and Exchange Commission. You may read and copy any document that UBS AG files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers like UBS AG that file electronically with the SEC. You may also inspect UBS AG's SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.



We have filed an amendment under the Securities Act of 1933 to PaineWebber's registration statements on Form S-3, originally on Form F-1 and as amended on Form F-3, with the SEC covering the debt securities and UBS's guarantees. For further information on the debt securities, the guarantees, the PWG Trusts, UBS Americas and UBS, you should review our registration statement, its exhibits and the documents incorporated by reference into this prospectus. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.



INCORPORATION OF INFORMATION ABOUT UBS



The SEC allows us to "incorporate by reference" into this prospectus the information that UBS AG files with them, which means that:



-The incorporated documents are considered part of this prospectus;



-We can disclose important information to you by referring you to those documents; and



-Information that we file with the SEC will automatically be considered to update and supersede the information in this prospectus.



We incorporate by reference into this prospectus:



-UBS AG's Annual Report on Form 20-F for the year ended 31 December 2000, which
 UBS AG filed with the SEC on 15 March 2001;



-UBS AG's Form 6-K, which UBS AG filed with the SEC on 8 May 2001, containing the financial statements of PaineWebber for the year ended 31 December 1999;



-UBS AG's Form 6-K, which UBS AG filed with the SEC on 15 May 2001, containing the pro forma financial statement of UBS AG and PaineWebber for the year ended 31 December 2000, as if the merger between PaineWebber and UBS Americas, Inc., a wholly-owned subsidiary of UBS AG, had occurred on 1 January 2000; and



-UBS AG's Form 6-K, which UBS AG filed with the SEC on 15 May 2001, containing the unaudited financial statements of UBS AG for the quarter ended 31 March 2001.



All subsequent reports that we file on Form 20-F under the Securities Exchange Act of 1934 prior to the termination of this offering will also be deemed to be incorporated by reference into this prospectus. We may also incorporate any other Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into this prospectus.


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
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Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that it is modified or superseded by a statement that is in this prospectus or in any later filed document that is or is deemed to be incorporated by reference. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.



You may request a copy, at no cost, of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits (other than those that we specifically incorporate by reference into the documents that you request) by contacting us, orally or in writing, at the following address:



UBS AG


Investor Relations G41B


P.O. Box


CH-8098 Zurich


Phone: 011-41-1-234 41 00


Fax: 011-41-1-234 34 15


E-mail: SH-investorrelations@ubs.com


Internet: www.ubs.com/investor-relations



PRESENTATION OF FINANCIAL INFORMATION



UBS's financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with International Accounting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.



The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars or "USD," per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.



                                                                 AVERAGE RATE(1)
YEAR ENDED 31 DECEMBER                        HIGH      LOW      (USD PER 1 CHF)    AT PERIOD END
-------------------------------------------------------------------------------------------------
1996.....................................    0.8641    0.7399        0.8090            0.7468
1997.....................................    0.7446    0.6510        0.6890            0.6845
1998.....................................    0.7731    0.6485        0.6894            0.7281
1999.....................................    0.7361    0.6244        0.6605            0.6277
2000.....................................    0.6441    0.5479        0.5912            0.6172
                                             ------    ------        ------            ------



                   MONTH                      HIGH      LOW
-------------------------------------------------------------
November 2000..............................  0.5759    0.5529
December 2000..............................  0.6172    0.5785
January 2001...............................  0.6240    0.6031
February 2001..............................  0.6124    0.5910
March 2001.................................  0.6073    0.5760
April 2001.................................  0.5908    0.5755


------------

(1) The average of the noon buying rates on the last business day of each full month during the relevant period.


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                                                                              15

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Limitations on Enforcement of U.S. Laws Against UBS AG,


Its Management and Others



UBS AG is a Swiss bank. Many of its directors and executive officers, including some of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of UBS's assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS AG or its management or have any of them appear in a U.S. court. We have been advised by UBS AG internal counsel that there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgment of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

CAPITALIZATION OF UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.


                                                                         31 MARCH 2001
                                                                  CHF              USD
--------------------------------------------------------------------------------------
                                                                   (in millions)
Debt
  Debt issued...............................................  163,128        94,157
                                                              -------       -------
  Total Debt................................................  163,128        94,157
Minority Interest...........................................    3,005         1,734
Shareholders' Equity........................................   43,380        25,039
                                                              -------       -------
Total capitalization(1).....................................  209,513       120,931
                                                              =======       =======


------------

(1)There has been no material change in the capitalization of UBS since 31 March 2001.



Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.5772.


--------------------------------------------------------------------------------
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

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PWG CAPITAL TRUST I AND PWG CAPITAL TRUST II

STRUCTURE AND PURPOSE OF THE TRUSTS

Each trust is a business trust formed under the Delaware Business Trust Act under a declaration of trust among the trustees of that trust and UBS Americas. PWG Capital Trust I was formed on 7 October 1996 when a certificate of trust was filed with the Secretary of State of the State of Delaware; PWG Capital Trust II was formed on 14 March 1997 in the same manner. Each trust's declaration of trust was completely amended and restated on the date its preferred trust securities were initially issued. The amended and restated declaration of trust of each trust is called the trust's "declaration," and each trust's declaration is filed as an exhibit to the registration statement of which this prospectus is a part. Each declaration is qualified under the Trust Indenture Act of 1939. The rights of the holders of the trust securities, including economic rights, rights to information and voting rights, are as set forth in the applicable declaration, the Business Trust Act and the Trust Indenture Act.

UBS Americas holds all the issued and outstanding common trust securities of each trust. The common trust securities of each trust are equal to at least 3% of the total capital of the trust.

Each trust exists solely for the purpose of:

- issuing its preferred trust securities and common trust securities for cash,

- investing the proceeds in an equivalent amount of junior subordinated debentures, and

- engaging in such other activities as are necessary, convenient or incidental to these activities.

Neither declaration permits the relevant trust to incur any indebtedness or to make any investment other than in the junior subordinated debentures. In each declaration, UBS Americas has agreed to pay for all debts and obligations (other than obligations with respect to the trust securities) and all costs and expenses of the trust, including the fees and expenses of the trustees and any taxes and all costs and expenses, to which the trust may become subject, except for withholding taxes.

POWERS AND DUTIES OF TRUSTEES

The number of trustees of each trust is currently five. Three of these trustees are individuals who are employees or officers of UBS Americas. The fourth trustee is The Chase Manhattan Bank, which is unaffiliated with UBS Americas and which will serve as the property trustee and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth trustee is Chase Manhattan Bank Delaware, an affiliate of The Chase Manhattan Bank that has its principal place of business in the State of Delaware (referred to in this prospectus as "the Delaware trustee"). Under each declaration, the property trustee holds legal title to the junior subordinated debentures purchased by the trust for the benefit of the Holders of the trust securities of the trust. The property trustee has the power to exercise all rights, powers and privileges under the indenture with respect to the junior subordinated debentures. This is described in detail under "Description of Securities--Description of the Junior Subordinated Debentures." In addition, the property trustee maintains exclusive control of a segregated non-interest-bearing bank account to hold all payments in respect of the junior subordinated debentures purchased by a trust for the benefit of the Holders of trust securities. The property trustee makes distributions to the Holders of the trust securities of a trust out of funds from the property account of trust.

UBS Americas, as the direct or indirect owner of all the common trust securities of each trust, has the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of

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                                                                              17

PWG CAPITAL TRUST I AND PWG CAPITAL TRUST II
--------------------------------------------------------------------------------

trustees, subject to certain limited conditions. Each trust has a term of forty years, but may terminate earlier as provided in the declaration of the trust.

The duties and obligations of the trustees of a trust are governed by the declaration of the trust. Among other things, each declaration provides that the trust will not, and the trustees of the trust must cause the trust not to, engage in any activity other than in connection with the purposes of the trust or as required or authorized by the declaration. In particular, each trust may not, and the trustees of each trust must cause the trust not to,

- Invest any proceeds received by the trust from holding the junior subordinated debentures purchased by the trust. Instead, the trust must promptly distribute all the proceeds to the Holders of its trust securities under the terms of the declaration of the trust and of the trust securities.

- Acquire any assets other than as expressly provided in the declaration.

- Possess trust property for other than a trust purpose.

- Make any loans, other than loans represented by the junior subordinated debentures.

- Possess any power or otherwise act in such a way as to vary the assets of the trust or the terms of its trust securities in any way whatsoever.

- Issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the trust other than its trust securities.

- Incur any indebtedness for borrowed money.

- Direct the time, method and place of exercising any trust or power conferred upon the indenture trustee (as defined under "--Description of the Junior Subordinated Debentures") with respect to the junior subordinated debentures deposited in the trust.

- Waive any past default that is waivable under the applicable indenture.

- Exercise any right to rescind or annul any declaration that the principal of all of the junior subordinated debentures deposited in the trust as trust assets is due and payable.

- Consent to any amendment, modification or termination of the indenture or the junior subordinated debentures where such consent is required, unless the property trustee has received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause the trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and that the trust will continue to be classified as a grantor trust for United States Federal income tax purposes.

BOOKS AND RECORDS

The books and records of each trust are maintained at the principal office of the trust and are open for inspection by a Holder of preferred trust securities of the trust or the Holder's representative for any purpose reasonably related to the Holder's interest in the trust during normal business hours. Each Holder of preferred trust securities is furnished annually with unaudited financial statements of the applicable trust as soon as available after the end of the trust's fiscal year.

VOTING

Except as provided under the Business Trust Act, the applicable declaration and the Trust Indenture Act, Holders of preferred trust securities have no voting rights.

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PWG CAPITAL TRUST I AND PWG CAPITAL TRUST II
--------------------------------------------------------------------------------

THE PROPERTY TRUSTEE

Each declaration authorizes the property trustee, for the benefit of the Holders of the trust securities of a trust, to exercise all rights under the indenture with respect to the junior subordinated debentures held by the trust. This includes its rights to enforce UBS Americas' obligations under the junior subordinated debentures if an event of default under the indenture occurs. The property trustee is also authorized to enforce the rights of Holders of preferred trust securities of the trust under the related preferred trust securities guarantee. If any trust's failure to make distributions on the preferred trust securities of the trust is a consequence of UBS Americas' exercise of any right under the terms of the junior subordinated debentures deposited in the trust as trust assets to extend the interest payment period for the junior subordinated debentures, the property trustee has no right to enforce the payment of distributions on the preferred trust securities until an event of default under the declaration occurs.

Holders of at least a majority in liquidation amount of the preferred trust securities of a trust have the right to direct the property trustee for the trust with respect to certain matters under the declaration for the trust and the related preferred trust securities guarantee. If the property trustee fails to enforce its rights under the indenture or fails to enforce the applicable preferred trust securities guarantee, a Holder of preferred trust securities of the trust may institute a legal proceeding against UBS Americas to enforce such rights or the preferred trust securities guarantee, as the case may be, as described under "Description of Securities--Description of the Preferred Trust Securities" and "--Description of the Preferred Trust Securities Guarantees--Status of the Preferred Trust Securities Guarantees."

DEBTS AND OBLIGATIONS

In each declaration, UBS Americas has agreed to pay for all debts and obligations (other than with respect to the trust securities of the applicable trust) and all costs and expenses of the applicable trust, including the fees and expenses of its trustees and any taxes and all costs and expenses with respect thereto, to which the trust may become subject, except for United States withholding taxes. These obligations of UBS Americas are for the benefit of, and can be enforced by, any person to whom any such debts, obligations, costs, expenses and taxes are owed, whether or not the creditor has received notice of UBS Americas' undertaking. Any such creditor may enforce these obligations of UBS Americas directly against UBS Americas. UBS Americas has irrevocably waived any right or remedy to require that any such creditor take any action against any trust or any other person before proceeding against UBS Americas. UBS Americas has agreed in each declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

The business address of each trust is c/o UBS Americas Inc., 677 Washington Boulevard, Stamford, CT 06901, telephone number (203) 719-3000.

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USE OF PROCEEDS



All of the sales of preferred trust securities under this prospectus will be market-making transactions--that is, transactions in which UBS AG, UBS Warburg LLC, UBS PaineWebber Inc., or one of UBS AG's other affiliates, resells securities that the seller, or one of its affiliates, has previously bought from another party. Neither UBS Americas nor the issuing trust will receive any proceeds from these resales of the preferred trust securities. In general, we expect that the entity that resells any particular preferred trust securities will retain the proceeds of its market-making resales and will not pay the proceeds to UBS Americas, the issuing trust or, if the resales are not made by UBS AG, to UBS AG.


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DESCRIPTION OF SECURITIES

Please note that in this section entitled "Description of Securities," references to UBS Americas refer only to UBS Americas Inc. and not to its consolidated subsidiaries. Similarly, references to UBS refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to Holders mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the securities should read the subsection entitled "--Description of the Preferred Trust Securities--Book-Entry Only Issuance, The Depository Trust Company."

THIS SECTION IS ONLY A SUMMARY

The indenture, declaration and associated documents, including your preferred trust security, contain the full legal text governing the matters described in this section. The preferred trust securities guarantee, indenture and junior subordinated debentures are governed by New York law. The declaration and the preferred trust securities are governed by Delaware law. A copy of the indenture and the declaration have been filed with the SEC as part of our registration statement. See "Where You Can Find More Information" below for information on how to obtain a copy.

This section summarizes the most important terms of the indenture, declaration, guarantees and your security. It does not, however, describe every aspect of the indenture, declaration, guarantees or your security. For example, in this section, we use terms that have been given special meaning in the indenture, declaration or guarantees, but we describe the meaning of only the more important of those terms.

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES

The preferred trust securities and the common trust securities of each trust rank pari passu with each other and have equivalent terms. However:

- if an event of default under the declaration of a trust occurs and is continuing, the Holders of preferred trust securities of the trust have a priority over Holders of the common trust securities of the trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity, and

- Holders of common trust securities have the exclusive right (subject to the terms of the declaration) to appoint, remove or replace the trustees and to increase or decrease the number of trustees.

Neither trust can issue securities or other evidences of beneficial ownership of, or beneficial interests in, the trust other than the trust's preferred trust securities and its common trust securities. The trusts also may not incur any indebtedness for borrowed money. In addition, neither trust may make any investment other than in the junior subordinated debentures. The property trustee of each trust has legal title to, and holds, the junior subordinated debentures as trust assets for the benefit of the Holders of the preferred trust securities and the common trust securities of the trust.

UBS Americas guarantees the payment of distributions out of moneys held by the property trustee and payments on redemption of the preferred trust securities or liquidation of the trust on a subordinated basis. The extent of this guarantee is described below under "--Description of the Preferred Trust Securities Guarantees." The Chase Manhattan Bank, as guarantee trustee, holds the preferred trust securities guarantee for the benefit of the preferred trust securities Holders. The preferred trust securities guarantee is a full and unconditional guarantee from the time the preferred trust securities are issued, but the preferred trust securities guarantee covers distributions and other payments on the preferred trust securities only if and to the extent that UBS Americas has made a payment to the property trustee of interest or principal on the junior subordinated debentures deposited in the trust as trust assets.

DISTRIBUTIONS

Under each declaration, the property trustee must make distributions on the preferred trust securities on the dates payable to the extent that the property trustee has cash in the property account to permit the payment. The funds available for distribution to the preferred trust securities Holders are limited to payments received by the property trustee in respect of the junior subordinated debentures. If UBS Americas does not make interest payments on the junior subordinated debentures held by a trust, and UBS AG does not make the payment under the relevant UBS AG guarantee, the property trustee will not make distributions on the preferred trust securities of the trust. Under the declaration, if and to the extent UBS Americas does make interest payments on the junior subordinated debentures, the property trustee is obligated to make distributions on the trust securities of the trust on a pro rata basis (as defined below).

Distributions on the preferred trust securities are fixed at a yearly rate of a certain percentage of the stated liquidation amount of $25 per preferred security. The distribution rate for the 8.30% Preferred Trust Securities of PWG Capital Trust I is 8.30%; the rate for the 8.08% Preferred Trust Securities of PWG Capital Trust II is 8.08%. Distributions in arrears for more than one month will bear interest at the same yearly rate (to the extent permitted by law), compounded monthly. The term "distributions," as used in this prospectus, includes any interest payable on deferred distributions unless otherwise stated. The amount of distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a 30-day period on the basis of the actual

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
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number of days elapsed. Distributions on the preferred trust securities are cumulative, accrue from the original date of issuance and, except as otherwise described below, are payable monthly in arrears on the first day of each month, but only if, and to the extent that, interest payments are made in respect of junior subordinated debentures held by the property trustee.

So long as UBS Americas is not in default in the payment of interest on the junior subordinated debentures, UBS Americas has the right under the indenture to defer payments of interest on the junior subordinated debentures by extending the interest payment period on the junior subordinated debentures for a period not exceeding five years. If UBS Americas elects to do this, the trust would defer monthly distributions on the preferred trust securities (though the distributions would continue to accrue with interest at the relevant rate per annum, compounded monthly) during any extension period. If UBS Americas exercises the right to extend an interest payment period, UBS Americas may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during the extension period or make any guarantee payments with respect thereto. However, the foregoing restrictions do not apply to

- dividends, redemptions, purchases, acquisitions, distributions or payments made by UBS Americas by way of issuance of shares of its capital stock,

- payments of accrued dividends by UBS Americas upon the redemption, exchange or conversion of any preferred stock of UBS Americas in accordance with the terms of the preferred stock, or

- cash payments made by UBS Americas in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of UBS Americas in accordance with the terms of the preferred stock.

Before the termination of any extension period, UBS Americas may further extend the extension period. The extension period together with all such previous and further extensions may not exceed five years and may not extend beyond the maturity of the junior subordinated debentures. Upon the termination of any extension period and the payment of all amounts then due, UBS Americas may commence a new extension period, subject to the above requirements. UBS Americas may also prepay at any time all or any portion of the interest accrued during an extension period. Consequently, there could be multiple extension periods of varying lengths throughout the term of the junior subordinated debentures, each not to exceed five years or to cause any extension beyond the maturity of the junior subordinated debentures. See "Risk Factors--Option to Extend Interest Payment Period--Tax Impact of Extension;" "Description of Securities--Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period." Subject to prepayments as described above, accrued distributions will be payable to the Holders of preferred trust securities as they appear on the books and records of the trust on the first record date after the end of the extension period.

The property trustee makes distributions on the preferred trust securities to the Holders as they appear on the books and records of the trust on the relevant record dates, as long as the preferred trust securities remain in book-entry only form. The relevant record dates are one business day (as defined below) prior to the relevant distribution payment date. Distributions payable on any preferred trust securities that are not punctually paid on any distribution payment date because UBS Americas failed to make the corresponding interest payment on the junior subordinated debentures cease to be payable to the person in whose name such preferred trust security is registered on the relevant record date. The defaulted distribution will instead be payable to the person in whose name such preferred trust security is registered on the special record date established by the regular trustees. The record date will correspond to the special record date or other specified date determined in accordance with the indenture. However, distributions will not be considered payable on any distribution payment date

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
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falling within an extension period unless UBS Americas has elected to make a full or partial payment of interest accrued on the junior subordinated debentures on such distribution payment date. Distributions on the preferred trust securities will be paid through the property trustee who will hold amounts received in respect of the junior subordinated debentures in the property account for the benefit of the Holders of the preferred trust securities and the common trust securities.

Each payment will be made as described under "--Book-Entry Only Issuance; The Depository Trust Company" below. If the preferred trust securities do not continue to remain in book-entry only form, the relevant record date will be the fifteenth day of the month immediately preceding the month in which the relevant payment date occurs. The declaration provides that the payment dates or record dates for the preferred trust securities are the same as the payment dates and record dates for the junior subordinated debentures. All distributions paid with respect to the trust securities will be paid on a pro rata basis to the Holders entitled to receive payment. If any date on which distributions are to be made on the preferred trust securities is not a business day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of the delay) except that, if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. As used in this prospectus, "business day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York City are authorized or required by law to close.

The term "pro rata basis" means pro rata to each Holder of trust securities of a trust according to the aggregate liquidation amount of the trust securities of the trust held by the relevant Holder in relation to the aggregate liquidation amount of all trust securities of the trust outstanding unless, in relation to a payment, an event of default under the declaration has occurred and is continuing. In that case, any funds available to make such payment will be paid first to each Holder of the preferred trust securities of the trust pro rata according to the aggregate liquidation amount of the preferred trust securities held by the relevant Holder in relation to the aggregate liquidation amount of all the preferred trust securities of the trust outstanding, and only after satisfaction of all amounts owed to the Holders of such preferred trust securities, to each Holder of common trust securities of the trust pro rata according to the aggregate liquidation amount of such common trust securities held by the relevant Holder in relation to the aggregate liquidation amount of all common trust securities of the trust outstanding.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

If the preferred trust securities do not remain in book-entry only form, the following provisions will apply:

At the principal corporate trust office of the property trustee in The City of New York: (1) payment of distributions and payments on redemption of the preferred trust securities will be payable, (2) the transfer of the preferred trust securities will be registrable and (3) preferred trust securities will be exchangeable for preferred trust securities of other denominations of a like aggregate liquidation amount. Payment of distributions may be made at the option of the regular trustees on behalf of the trust by check mailed to the address of the persons entitled to the payment. Payment on redemption of any preferred trust security will be made only upon surrender of the preferred trust security to the property trustee.

The Chase Manhattan Bank or one of its affiliates will act as registrar and transfer agent for the preferred trust securities. The Chase Manhattan Bank will also act as paying agent and, with the consent of the regular trustees, may designate additional paying agents. The Chase Manhattan Bank's address is 270 Park Avenue, New York, NY 10017.

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
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Registration of transfers of preferred trust securities will be made without charge by or on behalf of the trust, but the Holder is responsible for paying (with the giving of an indemnity as the trust or UBS Americas may require) any tax or other governmental charges that may be imposed in relation to it.

The trust will not be required to register or cause to be registered the transfer of preferred trust securities after the preferred trust securities have been called for redemption.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

If certain events occur and are continuing, the trust will, unless the junior subordinated debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after creditors of the trust are paid, junior subordinated debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred trust securities and the common trust securities would be distributed on a pro rata basis to the Holders of the preferred trust securities and the common trust securities in liquidation of the Holders' interests in the trust, within 90 days following the occurrence of such an event. There are two types of events that will cause such a dissolution. The first is a Tax Event. The second is an Investment Company Event. Both are described below.

If a Tax Event occurs, before the trust can be dissolved and distributed, the regular trustees must obtain an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that the Holders of the preferred trust securities will not recognize any gain or loss for United States Federal income tax purposes as a result of such dissolution and distribution of junior subordinated debentures. The opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service. Additionally, if at the time there is available to UBS Americas or the regular trustees, on behalf of the trust, the opportunity to eliminate, within a 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the trust or UBS Americas or the Holders of the preferred trust securities, UBS Americas or the regular trustees, on behalf of the trust, will pursue such measure in lieu of dissolution.

Furthermore, if in the case of the occurrence of a Tax Event,

- the regular trustees have received an opinion of nationally recognized independent tax counsel experienced in such matters that, as a result of the Tax Event, there is more than an insubstantial risk that UBS Americas would be precluded from deducting the interest on the junior subordinated debentures for United States Federal income tax purposes even if the junior subordinated debentures were distributed to the Holders of trust securities in liquidation of the Holders' interests in the trust as described above or

- the regular trustees shall have been informed by such tax counsel that such an opinion cannot be delivered to the trust,

then UBS Americas will have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the junior subordinated debentures in whole or in part for cash within 90 days following the occurrence of the Tax Event. The redemption of the junior subordinated debentures would give rise to a redemption of a corresponding portion of the relevant trust's preferred trust securities and common trust securities, as described below under "--Redemption of Trust Securities." However, if at the time there is available to UBS Americas or the regular trustees, on behalf of the trust, the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the trust, UBS Americas or the Holders of the preferred trust securities, UBS Americas or the regular trustees, on behalf of the trust, will pursue that

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
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measure in lieu of redemption. UBS Americas has no right to redeem the junior subordinated debentures while the regular trustees, on behalf of the trust, are pursuing any such ministerial action.

"Tax Event" means that the regular trustees have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of the issuance of the preferred trust securities as a result of

- any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of or in the United States,

- any amendment to, or change (including any announced prospective change) in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination),

- any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the position generally accepted up to that time or

- any action taken by any governmental agency or regulatory authority,

which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of the issuance of the preferred trust securities, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income accrued or received on the junior subordinated debentures, (ii) the trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by UBS Americas to the trust on the junior subordinated debentures is not, or within 90 days of the date thereof will not be, deductible by UBS Americas for United States Federal income tax purposes.

"Investment Company Event" means that the regular trustees have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940 that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which change in Investment Company Act law becomes effective on or after the date of the issuance of the preferred trust securities.

REDEMPTION OF TRUST SECURITIES

When the junior subordinated debentures are repaid, whether at maturity, upon redemption or otherwise, including as a result of a Special Event, the proceeds will be promptly applied to redeem preferred trust securities and common trust securities having an aggregate liquidation amount equal to the junior subordinated debentures repaid, upon not less than 30 nor more than 60 days' notice, at the redemption price. The common trust securities will be redeemed on a pro rata basis with the preferred trust securities, unless an event of default under the declaration has occurred and is continuing. In that case, the preferred trust securities will have a priority over the common trust securities with respect to payment of the redemption price. Subject to the foregoing, if fewer than all outstanding preferred trust securities and common trust securities are to be redeemed, the preferred trust securities and common trust securities will be redeemed on a pro rata basis. If fewer than all outstanding preferred trust securities are to be redeemed, preferred trust securities registered in the name of and held by DTC or its nominee will be redeemed as described under "--Book-Entry Only Issuance; The Depository Trust Company" below.

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
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REDEMPTION PROCEDURES

The trust may not redeem fewer than all the outstanding preferred trust securities unless all accrued and unpaid distributions have been paid on all preferred trust securities for all monthly distribution periods terminating on or prior to the date of redemption.

If the trust gives a notice of redemption of preferred trust securities (which notice is irrevocable) then, by 12:00 noon, New York City time, on the redemption date and provided that UBS Americas has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debentures, the trust will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the Holders of the preferred trust securities. See "--Book-Entry Only Issuance; The Depository Trust Company" below. If notice of redemption is given and funds are deposited as required, then, immediately prior to the close of business on the redemption date, (1) distributions will cease to accrue on the preferred trust securities called for redemption, (2) such preferred trust securities will no longer be deemed to be outstanding and (3) all rights of Holders of such preferred trust securities so called for redemption will cease except the right of the Holders of such preferred trust securities to receive the redemption price, but without interest on such redemption price. Neither the trustees nor the trust will be required to register or cause to be registered the transfer of any preferred trust securities that have been so called for redemption. If any date fixed for redemption of preferred trust securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date fixed for redemption. If UBS Americas fails to repay junior subordinated debentures on maturity or on the date fixed for redemption or if payment of the redemption price in respect of preferred trust securities is improperly withheld or refused and not paid by the property trustee or by UBS Americas under the preferred trust securities guarantee described under "--Description of the Preferred Trust Securities Guarantees," distributions on the preferred trust securities will continue to accrue from the original redemption date of the preferred trust securities to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

If fewer than all the outstanding preferred trust securities are to be redeemed, the preferred trust securities will be redeemed pro rata as described below under "--Book-Entry Only Issuance; The Depository Trust Company."

If a partial redemption of the preferred trust securities would result in the delisting of the preferred trust securities by any national securities exchange or other organization on which the preferred trust securities are then listed, UBS Americas under the indenture will only redeem junior subordinated debentures in whole and, as a result, the trust may only redeem the preferred trust securities in whole.

Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), UBS Americas or any of its subsidiaries may at any time and from time to time purchase outstanding preferred trust securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

If there is a voluntary or involuntary dissolution, winding up or termination of the trust, including as a result of a Special Event, the Holders of the preferred trust securities and the common trust securities will be entitled to receive either (i) a payment equal to their interests in the trust, or (ii) junior subordinated debentures in an amount equal to their interest in the trust securities.

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Upon the dissolution of the trust, the following events will occur:

- the preferred trust securities and the common trust securities will no longer be deemed to be outstanding,

- DTC or its nominee, as the Holder of the preferred trust securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon such distribution, and

- any certificates representing preferred trust securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and accrued and unpaid interest equal to accrued and unpaid distributions on, transfer or preferred trust securities, until such certificates are presented to UBS Americas or its agent for transfer or reissuance.

If, upon any such dissolution, the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the preferred trust securities and the common trust securities will be paid on a pro rata basis unless an event of default under the declaration has occurred and is continuing. In that case, the preferred trust securities will have a priority over the common trust securities with respect to payment of the liquidation distribution.

Under the declaration, the trust will terminate: (i) on the fortieth anniversary of the issuance of its preferred trust securities, (ii) when all the trust securities have been called for redemption and the amounts necessary for redemption have been paid to the Holders of trust securities in accordance with the terms of the trust securities; or (iii) when all the junior subordinated debentures have been distributed to the Holders of trust securities in exchange for all the trust securities in accordance with the terms of the trust securities.

We cannot provide assurances as to the market price for the junior subordinated debentures which may be distributed in exchange for preferred trust securities if a dissolution and liquidation of the trust were to occur. Accordingly, the junior subordinated debentures which a Holder of preferred trust securities may subsequently receive upon the dissolution of the trust may trade at a discount to the price of the preferred trust securities exchanged. If junior subordinated debentures are distributed to the Holders of preferred trust securities upon the dissolution of the trust, UBS Americas will use its best efforts to list the junior subordinated debentures on the NYSE or on such other exchange on which the preferred trust securities are then listed.

BOOK-ENTRY ONLY ISSUANCE; THE DEPOSITORY TRUST COMPANY

All of the preferred trust securities were issued in the form of one or more global securities that were deposited with, or on behalf of, The Depository Trust Company. Each global security was issued in registered form.

Each global security is registered in the name of DTC or its nominee. When a global security was issued, DTC credited, on its book-entry registration and transfer system, the number of preferred trust securities represented by the preferred security global certificate to the accounts of institutions that have accounts with DTC or its nominee ("participants"). Ownership of beneficial interests in a global security are limited to participants or persons that may hold interests through participants in DTC. Ownership of a beneficial interest in a global security is shown on, and ownership can only be transferred through, records maintained by DTC or its nominee (with respect to participants' interests) for such global security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
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definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC, or its nominee, is the owner of a global security, DTC or the relevant nominee, as the case may be, will be considered the sole owner or Holder of the global securities represented by the global security for all purposes under the indenture governing the global securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have global securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of global securities of the relevant series in definitive form and will not be considered the owners or Holders of the global securities under the applicable indenture. Accordingly, each person owning a beneficial interests in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which such person owns its interests, to exercise any rights of a Holder under such indenture.

Payment of liquidation amount of and any distributions on global securities registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the global security representing such global securities. None of UBS Americas, the trustee for the relevant global securities, any paying agent, any authenticating agent or the security registrar for the relevant global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security representing such global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

UBS Americas expects that DTC, upon receipt of any payment of liquidation amount of or any distributions on a definitive global security representing such global securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective holdings in principal amount of beneficial interests in such global security as shown on the records of DTC. UBS Americas also expects that payments by participants to owners of beneficial interests in the relevant global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participants.

Unless and until it is exchanged in whole for global securities in definitive form, a global security may not be transferred except as a whole by DTC for such global security to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. If a depositary for global securities of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by UBS Americas within ninety days, UBS Americas will issue global securities of such series in like tenor and terms in definitive registered form in exchange for the global security or global securities representing all relevant global securities. Further, an owner of a beneficial interests in a global security representing global securities of a series may, on terms acceptable to UBS Americas and DTC for that global security, receive global securities of that series in definitive registered form. In addition, UBS Americas may at any time and in its sole discretion determine not to have any global securities of a series represented by global securities and, in such event, will issue global securities of that series in like tenor and terms in definitive registered form in exchange for the global security or global securities representing all such global securities. In any such instance, an owner of a beneficial interests in a global security will be entitled to physical delivery in definitive form of global securities of the series represented by the global security equal in aggregate principal amount to such beneficial interests and to have such global securities registered in the name of the owner of such beneficial interests.

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
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Redemption notices must be sent to Cede & Co. If less than all the preferred trust securities are being redeemed, DTC will reduce pro rata (with adjustments to eliminate fractional preferred trust securities) the amount of interests of each direct participant in the preferred trust securities to be redeemed.

Although voting with respect to the preferred trust securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent to vote with respect to the preferred trust securities. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the preferred trust securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has advised UBS Americas and the agents as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

NO MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE TRUST

The trust may not merge or consolidate with or into, or be replaced by, or sell, transfer or lease all or substantially all its properties and assets to, any corporation or other entity or, except as expressly permitted hereby, sell or transfer any junior subordinated debentures to any corporation or other entity.

DECLARATION EVENTS OF DEFAULT

An event of default under the indenture will also be an event of default under the declaration with respect to the trust securities. However, common trust securities Holders will be deemed to have waived any such event of default with respect to the common trust securities until all events of default with respect to the preferred trust securities have been cured or waived. Until all events of default with respect to the preferred trust securities have been cured or waived, the property trustee will be deemed to be acting solely on behalf of the preferred trust securities Holders, and only the Holders of the preferred trust securities will have the right to direct the property trustee with respect to certain matters under the declaration and consequently under the indenture. If any event of default with respect to the preferred trust securities is waived by the Holders of the preferred trust securities as provided in the declaration, the Holders of common trust securities under the declaration have agreed that such waiver also constitutes a waiver of the event of default with respect to the common trust securities for all purposes under the declaration without any further act, vote or consent of the Holders of the common trust securities.

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
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When an event of default occurs, the property trustee as the Holder of all the junior subordinated debentures will have the right under the indenture to declare the principal of, and interest on, the junior subordinated debentures to be immediately due and payable. In addition, the property trustee will have the power to exercise all rights, powers and privileges under the indenture. If the property trustee fails to enforce its rights under the declaration (including, without limitation, its rights, powers and privileges as a Holder of the junior subordinated debentures under the indenture), any Holder of preferred trust securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such Holder's written request to the property trustee to enforce such rights, institute a legal proceeding against UBS Americas to enforce the property trustee's rights under the declaration, without first instituting a legal proceeding against the property trustee or any other person. Notwithstanding the foregoing, if an event of default has occurred and is continuing and such event is attributable to the failure of UBS Americas to pay interest or principal on the junior subordinated debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a Holder of preferred trust securities may directly institute suit against UBS Americas for enforcement of payment to such Holder of the principal of or interest on junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred trust securities held by such Holder on or after the respective due date specified in the junior subordinated debentures. The Holders of preferred trust securities will not be able to exercise directly against UBS Americas any other remedy available to the Holders of the junior subordinated debentures unless the property trustee first fails to do so. See "-- Description of the Junior Subordinated Debentures."

VOTING RIGHTS

Except as provided below, under "--Modification and Amendment of the Declaration" and "--Description of the Preferred Trust Securities
Guarantees--Amendments and Assignment" and as otherwise required by the Business Trust Act, the Trust Indenture Act or the declaration, the Holders of the preferred trust securities have no voting rights.

Subject to the requirements of the last sentence of this paragraph, the Holders of a majority in aggregate liquidation amount of the preferred trust securities have the right (i) on behalf of all Holders of preferred trust securities, to waive any past default that is waivable under the declaration and (ii) to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or exercising any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee, as the Holder of the junior subordinated debentures, to (A) direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the indenture trustee with respect to the junior subordinated debentures, (B) waive any past default that is waivable under Section 6.06 of the indenture, or
(C) exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable. However, where the taking of any action under the indenture would require the consent or vote of (a) Holders of junior subordinated debentures representing a specified percentage greater than a majority in principal amount of the junior subordinated debentures or (b) each Holder of junior subordinated debentures affected thereby, no such consent or vote will be given by the property trustee without the prior consent or vote of, in the case of clause (a) above, Holders of preferred trust securities representing such specified percentage of the aggregate liquidation amount of the preferred trust securities or, in the case of clause (b) above, each Holder of preferred trust securities affected thereby. The property trustee will not revoke any action previously authorized or approved by a vote of the Holders of preferred trust securities. The property trustee will notify all Holders of record of preferred trust securities of any notice of default received from the indenture trustee with respect to the junior subordinated debentures. Other than with respect to directing the time, method and place of conducting any

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
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proceeding for any remedy available to the property trustee or the indenture trustee as set forth above, the property trustee will be under no obligation to take any of the foregoing actions at the direction of the Holders of the preferred trust securities unless the property trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

A waiver of an event of default under the indenture by the property trustee at the direction of Holders of the preferred trust securities constitutes a waiver of the corresponding event of default under the declaration in respect of the trust securities.

If the consent of the property trustee as the Holder of the junior subordinated debentures is required under the indenture with respect to any amendment, modification or termination of the indenture or the junior subordinated debentures, the property trustee shall request the direction of the Holders of the trust securities with respect to such amendment, modification or termination and will vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the trust securities voting together as a single class. However, where any such amendment, modification or termination under the indenture would require the consent or vote of (1) Holders of junior subordinated debentures representing a specified percentage greater than a majority in principal amount of the junior subordinated debentures or (2) each Holder of junior subordinated debentures affected thereby, the property trustee may only give such consent or vote, in the case of clause (1), at the direction of the Holders of trust securities representing such specified percentage of the aggregate liquidation amount of the trust securities or, in the case of clause (2), as directed by each Holder of trust securities affected thereby. In addition, the property trustee will be under no obligation to take any such action in accordance with the directions of the Holders of the trust securities unless the property trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

Any required approval or direction of Holders of preferred trust securities may be given at a separate meeting of Holders of preferred trust securities convened for that purpose, at a meeting of all the Holders of trust securities or under written consent. The regular trustees will cause a notice of any meeting at which Holders of preferred trust securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of preferred trust securities. Each notice will include a statement setting forth (i) the date of the relevant meeting or the date by which the action is to be taken; (ii) a description of any resolution proposed for adoption at the meeting on which the Holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents.

No vote or consent of the Holders of preferred trust securities will be required for the trust to redeem and cancel preferred trust securities or distribute junior subordinated debentures in accordance with the declaration.

Notwithstanding that Holders of preferred trust securities are entitled to vote or consent under any of the circumstances described above, any of the preferred trust securities at such time that are owned by UBS Americas or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with UBS Americas will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if they were not outstanding.

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
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The procedures by which persons owning preferred trust securities registered in the name of and held by DTC or its nominee may exercise their voting rights are described under "-- Book-Entry Only Issuance; The Depository Trust Company" below.

Holders of the preferred trust securities have no rights to increase or decrease the number of trustees or to appoint, remove or replace a trustee. These rights are vested exclusively in the Holders of the common trust securities.

MODIFICATION AND AMENDMENT OF THE DECLARATION

The declaration may be modified and amended with the approval of a majority of the regular trustees, provided that, if any proposed modification or amendment provides for, or the regular trustees otherwise propose to effect, (a) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise, or (b) the dissolution, winding-up or termination of the trust other than under the terms of the declaration, then the Holders of the outstanding trust securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal will not be effective except with the approval of at least 66 2/3% in liquidation amount of the trust securities. If any amendment or proposal referred to above would adversely affect only the preferred trust securities or the common trust securities, then only the affected class will be entitled to vote on that amendment or proposal and the amendment or proposal will not be effective except with the approval of 66 2/3% in liquidation amount of the relevant class of trust securities. Notwithstanding the foregoing,

- no amendment or modification may be made to the declaration unless the regular trustees have obtained (a) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that the amendment will not cause the trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the trust will continue to be treated as a grantor trust for purposes of United States Federal income taxation and (b) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that the amendment will not cause the trust to be an "investment company" which is required to be registered under the Investment Company Act;

- certain specified provisions of the declaration may not be amended without the consent of all the Holders of the trust securities;

- no amendment which adversely affects the rights, powers and privileges of the property trustee or the Delaware trustee may be made without the consent of the property trustee or the Delaware trustee, as the case may be;

- Article IV of the declaration relating to the obligation of UBS Americas to purchase the common trust securities and to pay certain obligations and expenses of the trust as described under "PWG Capital Trust I and PWG Capital Trust II" in this prospectus may not be amended without the consent of UBS Americas; and

- the rights of Holders of common trust securities under Article V of the declaration to increase or decrease the number of, and to appoint, replace or remove, trustees may not be amended without the consent of each Holder of common trust securities.

The declaration further provides that it may be amended without the consent of the Holders of the trust securities to

- cure any ambiguity;

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
--------------------------------------------------------------------------------

- correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of the declaration;

- to add to the covenants, restrictions or obligations of UBS Americas; and

- to conform to changes in, or a change in interpretation or application of, certain Investment Company Act requirements by the SEC, as long as the amendment does not adversely affect the rights, preferences or privileges of the Holders.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The property trustee, prior to an event of default, undertakes to perform only such duties as are specifically set forth in the declaration and, during an event of default, exercises and uses the same degree of care and skill as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any Holder of preferred trust securities, unless offered reasonable indemnity by the Holder against the costs, expenses and liabilities which it might incur. The property trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the property trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The property trustee is a depositary for funds and performs other services for, and transacts other banking business with, UBS Americas in the normal course of business.

GOVERNING LAW

The declaration and the preferred trust securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

MISCELLANEOUS

The regular trustees are authorized and directed to take such action as they deem reasonable in order that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or that the trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States Federal income tax purposes. In this connection, the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the declaration, that the regular trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of Holders of the trust securities.

UBS Americas and the regular trustees on behalf of the trust are required to provide to the property trustee annually a certificate as to whether or not UBS Americas and the trust, respectively, is in compliance with all the conditions and covenants under the declaration.

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

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

There are two series of junior subordinated debentures. Both series were issued under an indenture between UBS Americas and The Chase Manhattan Bank, as indenture trustee, dated as of 9 December 1996, as amended by a supplemental indenture dated as of 9 December 1996 (regarding the 8.30% Junior Subordinated Debentures due 2036), and a supplemental indenture dated as of 14 March 1997 (regarding the 8.08% Junior Subordinated Debentures due 2037), and as further amended by a supplemental indenture dated as of 3 November 2000 (regarding the merger of PaineWebber and UBS Americas and a supplemental indenture dated as of 22 December 2000). The following table sets forth the important terms of the debentures.

                                                                INTEREST                      REDEEMABLE BY
                                                                 PAYMENT                       UBS AMERICAS
TITLE                                   MATURITY DATE              DATES      RECORD DATES     ON OR AFTER:
-----------------------------------------------------------------------------------------------------------
8.30% Junior Subordinated Debentures
  due 2036..........................  1 December 2036   Monthly on the    Close of          1 December 2001
                                                        first day of      business the day
                                                        each month        before the
                                                                          interest payment
                                                                          date
8.08% Junior Subordinated Debentures
  due 2037..........................     1 March 2037   Monthly on the    Close of             1 March 2002
                                                        first day of      business the day
                                                        each month        before the
                                                                          interest payment
                                                                          date

The following description summarizes the material terms of the indenture, and is qualified by reference to the indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the indenture are referred to in this prospectus, those provisions or defined terms are incorporated by reference.

GENERAL

The junior subordinated debentures are unsecured, subordinated obligations of UBS Americas. Each series is limited in aggregate principal amount to an amount equal to the sum of (i) the stated liquidation amount of the preferred trust securities issued by the relevant trust and (ii) the proceeds received by the relevant trust upon issuance of the common trust securities held by UBS Americas. The indenture does not limit the amount of additional indebtedness UBS Americas or any of its subsidiaries may incur. Since UBS Americas is a holding company, UBS Americas' rights and the rights of its creditors, including the Holders of junior subordinated debentures, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that UBS Americas may itself be a creditor with recognized claims against the subsidiary.

The entire principal amount of each series of junior subordinated debentures will become due and payable, together with any accrued and unpaid interest thereon, on the maturity date listed for that series in the table above. The junior subordinated debentures are not subject to any sinking fund.

If junior subordinated debentures are distributed to Holders of preferred trust securities upon dissolution of the trust, such junior subordinated debentures will initially be issued as a global security. Payments on junior subordinated debentures issued as a global security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debentures. Under certain limited circumstances, junior subordinated debentures may be issued in certificated form in exchange for a global security. See "--Book-Entry and Settlement" below.

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
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If junior subordinated debentures are issued in certificated form, such junior subordinated debentures will be in denominations of $25 and integral multiples of $25 and may be transferred or exchanged at the offices described below. If junior subordinated debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable and junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of a like aggregate principal amount of the same series at the corporate trust office of the indenture trustee in The City of New York. Payment of interest may be made at the option of UBS Americas by check mailed to the address of the persons entitled to the payments. The payment of principal with respect to any junior subordinated debenture will be made only upon surrender of the junior subordinated debenture to the indenture trustee.

The junior subordinated debentures of each series bear interest at the rate specified in the above table. Interest is payable on each series monthly in arrears on the first day of each month to the person in whose name such junior subordinated debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding such interest payment date. If (i) the preferred trust securities do not remain in book-entry only form or
(ii) following distribution of the junior subordinated debentures to Holders of trust securities upon dissolution of the trust as described under "--Description of the Preferred Trust Securities," the junior subordinated debentures do not remain in book-entry only form, the relevant record date will be the fifteenth day of the month immediately preceding the month in which the relevant interest payment date occurs. Interest payable on any junior subordinated debenture that is not punctually paid or duly provided for on any interest payment date will cease to be payable to the person in whose name such junior subordinated debenture is registered on the relevant record date. Defaulted interest will instead be payable to the person in whose name the junior subordinated debenture is registered on the special record date or other specified date determined in accordance with the indenture. However, that interest will not be considered payable by UBS Americas on any interest payment date falling within an extension period unless UBS Americas has elected to make a full or partial payment of interest accrued on the junior subordinated debentures on such interest payment date.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a 30-day period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed. If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

The junior subordinated debentures mature on the maturity date listed in the table above.

If the junior subordinated debentures are distributed to the Holders of preferred trust securities upon dissolution of the trust, UBS Americas will use its best efforts to list the junior subordinated debentures on the NYSE or on such other exchange on which the preferred trust securities are then listed.

OPTIONAL REDEMPTION

Except as provided below, the junior subordinated debentures may not be redeemed prior to the date listed in the table above. UBS Americas has the right to redeem the junior subordinated debentures, in whole or in part, from time to time, on or after the relevant date, upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed,

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
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plus any accrued and unpaid interest to the redemption date, including interest accrued during an extension period. UBS Americas will also have the right to redeem the junior subordinated debentures at any time upon the occurrence of a Tax Event if certain conditions are met as described under "--Description of the Preferred Trust Securities--Special Event Redemption or Distribution."

If UBS Americas gives a notice of redemption in respect of junior subordinated debentures (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, UBS Americas will deposit irrevocably with the indenture trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the Holders of the junior subordinated debentures. If notice of redemption has been given and funds deposited as required, then, upon the date of such deposit, interest will cease to accrue on the junior subordinated debentures called for redemption, such junior subordinated debentures will no longer be deemed to be outstanding and all rights of Holders of such junior subordinated debentures so called for redemption will cease, except the right of the Holders of such junior subordinated debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of junior subordinated debentures is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date fixed for redemption. If the redemption price in respect of junior subordinated debentures is not paid by UBS Americas, interest on such junior subordinated debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all the junior subordinated debentures are to be redeemed, the junior subordinated debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the indenture trustee.

UBS Americas will not be required to (i) issue, register the transfer of or exchange any junior subordinated debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of all or less than all of the junior subordinated debentures and ending at the close of business on the day of such mailing and (ii) register the transfer of or exchange any junior subordinated debentures so selected for redemption, in whole or in part, except the unredeemed portion of any junior subordinated debentures being redeemed in part.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

So long as UBS Americas is not in default in the payment of interest on the junior subordinated debentures, UBS Americas has the right to extend the interest payment period from time to time for a period not exceeding five years. UBS Americas has no current intention of exercising its right to extend an interest payment period. No interest shall be due and payable during an extension period, except at the end of the extension period. During any extension period, UBS Americas may not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect to any such stock. However, these restrictions do not apply to

- dividends, redemptions, purchases, acquisitions, distributions or payments made by UBS Americas by way of issuance of shares of its capital stock,

- payments of accrued dividends by UBS Americas upon the redemption, exchange or conversion of any preferred stock of UBS Americas as may be in accordance with the terms of such preferred stock, or

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
--------------------------------------------------------------------------------

- cash payments made by UBS Americas in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of UBS Americas in accordance with the terms of such preferred stock.

Prior to the termination of any such extension period, UBS Americas may further extend the interest payment period. The extension period together with all previous and further extensions thereof may not exceed five years and may not extend beyond the maturity of the junior subordinated debentures. On the first interest payment date occurring at or after the end of each extension period, UBS Americas will pay to the Holders of junior subordinated debentures of record on the record date for such interest payment date (regardless of who the Holders of record may have been on other dates during the extension period) all accrued and unpaid interest on the junior subordinated debentures, together with interest at the rate specified for the junior subordinated debentures to the extent permitted by applicable law, compounded monthly. Upon the termination of any extension period and the payment of all amounts then due, UBS Americas may commence a new extension period, subject to the above requirements. UBS Americas may also prepay at any time all or any portion of the interest accrued during an extension period. Consequently, there could be multiple extension periods of varying lengths throughout the term of the junior subordinated debentures, each not to exceed five years or to cause any extension beyond maturity of the junior subordinated debentures. The failure by UBS Americas to make interest payments during an extension period would not constitute a default or an event of default under the indenture or UBS Americas' currently outstanding indebtedness.

If the property trustee is the sole Holder of the junior subordinated debentures, UBS Americas will give the property trustee notice of its selection of an extension period one business day before the earlier of (i) the next succeeding date on which the distributions on the preferred trust securities are payable or (ii) the date the trust is required to give notice to the NYSE (if the preferred trust securities are then listed on it) or other applicable self-regulatory organization or to Holders of the preferred trust securities of the record date or payment date for such distribution. The trust will give notice of UBS Americas' selection of an extension period to the Holders of the preferred trust securities.

If junior subordinated debentures have been distributed to Holders of trust securities, UBS Americas will give the Holders of the junior subordinated debentures notice of its selection of an extension period ten business days before the earlier of (i) the next succeeding interest payment date or (ii) the date UBS Americas is required to give notice to the NYSE (if the junior subordinated debentures are then listed on it) or other applicable self-regulatory organization or to Holders of the junior subordinated debentures of the record or payment date for such related interest payment.

COMPOUNDED INTEREST

Payments of compounded interest on the junior subordinated debentures held by the trust will make funds available to pay any interest on distributions in arrears in respect of the preferred trust securities under the terms thereof.

SUBORDINATION

The junior subordinated debentures are subordinate and junior in right of payment to all Senior Indebtedness of UBS Americas. No payment by UBS Americas on account of principal of or premium, if any, or any interest on the junior subordinated debentures may be made if any default or event of default with respect to any Senior Indebtedness has occurred and is continuing and written notice of the default or event of default has been given to the indenture trustee by UBS Americas or to UBS Americas and the indenture trustee by the Holders of at least 10% in principal amount of any kind or category of any Senior Indebtedness (or a representative or trustee on their behalf). Upon any acceleration of the principal due on the junior subordinated debentures or any payment or distribution

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of assets of UBS Americas to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of and premium, if any, and interest due or to become due on all Senior Indebtedness must be paid in full before the Holders of junior subordinated debentures will be entitled to receive or retain any payment (other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment which does not alter the rights of Holders of Senior Indebtedness). Subject to the payment in full of all Senior Indebtedness, the Holders of the junior subordinated debentures are subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distributions of assets of UBS Americas applicable to Senior Indebtedness until the junior subordinated debentures are paid in full. By reason of such subordination, in the event of insolvency, creditors of UBS Americas who are Holders of Senior Indebtedness, as well as general creditors of UBS Americas, may recover more, ratably, than the Holders of the junior subordinated debentures.

Senior Indebtedness is defined as:

- the principal of, premium, if any, and accrued and unpaid interest on (a) indebtedness of UBS Americas for money borrowed, whether outstanding on the date of execution of the subordinated indenture or later created, incurred or assumed, (b) guarantees by UBS Americas of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of the subordinated indenture or later created, incurred or assumed, (c) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which UBS Americas is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the subordinated indenture or later created, incurred or assumed, and (d) obligations of UBS Americas under any agreement to lease, or any lease of, any real or personal property, whether outstanding on the date of execution of the subordinated indenture or later created, incurred or assumed,

- any other indebtedness, liability or obligation, contingent or otherwise, of UBS Americas and any guarantee, endorsement or other contingent obligation of UBS Americas in respect of any indebtedness, liability or obligation, whether outstanding on the date of execution of the subordinated indenture or later created, incurred or assumed, and

- modifications, renewals, extensions and refundings of any such indebtedness, liabilities, obligations or guarantees, unless, in the instrument creating or evidencing the same or under which the same is outstanding, it is provided that such indebtedness, liabilities, obligations or guarantees, or such modification, renewal, extension or refunding thereof, are not superior in right of payment to the subordinated debentures.

However, Senior Indebtedness does not include any obligation of UBS Americas to any subsidiary. The junior subordinated debentures of any series are not superior in right of payment to the securities of any series issued under the indenture dated as of 15 March 1988, between UBS Americas (as successor by merger to PaineWebber) and Chase Manhattan Bank USA, National Association (formerly known as Chemical Bank (Delaware)), as amended or supplemented from time to time, or any securities ranking pari passu in right of payment with any such securities, all of which constitute Senior Indebtedness. Notwithstanding anything to the contrary in the indenture or the junior subordinated debentures, Senior Indebtedness does not include any indebtedness of UBS Americas which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to, or pari passu with, the junior subordinated debentures. The indenture does not contain any limitation on the amount of Senior Indebtedness that UBS Americas can incur.

UBS Americas rights and the rights of its creditors (including Holders of Senior Indebtedness and junior subordinated debentures) to participate in any distribution of assets of any subsidiary of UBS Americas upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims

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of creditors of the subsidiary, except to the extent that claims of UBS Americas itself as a creditor of the subsidiary may be recognized. Also, dividend payments and advances to UBS Americas by PaineWebber are restricted by the provisions of the net capital rules of the SEC and the New York Stock Exchange and covenants in various loan agreements. The operations of UBS Americas are conducted through its subsidiaries and, therefore, UBS Americas is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Senior Indebtedness and junior subordinated debentures. The Senior Indebtedness and junior subordinated debentures are effectively subordinated to all indebtedness of UBS Americas' subsidiaries.

CERTAIN COVENANTS OF UBS AMERICAS APPLICABLE TO THE JUNIOR SUBORDINATED
DEBENTURES

UBS Americas has covenanted in the indenture that, so long as the preferred trust securities of either trust remain outstanding, UBS Americas will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto if at such time (i) UBS Americas is in default with respect to its guarantee payments or other payment obligations under the related preferred trust securities guarantee or (ii) there has occurred and is continuing any event of default under the indenture with respect to such junior subordinated debentures. However, the foregoing restrictions will not apply to:

- dividends, redemptions, purchases, acquisitions, distributions or payments made by UBS Americas by way of issuance of shares of its capital stock,

- payments of accrued dividends by UBS Americas upon the redemption, exchange or conversion of any preferred stock of UBS Americas as may be outstanding from time to time in accordance with the terms of such preferred stock or

- cash payments made by UBS Americas in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of UBS Americas as may be outstanding from time to time in accordance with the terms of such preferred stock.

In addition, for so long as the preferred trust securities of either trust remain outstanding, UBS Americas has agreed:

- to remain the sole direct or indirect owner of all the outstanding common trust securities issued by the trust and not to cause or permit such common trust securities to be transferred except to the extent permitted by the declaration of the trust; provided that any permitted successor of UBS Americas under the indenture may succeed to UBS Americas's ownership of such common trust securities,

- to comply fully with all its obligations and agreements under such declaration and

- not to take any action which would cause the trust to cease to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of junior subordinated debentures.

BOOK-ENTRY AND SETTLEMENT

If any junior subordinated debentures are distributed to preferred trust securities Holders as described above under "--Description of the Preferred Trust Securities," the junior subordinated debentures will be issued in the form of one or more global securities. Each global security would be registered in the name of the depositary or its nominee. The terms and conditions of the arrangements with respect to these global securities will depend on the procedures of the depositary at the relevant time, but are

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currently expected to be substantially similar to those described above under
"--Description of Preferred Trust Securities--Book-Entry Only Issuance; The Depository Trust Company."

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debentures in definitive form and will not be considered the Holders of the junior subordinated debentures for any purpose under the indenture. Also, no global security representing junior subordinated debentures will be exchangeable except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or of a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if the beneficial owner is not a participant, on the procedures of the participant through which the beneficial owner owns its interest to exercise any rights of a Holder under the indenture. If junior subordinated debentures are distributed to Holders of preferred trust securities, DTC will act as securities depositary for the junior subordinated debentures.

MODIFICATION OF THE INDENTURE

The indenture provides that UBS Americas and the indenture trustee may, without the consent of any Holders of junior subordinated debentures, enter into supplemental indentures for the purposes, among other things, of adding to UBS Americas' covenants, adding additional events of default, establishing the form or terms of any series of junior subordinated debentures, or provided such action does not adversely affect the interests of the Holders of any series of junior subordinated debentures in any material respect, curing ambiguities or inconsistencies in such indenture or making other provisions.

The indenture contains provisions permitting UBS Americas and the indenture trustee, with the consent of the Holders of at least a majority in principal amount of the outstanding junior subordinated debentures of each series affected by the action, to modify the indenture or any supplemental indenture affecting the rights of the Holders of such junior subordinated debentures. However, no modification may, without the consent of the Holder of each outstanding junior subordinated debenture affected by the action, (i) extend the fixed maturity of any junior subordinated debentures of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each junior subordinated debenture affected by the action, or (ii) reduce the percentage of junior subordinated debentures, the Holders of which are required to consent to any such modification, without the consent of the Holders of each junior subordinated debenture then outstanding and affected by the action.

INDENTURE EVENTS OF DEFAULT

The indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "event of default under the indenture" with respect to a series of junior subordinated debentures:

(a) failure for 30 days to pay interest on the junior subordinated debentures of a series when due, provided that a valid extension of the interest payment period by UBS Americas will not constitute a default in the payment of interest for this purpose;

(b) failure to pay principal of or premium, if any, on the junior subordinated debentures of a series when due whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking fund or analogous payment with respect to junior subordinated debentures of that series;

(c) failure to observe or perform any other covenant contained in the indenture with respect to a series for 90 days after written notice to UBS Americas from the indenture trustee or the Holders of at least 25% in principal amount of the outstanding junior subordinated debentures of that series; or

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(d) certain events in bankruptcy, insolvency or reorganization of UBS Americas.

In each case, unless the principal of all the junior subordinated debentures of such series has already become due and payable, either the indenture trustee or the Holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of such series then outstanding, by notice in writing to UBS Americas (and to the indenture trustee if given by such Holders), may declare the principal of all the junior subordinated debentures of such series to be due and payable immediately.

The Holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of the applicable series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee or the Holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures of that series may declare the principal due and payable immediately upon an event of default under the indenture with respect to that series. However, the Holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of that series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments or interest and principal otherwise than by acceleration and any premium has been deposited with the indenture trustee.

The Holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of a series may, on behalf of the Holders of all the junior subordinated debentures of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest on junior subordinated debentures of that series (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the indenture trustee) or a call for redemption of junior subordinated debentures of that series. UBS Americas is required to file annually with the indenture trustee a certificate as to whether or not UBS Americas is in compliance with all the conditions and covenants under the indenture.

If a series of junior subordinated debentures is issued to a trust in connection with the issuance of trust securities of the trust, then, under the applicable declaration, an event of default under the indenture with respect to that series of junior subordinated debentures will constitute an event of default under the declaration.

CONSOLIDATION, MERGER AND SALE

Each indenture provides that UBS Americas, without the consent of any Holders of the junior subordinated debentures, may consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any person or may acquire or lease the assets of any person substantially as an entirety or may permit any corporation to merge into UBS Americas so long as:

- The successor is a corporation organized under the laws of any domestic jurisdiction.

- The successor corporation, if other than UBS Americas, assumes UBS Americas' obligations under such indenture and all the debentures issued under it.

- Immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing.

- Certain other conditions are also met.

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DEFEASANCE AND DISCHARGE

Under the terms of the indenture, UBS Americas will be discharged from any and all obligations in respect of the junior subordinated debentures of a series (except in each case for certain obligations to register the transfer or exchange of such junior subordinated debentures, replace stolen, lost or mutilated junior subordinated debentures of such series, maintain paying agencies and hold moneys for payment in trust) if:

- UBS Americas irrevocably deposits with the indenture trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding junior subordinated debentures of that series;

- such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which UBS Americas is a party or by which it is bound;

- UBS Americas delivers to the indenture trustee an opinion of counsel to the effect that the Holders of the junior subordinated debentures of that series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and that such defeasance will not otherwise alter Holders' United States Federal income tax treatment of principal, premium and interest payments on the junior subordinated debentures of that series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States Federal income tax law occurring after the date of the indenture, since such a result would not occur under current tax law);

- UBS Americas delivers to the indenture trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by such provision have been complied with; and

- no event or condition shall exist that, under the subordination provisions applicable to the junior subordinated debentures of such series, would prevent UBS Americas from making payments of principal of, premium, if any, and interest on the junior subordinated debentures of that series at the date of the irrevocable deposit referred to above.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

The indenture trustee, prior to an event of default under the indenture, undertakes to perform only such duties as are specifically set forth in the indenture and, during an event of default under the indenture, shall exercise and use the same degree of care and skill as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provision, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any Holder of junior subordinated debentures, unless offered reasonable indemnity by the Holder against the costs, expenses and liabilities that might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The indenture trustee, The Chase Manhattan Bank, is a depositary for funds and performs other services for, and transacts other banking business with, UBS Americas in the normal course of business.

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GOVERNING LAW

The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

MISCELLANEOUS

UBS Americas has the right at all times to assign any of its rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of UBS Americas. In the event of any such assignment, UBS Americas remains jointly and severally liable for all such obligations. The indenture will be binding upon and inure to the benefit of the parties to the indenture and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties to the indenture other than by UBS Americas to a successor or purchaser under a consolidation, merger or sale permitted by the indenture.

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEES

Set forth below is a summary of information concerning the preferred trust securities guarantees that have been executed and delivered by UBS Americas for the benefit of the Holders of the preferred trust securities of each trust. Each preferred trust security guarantee is separately qualified under the Trust Indenture Act and is held by The Chase Manhattan Bank (acting as the guarantee trustee) for the benefit of Holders of the preferred trust securities of the applicable trust. The terms of each preferred trust securities guarantee are those set forth in the preferred trust securities guarantee and those made part of the preferred trust securities guarantee by the Trust Indenture Act. This description summarizes the most important terms of the preferred trust securities guarantee and is qualified by reference to the form of preferred trust securities guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

GENERAL

Under each preferred trust securities guarantee, UBS Americas has irrevocably and unconditionally agreed, to the extent described below, to pay in full to the Holders of the preferred trust securities issued by the applicable trust, the guarantee payments, to the extent not paid by such the trust, regardless of any defense, right of set-off or counterclaim that the trust may have or assert. The following distributions and other payments with respect to preferred trust securities issued by a trust to the extent not made or paid by the trust will be subject to the preferred trust securities guarantee (without duplication):

- any accrued and unpaid distributions on the preferred trust securities, but only if and to the extent that in each case UBS Americas has made a payment to the property trustee of interest on the junior subordinated debentures deposited in the trust as trust assets,

- the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred trust securities called for redemption by the trust, but only if and to the extent that in each case UBS Americas has made a payment to the property trustee of interest or principal on the junior subordinated debentures, and

- upon a voluntary or involuntary dissolution, winding-up or termination of the trust (other than in connection with the distribution of junior subordinated debentures to the Holders of preferred trust securities or the redemption of all relevant preferred trust securities upon the maturity or redemption of such junior subordinated debentures) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred trust securities to the date of payment, to the extent the trust has funds available for the payment, and (b) the amount of assets of the trust remaining available for distribution to Holders of such preferred trust securities upon liquidation of the trust. UBS Americas' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by UBS Americas to the preferred trust securities Holders or by causing the trust to pay such amounts to such Holders.

The preferred trust securities guarantee is a full and unconditional guarantee from the time of issuance of the applicable preferred trust securities, but the preferred trust securities guarantee covers distributions and other payments on such preferred trust securities only if and to the extent that UBS Americas has made a payment to the property trustee of interest or principal on the junior subordinated debentures deposited in the trust as trust assets. If UBS Americas does not make interest or principal payments on the junior subordinated debentures held by the trust, and UBS AG does not pay those amounts under the UBS AG guarantees, the property trustee will not make distributions on the preferred trust securities of the trust and the trust will not have funds available to make those distributions.

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UBS Americas' obligations under the declaration for each trust, the preferred trust securities guarantee issued with respect to preferred trust securities issued by the trust, the junior subordinated debentures purchased by the trust and the indenture in the aggregate provide a full and unconditional guarantee on a subordinated basis by UBS Americas of payments due on the preferred trust securities issued by the trust.

CERTAIN COVENANTS OF UBS AMERICAS

In each preferred trust securities guarantee, UBS Americas has covenanted that, so long as any preferred trust securities issued by the trust remain outstanding, UBS Americas will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect to its stock, if at such time

- UBS Americas is in default with respect to its guarantee payments or other payment obligations under the preferred trust securities guarantee,

- there has occurred any declaration event of default under the related declaration or

- UBS Americas has given notice of its election to defer payments of interest on the related junior subordinated debentures by extending the interest payment period as provided in the terms of the junior subordinated debentures and the period, or any extension, is continuing. However, the foregoing restrictions will not apply to

     - dividends, redemptions, purchases, acquisitions, distributions or payments made by UBS Americas by way of issuance of shares of its capital stock,

     - payments of accrued dividends by UBS Americas upon the redemption, exchange or conversion of any preferred stock of UBS Americas in accordance with the terms of the preferred stock, or

     - cash payments made by UBS Americas in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of UBS Americas in accordance with the terms of the preferred stock.

In addition, so long as any preferred trust securities of a trust remain outstanding, UBS Americas has agreed (i) to remain the sole direct or indirect owner of all the outstanding common trust securities issued by the trust and not to cause or permit such common trust securities to be transferred except to the extent permitted by the declaration of the trust, provided that any permitted successor of UBS Americas under the indenture may succeed to UBS Americas' ownership of the common trust securities, and (ii) to use reasonable efforts to cause the trust to continue to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of junior subordinated debentures.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes that do not adversely affect the rights of Holders of the applicable preferred trust securities (in which case no consent will be required), each preferred trust securities guarantee may be amended only with the prior approval of the Holders at least 66 2/3% in liquidation amount of the outstanding preferred trust securities issued by the trust. The manner of obtaining this approval is described above under "--Description of the Preferred Trust Securities--Voting Rights." All guarantees and agreements contained in a preferred trust securities guarantee will bind the successors, assignees, receivers, trustees and representatives of UBS Americas and will inure to the benefit of the Holders of the preferred trust securities of the trust then outstanding. Except in connection with a consolidation, merger, conveyance, transfer or lease of assets involving UBS Americas that is permitted

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under the indenture, UBS Americas may not assign its obligations under any preferred trust securities guarantee.

TERMINATION OF THE PREFERRED TRUST SECURITIES GUARANTEES

Each preferred trust securities guarantee will terminate and be of no further force and effect as to the preferred trust securities issued by the trust upon full payment of the redemption price of all preferred trust securities of the trust, or upon distribution of the junior subordinated debentures to the Holders of the preferred trust securities of the trust in exchange for all the preferred trust securities issued by the trust, or upon full payment of the amounts payable upon liquidation of the trust. Notwithstanding the foregoing, each preferred trust securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of preferred trust securities issued by the trust must restore payment of any sums paid under such preferred trust securities or such preferred trust securities guarantee.

STATUS OF THE PREFERRED TRUST SECURITIES GUARANTEES

UBS Americas' obligations under each preferred trust securities guarantee to make the guarantee payments will constitute an unsecured obligation of UBS Americas and will rank

- subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of UBS Americas and any guarantees, endorsements or other contingent obligations of UBS Americas in respect of these indebtedness, liabilities or obligations, including the junior subordinated debentures, except those made pari passu or subordinate by their terms, and

- senior to all capital stock now or hereafter issued by UBS Americas and to any guarantee now or hereafter entered into by UBS Americas in respect of any of its capital stock.

UBS Americas' obligations under each preferred trust securities guarantee will rank pari passu with each other preferred trust securities guarantee.

Because UBS Americas is a holding company, UBS Americas' obligations under each preferred trust securities guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of UBS Americas' subsidiaries, except to the extent that UBS Americas is a creditor of the subsidiaries recognized as such. Each declaration provides that each Holder of preferred trust securities issued by the trust, by acceptance of the preferred trust securities, agrees to the subordination provisions and other terms of the related preferred trust securities guarantee.

Each preferred trust securities guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against UBS Americas to enforce its rights under the preferred trust securities guarantee without first instituting a legal proceeding against any other person or entity). Each preferred trust securities guarantee will be deposited with the guarantee trustee, to be held for the benefit of the Holders of the preferred trust securities issued by the trust. The guarantee trustee will enforce such preferred trust securities guarantee on behalf of the Holders of the preferred trust securities. The Holders of at least a majority in aggregate liquidation amount of the preferred trust securities issued by the trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related preferred trust securities guarantee, including giving directions to the guarantee trustee. If the guarantee trustee fails to enforce a preferred trust securities guarantee as above provided, any Holder of preferred trust securities issued by the trust may institute a legal proceeding directly against UBS Americas to enforce its rights under the preferred trust securities guarantee, without first instituting a legal proceeding against the trust, or any other person or entity. Notwithstanding the foregoing, if UBS Americas has failed to make a guarantee payment, a Holder of preferred trust securities may directly institute a

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proceeding against UBS Americas for enforcement of the Holder's right to receive payment under the preferred trust securities guarantee. UBS Americas has waived any right or remedy to require that any action be brought first against a trust or any other person or entity before proceeding directly against UBS Americas.

MISCELLANEOUS

UBS Americas is required to provide annually to the guarantee trustee a statement as to the performance by UBS Americas of certain of its obligations under each preferred trust securities guarantee and as to any default in such performance. UBS Americas is required to file annually with the guarantee trustee an officer's certificate as to UBS Americas' compliance with all conditions to be complied with by it under each preferred trust securities guarantee.

The guarantee trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable preferred trust securities guarantee and, after default with respect to a preferred trust securities guarantee, will exercise the same degree of care as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred trust securities guarantee at the request of any Holder of preferred trust securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

The preferred trust securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF THE UBS AG GUARANTEE

UBS AG has unconditionally and irrevocably guaranteed the following:

(i) the junior subordinated debentures of UBS Americas Inc. described in this prospectus,

(ii) the Guarantee Agreement of PWG Capital Trust I dated as of 9 December 1996, between UBS Americas and The Chase Manhattan Bank, a New York banking corporation, as guarantee trustee,

(iii) the Amended and Restated Declaration of Trust of PWG Capital Trust I dated and effective as of 9 December 1996 by the trustees named therein, UBS Americas and the holders from time to time of undivided beneficial interests in the assets of PWG Capital Trust I issued pursuant to the PWG I Declaration of Trust,

(iv) the Guarantee Agreement of PWG Capital Trust II dated as of 14 March 1997 between UBS Americas and The Chase Manhattan Bank, a New York banking corporation, as guarantee trustee, and

(v) the Amended and Restated Declaration of Trust of PWG Capital Trust II, dated and effective as of 14 March 1997, by the trustees named therein, UBS Americas and the holders from time to time of undivided beneficial interests in the assets of PWG Capital Trust II issued under the Declaration of Trust, including the payment of the principal of and premium, if any, and interest on the outstanding junior subordinated debentures (including any additional interest or other amounts payable in accordance with the terms of the outstanding junior subordinated debentures) together with any other amount as UBS Americas owes under each of the Junior Subordinated Indenture, the Preferred Securities Guarantees and the Declarations of Trust, when they become due and payable, whether at maturity, upon acceleration, redemption or otherwise in accordance with the terms of the outstanding junior subordinated debentures, the Preferred Securities Guarantees and the Declarations, respectively.

If UBS Americas fails to make any timely payment under the junior subordinated debentures, either of the Preferred Securities Guarantees or either of the Declarations of Trust, legal proceedings may be instituted directly against UBS without first proceeding against UBS Americas.

UBS has agreed that the junior subordinated debentures guarantee is an absolute, present and continuing guarantee of payment and not of collectability and that its obligations hereunder shall be unconditional, irrespective of:

- the validity, legality or enforceability of the junior subordinated debentures, the Junior Subordinated Indenture, the Preferred Securities Guarantee or either of the Declarations,

- the absence of any action to enforce the junior subordinated debentures or to collect from UBS Americas,

- any waiver or consent by the Holder of the junior subordinated debentures with respect to the provisions of the junior subordinated debentures, and

- the recovery of any judgment against UBS Americas or any action to enforce the same or any other circumstance that might otherwise result in a legal or equitable discharge or defense of a guarantor.

The junior subordinated debentures guarantee is a direct, unconditional and unsecured obligation of UBS. UBS's obligations under the guarantee are subordinated in right of payment to the prior payment

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DESCRIPTION OF THE UBS AG GUARANTEE
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in full of UBS's deposit liabilities and all other liabilities of UBS (including all deposit liabilities and other liabilities of the head office and all offices of UBS wherever located), except

(i) any liabilities that by their terms rank pari passu with or are subordinated to the obligations of UBS under this guarantee;

(ii) any liabilities that by their terms rank pari passu with or are subordinated to liabilities which by their terms rank pari passu with or are subordinated to the obligations of UBS under this guarantee; and

(iii) any existing junior subordinated obligations.


UBS's obligations under this guarantee are senior to any existing junior subordinated obligations and any liabilities that by their terms are subordinated to the obligations of UBS under this guarantee. Payments under this guarantee (other than payments upon a winding-up or dissolution, by bankruptcy or otherwise, in Switzerland of UBS) are conditional upon UBS not being in default in the payment of any liabilities that rank senior to the obligations of UBS under the guarantee and being solvent at the time of payment. As of 31 March 2001, the amount of senior liabilities of UBS AG to which the Holders of the preferred trust securities would be subordinated under the UBS guarantee would be approximately CHF 612 billion. The Holders would also be structurally subordinated to all liabilities of UBS AG's subsidiaries.


For purposes of this guarantee, the term "existing junior subordinated obligations" means the obligations of UBS under (x) the Amended and Restated Limited Liability Company Agreement of UBS Preferred Funding Company LLC I dated as of 3 October 2000, (y) the Subordinated Guarantee Agreement dated as of 3 October 2000 by UBS, Wilmington Trust Company, as trustee, and Wilmington Trust Company, as trustee, for the benefit of holders from time to time of Company Preferred Securities (as defined therein) of UBS Preferred Funding Company LLC I, and (z) the 8.622% Perpetual Subordinated Notes issued by UBS.

This guarantee is intended to constitute a full and unconditional guarantee of the obligations of UBS Americas under the outstanding junior subordinated debentures, the Junior Subordinated Indenture, the Preferred Securities Guarantee and the Declarations, that together constitute the full and unconditional guarantee of UBS Americas of each of the 8.30% Preferred Trust Securities (Liquidation Amount $25 per Preferred Security) issued by PWG Capital Trust I and the 8.08% Preferred Trust Securities (Liquidation Amount $25 per Preferred Security) issued by PWG Capital Trust II.

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TAXATION


In the opinion of Cravath, Swaine & Moore, special tax counsel to UBS AG ("Tax Counsel"), the following are the material United States Federal income tax consequences of the ownership and disposition of preferred trust securities. It does not deal with special classes of Holders, such as dealers in securities or currencies, life insurance companies, persons holding preferred trust securities as part of a straddle or as part of a hedging or conversion transaction, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date hereof, all of which are subject to change (possibly on a retroactive basis).


INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED TRUST SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE TRUST

In the opinion of Tax Counsel, under current law and assuming full compliance with the terms of the declaration, the trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each Holder of preferred trust securities (a "SecurityHolder") will be considered the owner of a pro rata portion of the junior subordinated debentures held by the trust. Accordingly, each SecurityHolder will be required to include in gross income the pro rata share of income accrued on the junior subordinated debentures.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

In the opinion of Tax Counsel, under current law and assuming full compliance with the indenture, the junior subordinated debentures will be classified for United States Federal income tax purposes as indebtedness of UBS Americas.

INTEREST AND ORIGINAL ISSUE DISCOUNT

If an extension period occurs, the junior subordinated debentures would be considered to have original issue discount at all times after the beginning of the first extension period, including after the termination of the extension period. In addition, UBS Americas' option to defer the payment of interest on the junior subordinated debentures during an extension period might cause the junior subordinated debentures to be considered initially to be issued with original issue discount. UBS Americas believes, and will take the position that this latter result will not arise because of an exception in the Treasury Regulations that applies when there is only a "remote" likelihood that an extension period will occur. Assuming that the likelihood of an extension period is in fact remote, Tax Counsel believes that this position is correct although there is no authority directly on point and the Internal Revenue Service could take a contrary position.

If the original issue discount rules apply to the junior subordinated debentures (either following the occurrence of an extension period or initially), each SecurityHolder, whether on the cash or accrual method of accounting, will be required to accrue its pro rata share of original issue discount into income in accordance with a constant yield method based on the compounding of interest. As a result, income will be required to be reported by SecurityHolders before the receipt of cash attributable to such income, and, in particular, income will be reported during an extension period even though no cash distributions are being made. If the original issue discount rules apply for a period during which cash distributions are currently being made, the sum of the daily accruals of income for a monthly

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TAXATION
--------------------------------------------------------------------------------

period for a SecurityHolder that purchased the preferred trust securities for their liquidation value will equal the cash distribution received by the SecurityHolder for such month, assuming no disposition prior to the record date for such distribution.

If the original issue discount rules apply, actual distributions of stated interest will not separately be reported as income. In that case, a SecurityHolder's tax basis for the junior subordinated debentures will be increased by original issue discount accrued into income, and decreased by cash distributions of interest. If the original issue discount rules do not apply, stated interest will be includible in a SecurityHolder's gross income as ordinary interest income in accordance with such Holder's regular method of tax accounting.

Whether or not the original issue discount rules apply, no portion of the amounts received on the preferred trust securities will be eligible for the corporate dividends received deduction.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED TRUST SECURITIES

Under current law, a distribution by the trust of the junior subordinated debentures as described under the caption "Description of the Preferred Trust Securities--Special Event Redemption or Distribution" will be nontaxable and will result in the SecurityHolder receiving directly such SecurityHolder's pro rata share of the junior subordinated debentures previously held indirectly through the trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such SecurityHolder was considered to have had in such SecurityHolder's pro rata share of the underlying junior subordinated debentures immediately prior to such distribution. If, however, the Special Event giving rise to the distribution is a Tax Event which results in the trust being treated as an association taxable as a corporation, the distribution would constitute a taxable event to SecurityHolders.


BOND PREMIUM



If a SecurityHolder buys a preferred trust security in the secondary market for more than its liquidation amount--disregarding accrued interest that is part of the purchase price--the excess of the amount paid over the liquidation amount will be "bond premium." The SecurityHolder can elect to amortize bond premium as an offset to taxable interest income on the preferred trust securities. Under the election, the total premium will be allocated to interest periods, as an offset to interest income, on a "constant yield" basis over the life of the preferred trust securities--that is, with a smaller offset in the early periods and a larger offset in the later periods. The SecurityHolder makes this election on its tax return for the year in which it acquires the preferred trust securities. However, if a SecurityHolder makes the election, the election automatically applies to all debt instruments with bond premium that the SecurityHolder owns during that year or that it acquires at any time thereafter, unless the IRS permits the SecurityHolder to revoke the election.



Alternatively, if the preferred trust securities have original issue discount and a SecurityHolder purchases a preferred trust security for more than its liquidation amount, the excess is called "acquisition premium." The amount of original issue discount that the SecurityHolder is required to include in income will be reduced by this amount over the life of the preferred trust securities.



MARKET DISCOUNT



If the liquidation amount of a preferred trust security exceeds the amount a SecurityHolder pays for the preferred trust security in the secondary market, such excess is "market discount." Market discount is disregarded if it is less than 1/4% of the liquidation amount multiplied by the number of full years from the purchase date to the maturity date of the preferred trust securities. If the market discount is greater than this de minimis amount, any gain to the SecurityHolder on the disposition of


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TAXATION
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the preferred trust security will be ordinary income to the extent of the accrued market discount at that time. Certain other elections and special rules apply. A SecurityHolder in this situation should consult its tax advisor.


DISPOSITION OF THE PREFERRED TRUST SECURITIES


Upon a sale, exchange or other disposition of the preferred trust securities (including a distribution of cash in redemption of a SecurityHolder's preferred trust securities upon redemption or repayment of the underlying junior subordinated debentures, but excluding the distribution of junior subordinated debentures), a SecurityHolder will be considered to have disposed of all or part of such SecurityHolder's pro rata share of the junior subordinated debentures, and will recognize gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid interest that is not treated as original issue discount) and the SecurityHolder's adjusted tax basis in such SecurityHolder's pro rata share of the underlying junior subordinated debentures deemed disposed of. A SecurityHolder's adjusted tax basis in the preferred trust securities generally will be its initial purchase price increased by original issue discount previously includible in such SecurityHolder's gross income to the date of disposition and decreased by payments (other than payments of stated interest that are not treated as original issue discount) received on the preferred trust securities. Additional adjustments to basis are made for bond premium and market discount. Gain or loss will be capital gain or loss (except to the extent of any accrued interest or market discount not previously included in income). See "Bond Premium" and "Market Discount" above. Such gain or loss will be long-term capital gain or loss if the preferred trust securities have been held for more than one year.



INFORMATION REPORTING TO HOLDERS


The trust will report the interest paid or the original issue discount that accrued during the year with respect to the junior subordinated debentures, and any gross proceeds received by the trust from the retirement or redemption of the junior subordinated debentures, annually to the Holders of record of the preferred trust securities and the Internal Revenue Service. The trust currently intends to deliver such reports to Holders of record prior to January 31 following each calendar year.

BACKUP WITHHOLDING

Payments made on, and proceeds from the sale of, preferred trust securities may be subject to a "backup" withholding tax of 31% unless the SecurityHolder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the SecurityHolder's United States Federal income tax, provided the required information is timely filed with the Internal Revenue Service.


NON-U.S. HOLDERS



This section applies to you if you are a "Non-U.S. Holder." A "Non-U.S. Holder" is:



-an individual that is a nonresident alien;



-a corporation--or entity taxable as a corporation for U.S. federal income tax purposes--created under non-U.S. law; or



-an estate or trust that is not taxable in the U.S. on its worldwide income.



Withholding Taxes


Generally, payments of principal, interest and original issue discount on the preferred trust securities will not be subject to U.S. withholding taxes.


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However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements. These requirements have been changed for payments made on or after January 1, 2001.



-You provide a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which you hold your preferred trust securities. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the preferred trust securities and that you are not a U.S. person.



- You hold your preferred trust securities directly through a "qualified intermediary," and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. person. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.



-You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.



-The interest income on the preferred trust securities is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.



Even if you meet one of the above requirements, interest or original issue discount paid to you will be subject to withholding tax under any of the following circumstances:



-The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.



-The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.



-An intermediary through which you hold the preferred trust securities fails to comply with the procedures necessary to avoid withholding taxes on the preferred trust securities. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the preferred trust securities. However, if you hold your preferred trust securities through a qualified intermediary--or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the preferred trust securities--the qualified intermediary will not generally forward this information to the withholding agent.



-You own 10% or more of the voting stock of UBS AG or are a "controlled foreign corporation" with respect to UBS Americas. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.



Interest and original issue discount paid to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if one of the following conditions applies:



-You hold your preferred trust securities directly through a qualified intermediary and the applicable procedures are complied with.


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TAXATION
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- You file Form W-8ECI.



The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change, and certain transition rules apply for calendar year 2001. In addition, special rules apply to certain types of non-U.S. holders of preferred trust securities, including partnerships, trusts, and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.



Sale or Retirement of Preferred Trust Securities



If you sell a preferred trust security or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:



-The gain is connected with a trade or business that you conduct in the U.S.



-You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the preferred trust security, and certain other conditions are satisfied.



-The gain represents accrued interest or original issue discount, in which case the rules for interest would apply.



U.S. Trade or Business



If you hold your preferred trust security in connection with a trade or business that you are conducting in the U.S.:



-Any interest or original issue discount on the preferred trust security, and any gain from disposing of the preferred trust security, generally will be subject to income tax as if you were a U.S. person.



-If you are a corporation, you may be subject to the "branch profits tax" on your earnings that are connected with your U.S. trade or business, including earnings from the preferred trust security. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.



Estate Taxes



If you are an individual, your preferred trust securities will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the preferred trust securities were not connected to a trade or business that you were conducting in the U.S.



Information Reporting and Backup Withholding



U.S. rules concerning information reporting and backup withholding apply to Non-U.S. Holders as follows:



-Principal and interest payments you receive will be automatically exempt from information reporting and backup withholding if you are a Non-U.S. Holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.



-Sale proceeds you receive on a sale of your preferred trust securities through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup reporting may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may file Form W-8BEN to claim an exemption from information reporting and backup withholding. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.


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Tax Considerations Under The Laws of Switzerland

The tax information set forth below is based on the opinion of Ernst & Young AG, dated 21 December 2000, and has been approved by them for its accuracy. In this section, we summarize the principal tax consequences under the laws of Switzerland of owning debt securities fully and unconditionally guaranteed by UBS AG, Switzerland.

Under the scope of Swiss withholding tax legislation, debt securities issued by an entity domiciled outside of Switzerland (the issuer) are not subject to the Swiss withholding tax of 35% on any interest payments on those securities. If the issuer is a permanent establishment outside of Switzerland or a subsidiary that is not a resident of Switzerland, and that entity is vested with a guarantee by the parent company that is a resident of Switzerland, Swiss withholding tax does not apply if the proceeds of such securities are not used in Switzerland. If the proceeds from the sale of debt instruments by these issuers are not used in Switzerland, both (1) interest payments by the issuer and (2) any guarantee payment or comparable payment by the Swiss parent company in connection with such debt securities are free from Swiss withholding tax.

The guarantees relate to debt securities, which were issued by Paine Webber Inc. before the merger with UBS Americas Inc. UBS AG and UBS Americas Inc. will ensure that the proceeds from the sale of these debt securities are not used in Switzerland. Consequently, current and future interest payments on the debt securities should not be subject to Swiss withholding tax.

Neither the present Swiss withholding tax law nor the current practice of the Federal Tax Administration of Switzerland indicate that a guarantee payment related to interest could be re-characterized as an interest payment itself, which would be subject to withholding tax. For this reason, we believe that a possible guarantee payment will not be subject to Swiss withholding tax, irrespective of whether it is made for the principal, interest or other amounts payable in accordance with the terms of the debt securities.

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ERISA Matters

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the preferred trust securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit an employee benefit plan, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the preferred trust securities might constitute or give rise to a prohibited transaction under ERISA and the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.

UBS AG, UBS Americas and certain of their affiliates (including companies in the Paine Webber Group) could be parties in interest or disqualified persons with respect to an employee benefit plan. This could be the case, for example, if one of these companies is a service provider to the plan. Prohibited transactions within the meaning of ERISA or the Code could arise if preferred trust securities are acquired by or with the assets of an employee benefit plan as to which UBS AG, UBS Americas or an affiliate is a party in interest or disqualified person. Special caution should be exercised in that event, before preferred trust securities are purchased by the plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of preferred trust securities from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

A purchaser or holder of preferred trust securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either
(a) is not an employee benefit plan and is not purchasing such securities on behalf of or with "plan assets" of any employee benefit plan or (b) is eligible for the exemptive relief available under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase and holding.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of preferred trust securities on behalf of or with "plan assets" of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of preferred trust securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

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PLAN OF DISTRIBUTION

This prospectus is to be used by UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and other affiliates of UBS AG in connection with offers and sales related to market-making transactions in the debentures by and through UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and such other affiliates at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and such other affiliates may act as principal or agent in these transactions. No new securities are offered. These market-making transactions will settle in accordance with customary market practices, or as otherwise agreed by the parties. None of the affiliates will receive any compensation from UBS Americas or UBS AG for engaging in those transactions.

Both series of preferred trust securities are listed on the New York Stock Exchange. The 8.30% Preferred Trust Securities of PWG Capital Trust I are listed under the symbol "PWJ PrA." The 8.08% Preferred Trust Securities of PWG Capital Trust II are listed under the symbol "PWJ PrB."

UBS Warburg LLC and UBS PaineWebber Inc. currently make a market in the preferred trust securities. However, they are not required to, and they can stop doing so at any time without notice. As a result, there is no assurance as to the liquidity of any market for the preferred trust securities.

VALIDITY OF THE SECURITIES

The validity of the preferred trust securities guarantee and the junior subordinated debentures was passed on, at the time of their initial issuance, by Cravath, Swaine and Moore, New York, New York. The validity of the preferred trust securities was passed on, at the time of their initial issuance, by Richards, Layton & Finger, Wilmington, Delaware. Both at that time and at the date of this prospectus, Cravath, Swaine & Moore and Richards, Layton & Finger acted and act from time to time as legal counsel to UBS Americas and its affiliates on various matters.

The validity of UBS AG's guarantee was passed upon for UBS by Sullivan & Cromwell, New York, New York in reliance upon the opinion of internal counsel for UBS AG as to certain matters under Swiss law. Sullivan & Cromwell has in the past represented and continues to represent UBS on a regular basis and in a variety of matters.

EXPERTS


The consolidated financial statements of UBS AG at 31 December 2000 and 1999 and for each of the three years in the period ended 31 December 2000 incorporated by reference into this prospectus have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon incorporated by reference into this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated statements of financial condition of Paine Webber Group Inc. at 31 December 1999 and 1998 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended 31 December 1999 incorporated by reference into this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference into this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


--------------------------------------------------------------------------------
 58

--------------------------------------------------------------------------------

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 8.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


UBS AG
Under Swiss law, directors and senior officers acting in violation of their statutory duties -- whether dealing with bona fide third parties or performing any other acts on behalf of the corporation -- may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

Under Swiss law, a corporation may indemnify a director or officer of the corporation against losses and expenses (unless arising from his gross negligence or willful misconduct), including attorney's fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

Because UBS AG is a Swiss company headquartered in Switzerland, many of the directors and officers of UBS AG are residents of Switzerland and not the U.S. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to:


    - effect service within the U.S. upon UBS AG and the directors and officers of UBS AG located outside the U.S.;



    - enforce in U.S. courts or outside the U.S. judgments obtained against those persons in U.S. courts;



    - enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the U.S.; and


    - enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

Neither the UBS articles of association nor Swiss statutory law contain provisions regarding the indemnification of directors and officers.

According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

UBS maintains directors' and officers' insurance for its directors and officers.

--------------------------------------------------------------------------------
                                                                           II- 1
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UBS AMERICAS INC.

Under the authority conferred by Section 102 of the Delaware General Corporation Law (the DGCL), Article Nine of UBS Americas' Amended Certificate of Incorporation eliminates the personal liability of UBS Americas' directors to UBS Americas or its stockholders for monetary damages for breach of fiduciary duty. Directors remain liable for (i) any breach of the duty of loyalty to UBS Americas or its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (iv) any transaction from which directors derive an improper personal benefit.

Article Nine further provides that any future amendment, modification or repeal of its terms will not adversely affect any rights of directors that exist at the time of the amendment, modification or repeal with respect to acts or omissions occurring prior to such amendment, modification or repeal. Article Nine also incorporates any future amendments to Delaware law which further eliminate or limit the liability of directors.

PWG CAPITAL TRUST I AND II

The Amended and Restated Declaration of Trust for each of PWG Capital Trust I and PWG Capital Trust II (each a "PWG Trust") provides that no Trustee, any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative, or agent of any Trustee, or any employee or agent of any PWG Trust or any of its Affiliates (each an "Indemnified Person"), shall be liable, responsible or accountable in damages or otherwise to (i) any PWG Trust or any officer, director, shareholder, partner, member, representative, employee or agent of any PWG Trust or its Affiliates, (ii) any officer, director, shareholder, employee, representative or agent of UBS Americas (as successor by merger to) or any of its Affiliates, or (iii) any holder of Preferred Securities (each a "Covered Person"), for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of any of PWG Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

The Amended and Restated Declaration of Trust for each PWG Trust also provides that to the full extent permitted by law, UBS Americas Inc. shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of any PWG Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled by to indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

The Amended and Restated Declaration of Trust for each PWG Trust also provides that to the full extent permitted by law, that expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by UBS Americas Inc. prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by UBS Americas Inc. of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in such Declaration.

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PART II
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ITEM 9.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES



EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
  4.1a    Indenture, dated as of 15 March 1988, between UBS Americas
          Inc. (as successor by merger to Paine Webber Group Inc.) and
          The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee(8)
  4.1b    Supplemental indenture, dated as of 22 September 1989,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and The Chase Manhattan Bank (formerly
          known as Chemical Bank), as Trustee(1)
  4.1c    Supplemental indenture, dated as of 22 March 1991, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank (formerly known as
          Chemical Bank), as Trustee(1)
  4.1d    Supplemental indenture, dated as of 3 November 2000, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank (formerly known as
          Chemical Bank), as Trustee(2)
  4.1e    Form of Supplemental Indenture, dated as of 22 December
          2000, among UBS Americas Inc., UBS AG and The Chase
          Manhattan Bank(8)
  4.2a    Indenture, dated as of 15 March 1988, between UBS Americas
          Inc. (as successor by merger to Paine Webber Group Inc.) and
          Chase Manhattan Bank USA, National Association (formerly
          known as Chemical Bank (Delaware)), as Trustee(8)
  4.2b    Supplemental indenture, dated as of 22 September 1989,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and Chase Manhattan Bank USA, National
          Association (formerly known as Chemical Bank (Delaware)), as
          Trustee(1)
  4.2c    Supplemental indenture, dated as of 22 November 1991,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and Chase Manhattan Bank USA, National
          Association (formerly known as Chemical Bank (Delaware)), as
          Trustee(1)
  4.2d    Supplemental indenture, dated as of 30 November 1993,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and Chase Manhattan Bank USA, National
          Association (formerly known as Chemical Bank (Delaware)), as
          Trustee(1)
  4.2e    Supplemental indenture, dated as of 3 November 2000, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and Chase Manhattan Bank USA, National
          Association, as Trustee(2)
  4.2f    Form of Supplemental Indenture, dated as of 22 December
          2000, among UBS Americas Inc., UBS AG and Chase Manhattan
          Bank USA, National Association(8)
  4.3a    Indenture, dated as of 9 December 1996, between UBS Americas
          Inc. (as successor by merger to Paine Webber Group Inc.) and
          The Chase Manhattan Bank, as Trustee(8)
  4.3b    Supplemental indenture dated as of 9 December 1996, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank, as Trustee(8)
  4.3c    Supplemental indenture, dated as of 14 March 1997, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank, as Trustee(8)
  4.3d    Supplemental Indenture, dated as of 3 November 2000, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank, as Trustee(2)


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                                                                           II- 3
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--------------------------------------------------------------------------------

EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
  4.3e    Form of Supplemental Indenture, dated as of 22 December
          2000, among UBS Americas Inc., UBS AG and The Chase
          Manhattan Bank(8)
  4.4a    Form of Debt Securities (Medium-Term Senior Note, Series C,
          Fixed Rate)(8)
  4.4b    Form of Debt Securities (Medium-Term Subordinated Note,
          Series D, Fixed Rate)(8)
  4.4c    Form of Debt Securities (Medium-Term Senior Note, Series C,
          Floating Rate)(8)
  4.4d    Form of Debt Securities (Medium-Term Subordinated Note,
          Series D, Floating Rate)(8)
  4.5     Declaration of Trust of PWG Capital Trust I(9)
  4.6     Certificate of Trust of PWG Capital Trust I(9)
  4.7     Declaration of Trust of PWG Capital Trust II(9)
  4.8     Certificate of Trust of PWG Capital Trust II(9)
  4.9     Amended and Restated Declaration of Trust for PWG Capital
          Trust I(8)
  4.10    Amended and Restated Declaration of Trust for PWG Capital
          Trust II(8)
  4.11a   Certificate Evidencing PWG Capital Trust I 8.30% Preferred
          Trust Securities (liquidation amount $25 per Preferred
          Security)(8)
  4.11b   Certificate Evidencing PWG Capital Trust II 8.08% Preferred
          Trust Securities (liquidation amount $25 per Preferred
          Security)(8)
  4.12a   Certificate Evidencing PWG Capital Trust I 8.30% Common
          Trust Securities (liquidation amount $25 per Common
          Security)(8)
  4.12b   Certificate Evidencing PWG Capital Trust II 8.08% Common
          Trust Securities (liquidation amount $25 per Common
          Security)(8)
  4.13    Form of Guarantee, dated as of 22 December 2000, by UBS AG of the obligations of UBS Americas Inc. (as successor by
          merger to Paine Webber Group Inc.) under the Declaration of
          Trust of PWG Capital Trust I, dated as of 9 December 1996(8)
  4.14    Form of Guarantee dated as of 22 December 2000, by UBS AG of the obligations of UBS Americas Inc. (as successor by merger to Paine Webber Group Inc.) under the Declaration of Trust of PWG Capital Trust II, dated as of 14 March 1997(8)
  4.15    8.30% Junior Subordinated Debenture due 2036(8)
  4.16    8.08% Junior Subordinated Debenture due 2037(8)
  4.17    Guarantee Agreement of PWG Capital Trust I, dated as of 9
          December 1996, between UBS Americas Inc. (as successor by
          merger to Paine Webber Group Inc.) and The Chase Manhattan
          Bank, as Guarantee Trustee(8)
  4.18    Form of Amendment, dated as of 22 December 2000, to
          Guarantee Agreement of PWG Capital Trust I(8)
  4.19    Guarantee Agreement of PWG Capital Trust II, dated as of
          14 March 1997, between UBS Americas Inc. (as successor by
          merger to Paine Webber Group Inc.) and The Chase Manhattan
          Bank, as Guarantee Trustee(8)
  4.20    Form of Amendment, dated as of 22 December 2000, to
          Guarantee Agreement of PWG Capital Trust II(8)
  4.21    8 7/8% Notes Due 2005(3)
  4.22    8 1/4% Notes Due 2002(3)
  4.23    6 3/4% Notes Due 2006(3)

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PART II
--------------------------------------------------------------------------------


EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
  4.24    6 1/2% Notes Due 2005(4)
  4.25    7 5/8% Notes Due 2014(4)
  4.26    7 3/4% Subordinated Notes Due 2002(4)
  4.27    9 1/4% Notes Due 2001(8)
  4.28    7 7/8% Notes Due 2003(8)
  4.29    7 5/8% Notes Due 2008(8)
  4.30    6.55% Notes Due 2008(8)
  4.31    6.45% Notes Due 2003(8)
  4.32    6 3/8% Notes Due 2004(8)
  4.33    7 5/8% Notes Due 2009(8)
  5.1     Opinion of Sullivan & Cromwell as to the validity of the
          guarantees of UBS AG (New York law)(8)
  5.2     Opinion of Cravath, Swaine & Moore as to the validity of the junior subordinated debentures and preferred trust
          securities guarantees(7)
  5.3     Opinion of UBS AG internal counsel as to the validity of the guarantees of UBS AG (Swiss law)(8)
  5.4     Opinions of Theodore Levine as to the validity of the debt securities(5)
  5.5     Opinion of Richards, Layton & Finger as to the validity of the preferred trust securities(6)
  8.1     Opinion of Sullivan & Cromwell as to certain United States tax matters (amended)(8)
  8.2     Opinion of Cravath, Swaine & Moore as to certain United
          States tax matters
  8.3     Opinion of Ernst & Young AG as to certain Swiss tax
          matters(8)
 12       Statement regarding ratio of earnings to fixed charges
 23.1     Consent of Sullivan & Cromwell (included in Exhibit 5.1)
 23.2     Consent of Cravath, Swaine & Moore(8)
 23.3     Consent of UBS AG internal counsel (included in Exhibit 5.3)
 23.4     Consent of Sullivan & Cromwell (included in Exhibit 8.1)
 23.5     Consent of Ernst & Young Ltd. as independent auditors of UBS
          AG
 23.6     Consent of Cravath, Swaine & Moore (included in Exhibit 8.2)
 23.7     Consent of Ernst & Young Ltd. relating to the opinion in
          Exhibit 8.3(8)
 23.8     Consent of Ernst & Young LLP as independent auditors of
          Paine Webber Group Inc.
 23.9     Consent of Theodore Levine(8)
 23.10    Consent of Richards, Layton & Finger(8)
 24.1     Power of Attorney
 25.1     Statement of Eligibility of Trustee under senior debt
          securities(8)
 25.2     Statement of Eligibility of Trustee under subordinated debt securities(8)
 25.3a    Statement of Eligibility of Trustee under 8.30% Junior
          Subordinated Debentures Due 2036(8)
 25.3b    Statement of Eligibility of Trustee under 8.08% Junior
          Subordinated Debentures Due 2037(8)


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                                                                           II- 5
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PART II
--------------------------------------------------------------------------------

EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
 25.3c    Statement of Eligibility of Trustee under 8.08% Trust
          Preferred Securities(8)
 25.3d    Statement of Eligibility of Trustee under 8.30% Trust
          Preferred Securities(8)
 25.3e    Statement of Eligibility of Trustee under Trust Preferred
          Securities Guarantee PWG Capital Trust I(8)
 25.3f    Statement of Eligibility of Trustee under Trust Preferred
          Securities Guarantee PWG Capital Trust II(8)

------------
 (1) Incorporated by reference to exhibit to Pre-Effective Amendment No. 1 of Paine Webber Group Inc. on 18 October 1995.

 (2) Incorporated by reference to exhibit to Form 8-K of UBS Americas Inc. on 21 November 2000.

 (3) Incorporated by reference to exhibit to Form 10-K of Paine Webber Group Inc. on 29 March 1996.

 (4) Incorporated by reference to exhibit to Form 10-K of Paine Webber Group Inc. on 30 March 1995.

 (5) Incorporated by reference to exhibit 5 to each of Paine Webber Group Inc.'s Registration Statement Nos. 333-6307, 333-17913, 333-58124, 333-47267,
     333-29253, 333-7738 and 2-99979.

 (6) Incorporated by reference to exhibit 5 to Registration Statements Nos. 333-13831, 333-13831-01 to -04 and 333-67187, 333-67187-01 to -04.

 (7) Incorporated by reference to exhibit 5.1 to Registration Statement Nos. 333-13831, 333-13831-01 to -04.

 (8) Previously filed.


 (9) Incorporated by reference to exhibits to Registration Statement Nos. 333-13831 and 333-13831-01 to -02.



ITEM 10.  UNDERTAKINGS



Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



UBS AG, UBS Americas Inc., PWG Capital Trust I and PWG Capital Trust II hereby undertake:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum

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PART II
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               aggregate offering price set forth in the "Calculation of
               Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


         provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;


     (4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in this prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;



     (5)For purposes of determining any liability under the Securities Act of 1933, each filing of UBS AG's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;



     (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective; and



     (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.


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Signatures


Pursuant to the requirements of the Securities Act of 1933, UBS AG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on 15 May 2001.


                                          UBS AG


                                          By: /s/ ROBERT B. MILLS

                                            ------------------------------------
                                              Name: Robert B. Mills

                                              Title: Chief Financial
                                              Officer -- Americas
                                               and Regional Chief Operating
                                               Officer



Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                       NAME                                         TITLE                     DATE
------------------------------------------------------------------------------------------------------
                         *                           President of Group Executive Board    15 May 2001
---------------------------------------------------  (principal executive officer and
                   Luqman Arnold                     principal financial officer)

                         *                           Group Controller (principal           15 May 2001
---------------------------------------------------  accounting officer)
                    Hugo Schaub

                         *                           Chairman and Member of Board of       15 May 2001
---------------------------------------------------  Directors
                   Marcus Ospel

                         *                           Vice Chairman and Member of Board of  15 May 2001
---------------------------------------------------  Directors
                   Alberto Togni

                         *                           Vice Chairman and Member of Board of  15 May 2001
---------------------------------------------------  Directors
                   Markus Kundig

                         *                           Vice Chairman and Member of Board of  15 May 2001
---------------------------------------------------  Directors
             Johannes Antonie de Gier

                         *                           Member of Board of Directors          15 May 2001
---------------------------------------------------
                   Peter Bockli

                         *                           Member of Board of Directors          15 May 2001
---------------------------------------------------
                  Sir Peter Davis

                         *                           Member of Board of Directors          15 May 2001
---------------------------------------------------
                   Eric Honegger

                         *                           Member of Board of Directors          15 May 2001
---------------------------------------------------
                   Rolf A. Meyer

                         *                           Member of Board of Directors          15 May 2001
---------------------------------------------------
                  Hans Peter Ming

                         *                           Member of Board of Directors          15 May 2001
---------------------------------------------------
              Lawrence Allen Weinbach



*By: /s/ ROBERT B. MILLS

     ------------------------------

     Robert B. Mills, as
     attorney-in-fact




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Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the
Authorized Representative has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of UBS AG in the United States, in the City of New York, State of New York, on 15 May 2001.


                                          By: /s/ ROBERT C. DINERSTEIN
                                            ------------------------------------
                                              Name:  Robert C. Dinerstein

                                              Title:   Senior Managing Director



Pursuant to the requirements of the Securities Act of 1933, UBS Americas Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on 15 May 2001.


                                          UBS AMERICAS INC.

                                          By: /s/ ROBERT B. MILLS
                                            ------------------------------------
                                              Name: Robert B. Mills
                                              Title: Managing Director,
                                                     Treasurer and Chief
                                                     Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                      TITLE                    DATE
-----------------------------------------------------------------------------------------------------
                /s/ JOHN P. COSTAS                   President                            15 May 2001
---------------------------------------------------  (principal executive officer)
                 (John P. Costas)

                /s/ ROBERT B. MILLS                  Managing Director, Treasurer and     15 May 2001
---------------------------------------------------  Chief Financial Officer (principal
                 (Robert B. Mills)                   financial and accounting officer)

                /s/ JOHN P. COSTAS                   Director                             15 May 2001
---------------------------------------------------
                 (John P. Costas)

                /s/ MARKUS GRANZIOL                  Director                             15 May 2001
---------------------------------------------------
                 (Markus Granziol)

                 /s/ JOSEPH GRANO                    Director                             15 May 2001
---------------------------------------------------
                  (Joseph Grano)


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Signatures


Pursuant to the requirements of the Securities Act of 1933, PWG Capital Trust I and PWG Capital Trust II each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on 15 May 2001.


                                          PWG CAPITAL TRUST I,
                                          by UBS Americas Inc., as Sponsor,

                                          /s/ ROBERT B. MILLS
                                          --------------------------------------
                                          Name: Robert B. Mills
                                          Title: Managing Director, Treasurer
                                                 and Chief Financial Officer

                                          PWG CAPITAL TRUST II,
                                          by UBS Americas Inc., as Sponsor,

                                          /s/ ROBERT B. MILLS

                                          --------------------------------------
                                          Name: Robert B. Mills
                                          Title: Managing Director, Treasurer
                                                 and Chief Financial Officer

--------------------------------------------------------------------------------

Index to Exhibits


EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
  4.1a    Indenture, dated as of 15 March 1988, between UBS Americas
          Inc. (as successor by merger to Paine Webber Group Inc.) and
          The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee(8)
  4.1b    Supplemental indenture, dated as of 22 September 1989,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and The Chase Manhattan Bank (formerly
          known as Chemical Bank), as Trustee(1)
  4.1c    Supplemental indenture, dated as of 22 March 1991, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank (formerly known as
          Chemical Bank), as Trustee(1)
  4.1d    Supplemental indenture, dated as of 3 November 2000, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank (formerly known as
          Chemical Bank), as Trustee(2)
  4.1e    Form of Supplemental Indenture, dated as of 22 December
          2000, among UBS Americas Inc., UBS AG and The Chase
          Manhattan Bank(8)
  4.2a    Indenture, dated as of 15 March 1988, between UBS Americas
          Inc. (as successor by merger to Paine Webber Group Inc.) and
          Chase Manhattan Bank USA, National Association (formerly
          known as Chemical Bank (Delaware)), as Trustee(8)
  4.2b    Supplemental indenture, dated as of 22 September 1989,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and Chase Manhattan Bank USA, National
          Association (formerly known as Chemical Bank (Delaware)), as
          Trustee(1)
  4.2c    Supplemental indenture, dated as of 22 November 1991,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and Chase Manhattan Bank USA, National
          Association (formerly known as Chemical Bank (Delaware)), as
          Trustee(1)
  4.2d    Supplemental indenture, dated as of 30 November 1993,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and Chase Manhattan Bank USA, National
          Association (formerly known as Chemical Bank (Delaware)), as
          Trustee(1)
  4.2e    Supplemental indenture, dated as of 3 November 2000, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and Chase Manhattan Bank USA, National
          Association, as Trustee(2)
  4.2f    Form of Supplemental Indenture, dated as of 22 December
          2000, among UBS Americas Inc., UBS AG and Chase Manhattan
          Bank USA, National Association(8)
  4.3a    Indenture, dated as of 9 December 1996, between UBS Americas
          Inc. (as successor by merger to Paine Webber Group Inc.) and
          The Chase Manhattan Bank, as Trustee(8)
  4.3b    Supplemental indenture dated as of 9 December 1996, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank, as Trustee(8)
  4.3c    Supplemental indenture, dated as of 14 March 1997, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank, as Trustee(8)
  4.3d    Supplemental Indenture, dated as of 3 November 2000, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank, as Trustee(2)
  4.3e    Form of Supplemental Indenture, dated as of 22 December
          2000, among UBS Americas Inc., UBS AG and The Chase
          Manhattan Bank(8)
  4.4a    Form of Debt Securities (Medium-Term Senior Note, Series C,
          Fixed Rate)(8)
  4.4b    Form of Debt Securities (Medium-Term Subordinated Note,
          Series D, Fixed Rate)(8)
  4.4c    Form of Debt Securities (Medium-Term Senior Note, Series C,
          Floating Rate)(8)

EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
  4.4d    Form of Debt Securities (Medium-Term Subordinated Note,
          Series D, Floating Rate)(8)
  4.5     Declaration of Trust of PWG Capital Trust I(9)
  4.6     Certificate of Trust of PWG Capital Trust I(9)
  4.7     Declaration of Trust of PWG Capital Trust II(9)
  4.8     Certificate of Trust of PWG Capital Trust II(9)
  4.9     Amended and Restated Declaration of Trust for PWG Capital
          Trust I(8)
  4.10    Amended and Restated Declaration of Trust for PWG Capital
          Trust II(8)
  4.11a   Certificate Evidencing PWG Capital Trust I 8.30% Preferred
          Trust Securities (liquidation amount $25 per Preferred
          Security)(8)
  4.11b   Certificate Evidencing PWG Capital Trust II 8.08% Preferred
          Trust Securities (liquidation amount $25 per Preferred
          Security)(8)
  4.12a   Certificate Evidencing PWG Capital Trust I 8.30% Common
          Trust Securities (liquidation amount $25 per Common
          Security)(8)
  4.12b   Certificate Evidencing PWG Capital Trust II 8.08% Common
          Trust Securities (liquidation amount $25 per Common
          Security)(8)
  4.13    Form of Guarantee, dated as of 22 December 2000, by UBS AG of the obligations of UBS Americas Inc. (as successor by
          merger to Paine Webber Group Inc.) under the Declaration of
          Trust of PWG Capital Trust I, dated as of 9 December 1996(8)
  4.14    Form of Guarantee dated as of 22 December 2000, by UBS AG of the obligations of UBS Americas Inc. (as successor by merger to Paine Webber Group Inc.) under the Declaration of Trust of PWG Capital Trust II, dated as of 14 March 1997(8)
  4.15    8.30% Junior Subordinated Debenture due 2036(8)
  4.16    8.08% Junior Subordinated Debenture due 2037(8)
  4.17    Guarantee Agreement of PWG Capital Trust I, dated as of 9
          December 1996, between UBS Americas Inc. (as successor by
          merger to Paine Webber Group Inc.) and The Chase Manhattan
          Bank, as Guarantee Trustee(8)
  4.18    Form of Amendment, dated as of 22 December 2000, to
          Guarantee Agreement of PWG Capital Trust I(8)
  4.19    Guarantee Agreement of PWG Capital Trust II, dated as of
          14 March 1997, between UBS Americas Inc. (as successor by
          merger to Paine Webber Group Inc.) and The Chase Manhattan
          Bank, as Guarantee Trustee(8)
  4.20    Form of Amendment, dated as of 22 December 2000, to
          Guarantee Agreement of PWG Capital Trust II(8)
  4.21    8 7/8% Notes Due 2005(3)
  4.22    8 1/4% Notes Due 2002(3)
  4.23    6 3/4% Notes Due 2006(3)
  4.24    6 1/2% Notes Due 2005(4)
  4.25    7 5/8% Notes Due 2014(4)
  4.26    7 3/4% Subordinated Notes Due 2002(4)
  4.27    9 1/4% Notes Due 2001(8)
  4.28    7 7/8% Notes Due 2003(8)
  4.29    7 5/8% Notes Due 2008(8)
  4.30    6.55% Notes Due 2008(8)
  4.31    6.45% Notes Due 2003(8)
  4.32    6 3/8% Notes Due 2004(8)
  4.33    7 5/8% Notes Due 2009(8)

EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
  5.1     Opinion of Sullivan & Cromwell as to the validity of the
          guarantees of UBS AG (New York law)(8)
  5.2     Opinion of Cravath, Swaine & Moore as to the validity of the junior subordinated debentures and preferred trust
          securities guarantees(7)
  5.3     Opinion of UBS AG internal counsel as to the validity of the guarantees of UBS AG (Swiss law)(8)
  5.4     Opinions of Theodore Levine as to the validity of the debt securities(5)
  5.5     Opinion of Richards, Layton & Finger as to the validity of the preferred trust securities(6)
  8.1     Opinion of Sullivan & Cromwell as to certain United States tax matters(amended)(8)
  8.2     Opinion of Cravath, Swaine & Moore as to certain United
          States tax matters
  8.3     Opinion of Ernst & Young AG as to certain Swiss tax
          matters(8)
 12       Statement regarding ratio of earnings to fixed charges
 23.1     Consent of Sullivan & Cromwell (included in Exhibit 5.1)
 23.2     Consent of Cravath, Swaine & Moore(8)
 23.3     Consent of UBS AG internal counsel (included in Exhibit 5.3)
 23.4     Consent of Sullivan & Cromwell (included in Exhibit 8.1)
 23.5     Consent of Ernst & Young Ltd. as independent auditors of UBS
          AG
 23.6     Consent of Cravath, Swaine & Moore (included in Exhibit 8.2)
 23.7     Consent of Ernst & Young Ltd. relating to the opinion in
          Exhibit 8.3(8)
 23.8     Consent of Ernst & Young LLP as independent auditors of
          Paine Webber Group Inc.
 23.9     Consent of Theodore Levine(8)
 23.10    Consent of Richards, Layton & Finger(8)
 24.1     Power of Attorney
 25.1     Statement of Eligibility of Trustee under senior debt
          securities(8)
 25.2     Statement of Eligibility of Trustee under subordinated debt securities(8)
 25.3a    Statement of Eligibility of Trustee under 8.30% Junior
          Subordinated Debentures Due 2036(8)
 25.3b    Statement of Eligibility of Trustee under 8.08% Junior
          Subordinated Debentures Due 2037(8)
 25.3c    Statement of Eligibility of Trustee under 8.08% Trust
          Preferred Securities(8)
 25.3d    Statement of Eligibility of Trustee under 8.30% Trust
          Preferred Securities(8)
 25.3e    Statement of Eligibility of Trustee under Trust Preferred
          Securities Guarantee PWG Capital Trust I(8)
 25.3f    Statement of Eligibility of Trustee under Trust Preferred
          Securities Guarantee PWG Capital Trust II(8)


------------
 (1) Incorporated by reference to exhibit to Pre-Effective Amendment No. 1 of Paine Webber Group Inc. on 18 October 1995.

 (2) Incorporated by reference to exhibit to Form 8-K of UBS Americas Inc. on 21 November 2000.

 (3) Incorporated by reference to exhibit to Form 10-K of Paine Webber Group Inc. on 29 March 1996.

 (4) Incorporated by reference to exhibit to Form 10-K of Paine Webber Group Inc. on 30 March 1995.

 (5) Incorporated by reference to exhibit 5 to each of Paine Webber Group Inc.'s Registration Statement Nos. 333-6307, 333-17913, 333-58124, 333-47267,
     333-29253, 333-7738 and 2-99979.

 (6) Incorporated by reference to exhibit 5 to Registration Statements Nos. 333-13831, 333-13831-01 to -04 and 333-67187, 333-67187-01 to -04.

 (7) Incorporated by reference to exhibit 5.1 to Registration Statement Nos. 333-13831, 333-13831-01 to -04.

 (8) Previously filed.


 (9) Incorporated by reference to exhibits to Registration Statement Nos. 333-13831 and 333-13831-01 to -02.